                                [WMS LETTERHEAD]


                                                                [April   , 1997]


Dear Stockholder:


     The Board of Directors of WMS Industries Inc. ('WMS') has approved a pro-rata tax free dividend (the 'Distribution') of all of the outstanding shares of voting common stock, par value $.01 per share ('Hotel Common Stock'), of WHG Resorts & Casinos Inc., formerly known as WMS Hotel Corporation ('Hotel'), to the holders of WMS common stock, par value $.50 per share (the 'WMS Common Stock'). As a result of the Distribution, Hotel will be an independent publicly-held company. Hotel will operate the Puerto Rico hotel and casino business presently operated by WMS through its subsidiaries. The enclosed Information Statement contains information about the Distribution and about Hotel. Mr. Louis J. Nicastro will serve as Chairman of the Board and Chief Executive Officer of Hotel and will continue as Chairman of the Board of WMS. Mr. Nicastro resigned as an executive officer of WMS as of July 1, 1996.



     If you are a holder of record of WMS Common Stock at the close of business on March 31, 1997 (the 'Record Date'), upon consummation of the Distribution, you will receive as a dividend one share of Hotel Common Stock for every four shares of WMS Common Stock you hold on that date. We expect to mail the Hotel Common Stock certificates starting on April 21, 1997. Fractional shares will be paid in cash.



     The completion of the Distribution will, among other things, relieve each of WMS and Hotel of certain of the state regulatory burdens and risks which exist as a result of the combined ownership by WMS of both a gaming equipment business and a Puerto Rico casino business and will enhance Hotel's ability to attract and retain skilled employees. Hotel Common Stock has been approved for listing on the New York Stock Exchange under the symbol 'WHG', subject to notice of issuance.


     In connection with the Distribution, since WMS will continue forward, the stockholders of WMS on the Record Date should retain their WMS share certificates. You will receive new certificates representing your shares of Hotel Common Stock.

     We are enthusiastic about this separation and the growth opportunities it will create for each company and its stockholders.

                                          Sincerely,


                                          Neil D. Nicastro
                                          President and Chief Executive Officer
                                          WMS Industries Inc.

                    FOR INFORMATION ONLY -- PRELIMINARY COPY

                   SUBJECT TO COMPLETION, DATED APRIL 2, 1997

                             INFORMATION STATEMENT



                           WHG RESORTS & CASINOS INC.

                                  COMMON STOCK



     This Information Statement is being furnished in connection with the distribution (the 'Distribution') to holders of common stock, par value $.50 per share ('WMS Common Stock'), of WMS Industries Inc. ('WMS') of all of the outstanding shares of voting common stock, par value $.01 per share ('Company Common Stock'), of WHG Resorts & Casinos Inc., formerly known as WMS Hotel Corporation ('Hotel' or the 'Company'), pursuant to the terms of a Plan of Reorganization and Distribution Agreement among WMS, Williams Hotel Corporation (the Company's sole stockholder) and the Company dated as of March 20, 1997. Upon the effectiveness of the Distribution, WMS will cease to own any interest in the Company. See 'The Distribution,' 'Risk Factors,' 'Relationship Between the Company and WMS After the Distribution' and 'Business.'



     Shares of Company Common Stock will be distributed to holders of record of WMS Common Stock as of the close of business on March 31, 1997 (the 'Record
Date'). Each such holder will receive one share of Company Common Stock for every four shares of WMS Common Stock held on the Record Date. The Distribution is scheduled to occur on or about April 21, 1997 (the 'Distribution Date'). No consideration will be paid by holders of WMS Common Stock for shares of Company Common Stock. See 'The Distribution.'



     There is no current trading market for Company Common Stock, although a 'when-issued' market is expected to develop prior to the Distribution Date. The Company Common Stock has been approved for listing on the New York Stock Exchange under the symbol 'WHG', subject to notice of issuance. See 'The Distribution -- Listing and Trading of Company Common Stock.'


     IN REVIEWING THIS INFORMATION STATEMENT, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION 'RISK FACTORS' BEGINNING ON PAGE 21.

                            ------------------------

       NO STOCKHOLDER APPROVAL OF THE DISTRIBUTION IS REQUIRED OR SOUGHT.
            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

                            ------------------------

THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED UPON  THE ACCURACY  OR ADEQUACY  OF THIS  INFORMATION  STATEMENT.

                            ------------------------

     THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE
                SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.


                            ------------------------

     Stockholders of WMS with inquiries related to the Distribution should contact Barbara M. Norman, Vice President, Secretary and General Counsel, WMS Industries Inc., 3401 North California Avenue, Chicago, Illinois 60618, telephone: (773) 961-1667; or the Company's stock transfer agent: The Bank of New York, 101 Barclay Street, 12W, New York, New York 10286, telephone: (800) 524-4458.


          The date of this Information Statement is [              ].

                               TABLE OF CONTENTS


                                                                                                          PAGE NO.
                                                                                                          --------
SUMMARY OF CERTAIN INFORMATION.........................................................................         5
     The Distribution..................................................................................         5
     The Company.......................................................................................         9
     Corporate Structure...............................................................................        11
          Pre-Distribution.............................................................................        11
          Post-Distribution............................................................................        11
     Summary Financial Data............................................................................        12
THE DISTRIBUTION.......................................................................................        14
     Reasons for the Distribution......................................................................        14
     Opinions of Financial Advisors....................................................................        15
     Distribution Agent................................................................................        17
     Manner of Effecting the Distribution..............................................................        17
     Results of the Distribution.......................................................................        18
     Federal Income Tax Aspects of the Distribution....................................................        18
     Listing and Trading of Company Common Stock.......................................................        19
     Conditions; Termination...........................................................................        19
     Reasons for Furnishing the Information Statement..................................................        20
RISK FACTORS...........................................................................................        21
     Financial Leverage of El Conquistador; Ownership Interest in El Conquistador......................        21
     Operating and Financing Limitations Associated with Debt Covenants................................        21
     Lack of Operating History as a Separate Public Company............................................        22
     Tourism Tax Exemptions............................................................................        22
     Capital Requirements..............................................................................        23
     Dependence on Key Personnel.......................................................................        23
     Series B Preferred Stock..........................................................................        23
     Lack of Full Control..............................................................................        24
     Changes in Tax Law................................................................................        24
     Competition.......................................................................................        24
     Reliance on Single Market.........................................................................        25
     Seasonality.......................................................................................        25
     Casino Gaming Regulation..........................................................................        25
     Absence of Public Market for Company Common Stock.................................................        26
     Changes in Trading Prices of WMS Common Stock.....................................................        26
     Dividend Policy and Withholding Tax...............................................................        26
     Effect on Conversion Price of WMS Convertible Subordinated Debentures.............................        26
     Certain Tax Considerations........................................................................        27
     Certain Anti-Takeover Features....................................................................        27
     Certain Consents..................................................................................        28
     Fraudulent Transfer Considerations; Legal Dividend Requirements...................................        28
RELATIONSHIP BETWEEN THE COMPANY AND WMS AFTER THE DISTRIBUTION........................................        30
     Distribution Agreement............................................................................        30
     Additional Actions and Relationships..............................................................        31
     Tax Sharing Agreement.............................................................................        31
PRELIMINARY TRANSACTIONS...............................................................................        31
RELATIONSHIP BETWEEN THE COMPANY AND THE COMPANY'S SUBSIDIARIES AFTER THE DISTRIBUTION.................        33
     The Condado Plaza.................................................................................        34
     The El San Juan...................................................................................        34
     The El Conquistador...............................................................................        34
     WHGI..............................................................................................        34
ACCOUNTING TREATMENT...................................................................................        35
HOTEL FINANCINGS AND CERTAIN CONTINGENT OBLIGATIONS....................................................        35
     The Condado Plaza.................................................................................        35
     The El San Juan...................................................................................        36
     The El Conquistador...............................................................................        36
     WHGI..............................................................................................        37
     The Company.......................................................................................        37
CAPITALIZATION.........................................................................................        38

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


                                                                                                          PAGE NO.
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
DIVIDENDS..............................................................................................        38
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS........................................        39
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET...............................................        40
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS....................................        41
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS...............................        42
SELECTED FINANCIAL DATA................................................................................        44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................        45
     General...........................................................................................        45
     Results of Operations.............................................................................        46
     Financial Condition...............................................................................        48
     Inflation.........................................................................................        49
     Seasonality.......................................................................................        50
INDUSTRY OVERVIEW......................................................................................        50
BUSINESS...............................................................................................        51
     The Condado Plaza.................................................................................        53
     The El San Juan...................................................................................        54
     The El Conquistador...............................................................................        54
     WHGI..............................................................................................        55
     Casino Credit Policy..............................................................................        55
     Government Regulation and Licensing...............................................................        56
     Seasonality.......................................................................................        57
     Competition.......................................................................................        57
     Employees.........................................................................................        58
     Properties........................................................................................        58
     Legal Proceedings.................................................................................        59
MANAGEMENT.............................................................................................        61
     Board of Directors and Committees of the Board....................................................        61
     Executive Officers................................................................................        62
     Other Significant Employees.......................................................................        63
     Executive Officer Compensation....................................................................        63
     Option Grants in Last Fiscal Year.................................................................        63
     Aggregated Stock Option Exercises and Year-End Values.............................................        63
     Compensation of Directors.........................................................................        64
     Employment Agreements.............................................................................        64
     Stock Option Plan.................................................................................        67
RELATED PARTY TRANSACTIONS.............................................................................        71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................        72
     Principal Stockholders............................................................................        72
     Security Ownership of Management..................................................................        73
PURPOSES AND ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS...............................................        74
     The Company Certificate and Bylaws................................................................        74
     Stockholder Rights Agreement......................................................................        77
     Series B Preferred Stock..........................................................................        78
     Certain Provisions of the Delaware General Corporation Law........................................        79
DESCRIPTION OF THE COMPANY'S CAPITAL STOCK.............................................................        79
     General...........................................................................................        79
     Preferred Stock...................................................................................        80
     Series B Preferred Stock..........................................................................        80
     Common Stock......................................................................................        81
     Class A Common Stock..............................................................................        81
LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY.................................        82

                                                                                                          PAGE NO.
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
INDEPENDENT AUDITORS...................................................................................        83
ADDITIONAL INFORMATION.................................................................................        83
INDEX TO FINANCIAL STATEMENTS..........................................................................       F-1
ANNEX I -- OPINION OF OPPENHEIMER & CO., INC. .........................................................       I-1
ANNEX II -- OPINION OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC............................................      II-1
ANNEX III -- AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY..........................     III-1
ANNEX IV -- AMENDED AND RESTATED BYLAWS OF THE COMPANY.................................................      IV-1
ANNEX V -- STOCK OPTION PLAN...........................................................................       V-1

                         SUMMARY OF CERTAIN INFORMATION

     This Summary is qualified by the more detailed information set forth elsewhere in this Information Statement, which should be read in its entirety. Capitalized terms used but not defined in this Summary are defined elsewhere in this Information Statement. References herein to the Company, unless the context otherwise requires, are to the Company as the surviving corporation of the Merger, as hereafter defined, after completion of all other Preliminary Transactions, as hereafter defined, including the Company's subsidiaries. See 'Preliminary Transactions.'

                                THE DISTRIBUTION


Distributing Company................  WMS  Industries Inc, a  Delaware corporation ('WMS').  References herein to
                                        WMS include  its  consolidated  subsidiaries  except  where  the  context otherwise requires.
Distributed Company.................  WHG   Resorts  &  Casinos  Inc.  (the  'Company'),  which  is  currently  a wholly-owned indirect subsidiary of WMS, and as of the Distribution  Date will be the owner, through its subsidiaries, of the Puerto Rico hotel and casino business which currently comprises the hotel and casino operations of WMS (the 'Hotel & Casino Business').
Distribution Ratio..................  One share of Company Common Stock for every four shares of WMS Common Stock held on the Record Date.
Securities to be Distributed........  Based  on 24,200,800 shares  of WMS Common Stock  outstanding on the Record
                                        Date, 6,050,200 shares of Company Common Stock will be distributed in the
                                        Distribution. The Company Common Stock to be distributed will  constitute all  of  the  outstanding  Company  Common  Stock  immediately  after the
                                        Distribution. See 'Description of the  Company's Capital Stock --  Common
                                        Stock.'
Fractional Share Interests..........  Fractional  shares  of  Company  Common  Stock  will  not  be  distributed.
                                        Fractional shares of Company Common Stock will be aggregated and sold  in the  public  market  by  the  Distribution  Agent  (as  defined)  and the aggregate  net  cash  proceeds  will  be  distributed  ratably  to  those stockholders entitled to fractional interests.  See  'The Distribution --
                                        Manner of Effecting the Distribution.'
Record Date.........................  March 31, 1997 (5:00 p.m., Eastern Standard Time).
Distribution Date...................  April 21, 1997
Mailing Date........................  Certificates  representing  the  shares  of  Company  Common  Stock  to  be distributed pursuant  to  the  Distribution  will  be  delivered  to  the
                                        Distribution  Agent on the Distribution Date. The Distribution Agent will mail certificates  representing the  shares of  Company Common  Stock  to holders  of record of WMS Common Stock as soon as practicable thereafter.
                                        Holders of WMS Common  Stock should not send  stock certificates to  WMS, the Company or the Distribution Agent. See 'The Distribution -- Manner of
                                        Effecting the Distribution.'
Conditions to the Distribution......  The  Distribution is conditioned upon, among other things, declaration of a special dividend by  the Board  of Directors  of WMS  (the 'WMS  Board'),
                                        consummation of the Preliminary Transactions, receipt of a private letter ruling  from the Internal  Revenue Service ('IRS')  in form and substance satisfactory to the WMS Board and receipt of a no-action letter from  the staff of

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


                                        the  Securities and Exchange Commission  (the 'Commission Staff') in form
                                        and   substance    satisfactory   to    the   WMS    Board.   See    'The
                                        Distribution   --  Federal  Income  Tax  Aspects  of  the  Distribution,'
                                        ' --  Listing and  Trading of  Company Common  Stock,' '  --  Conditions;
                                        Termination'  and 'Preliminary Transactions.' The  WMS Board has reserved the right to  waive any conditions  to the Distribution  or, even if  the conditions to the Distribution are satisfied, to abandon, defer or modify the  Distribution at  any time  prior to  the Distribution  Date. The WMS
                                        Board declared the special dividend on  March 20, 1997. WMS has  received the  private letter ruling from the IRS and the no-action letter from the
                                        Commission Staff referred to above. See 'The Distribution --  Conditions;
                                        Termination.'
Reasons for the Distribution........  The Distribution is designed to relieve WMS and the Company from certain of the  regulatory burdens and risks which exist as a result of the combined ownership by WMS of a gaming equipment business and a Puerto Rico  casino business  and to  enhance the Company's  ability to  attract and maintain skilled employees through stock related compensation of the Company.  The
                                        Company,  through its subsidiaries, will continue  to operate the Hotel &
                                        Casino Business. WMS, through its subsidiaries, will continue to  conduct
                                        the   business  of   designing,  publishing   and  marketing  interactive
                                        entertainment software played  in both the  coin-operated and home  video markets  and designing,  manufacturing and  selling coin-operated pinball and novelty games, video lottery  terminals, slot machines and  multigame
                                        casino    video    machines    (the   'Games    Business').    See   'The
                                        Distribution -- Reasons for the Distribution.'
Tax Consequences....................  The WMS Board conditioned the Distribution on receipt of a ruling from  the
                                        IRS  to the effect, among other things, that receipt of shares of Company
                                        Common Stock by holders of WMS Common Stock will be tax free. On  October
                                        9,  1996,  application  was  made to  the  IRS  for a  ruling  as  to the foregoing, as well as  to confirm the treatment,  for Federal income  tax purposes,  of certain  other matters  pertaining to  the Distribution. On
                                        January  31,  1997,  the  IRS  issued  the  requested  ruling.  See  'The
                                        Distribution -- Federal Income Tax Aspects of the Distribution.'
Preliminary Transactions............  Prior  to the Distribution, WMS intends  to cause the merger (the 'Merger')
                                        of the  Company  with  the Company's  sole  stockholder,  Williams  Hotel
                                        Corporation,  a Delaware corporation,  with the Company  as the surviving corporation of such Merger. At or about the time of the Merger and  prior to  the Distribution Date,  WMS shall perform  and/or cause the following transactions to occur, but not necessarily  in the order listed: (a)  WMS shall  contribute to the  Company's capital (i) $4,100,000  of 8% Class A
                                        Preferred Stock  (the  'Condado Plaza  Preferred  Stock') of  Posadas  de
                                        Puerto  Rico Associates, Incorporated ('PPRA')  and (ii) net intercompany accounts  due  WMS  from  the  Hotel  &  Casino  Business  (approximately
                                        $4,500,000  as  of December  31, 1996)  excluding  amounts due  ESJ Hotel
                                        Corporation ('ESJ');  (b)  WMS  shall pay  its  outstanding  intercompany receivable  due ESJ (approximately $5,077,000  at December 31, 1996); (c)
                                        WMS shall

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


                                         make a capital  contribution  in cash to the Company of an amount  which when added to the amount of the  intercompany  receivable due ESJ equals
                                         $6,000,000 cash; (d) cause Williams  Hospitality  Group Inc. ('WHGI') to declare  dividends  on its  outstanding  common  stock (the 'WHGI Common
                                         Stock') and PPRA to pay dividends on and redeem a portion of the Condado
                                         Plaza  Preferred  Stock resulting in net cash received by the Company of approximately $4,442,000;  (e) merge WMS Property Inc. into ESJ; and (f)
                                         transfer to PPRA the Company's interests in ESJ and WHGI in exchange for additional  shares  of  capital  stock  of PPRA.  All of such  interests referred to in clause (f) are currently  held directly by the Company or
                                         Williams  Hotel  Corporation.  As a  result  of such  transactions,  the
                                         Company's  existing 5% interest in PPRA owned by an  unaffiliated  third party will be reduced to approximately 1% and the Company's ownership of
                                         PPRA will be increased to  approximately  99% of PPRA. See  'Preliminary
                                         Transactions.'

Trading Market......................  There is currently no public market  for Company Common Stock. The  Company
                                        Common Stock has been approved for listing on the New York Stock Exchange under  the  symbol  'WHG',  subject  to  notice  of  issuance.  See  'The
                                        Distribution -- Listing and  Trading of Company  Common Stock' and  'Risk
                                        Factors -- Absence of Public Market for Company Common Stock.'
Distribution Agent and Transfer
  Agent for Company Common Stock....  The  distribution agent (the  'Distribution Agent') and  the transfer agent for the Company Common Stock is The Bank of New York, 101 Barclay Street,
                                        12W, New York, New York 10286, telephone: (800) 524-4458.
Dividends...........................  The Company presently  expects to  retain all available  earnings, if  any, generated by its operations and does not expect to pay any cash dividends in  the foreseeable future. See 'Risk  Factors -- Operating and Financing
                                        Limitations Associated with  Debt Covenants,'  ' --  Dividend Policy  and
                                        Withholding Tax' and 'Dividends.'
Anti-Takeover Provisions............  The  Amended and Restated Certificate  of Incorporation (the 'Certificate')
                                        and Amended  and  Restated Bylaws  (the  'Bylaws') of  the  Company,  and
                                        Delaware  statutory  law, contain  provisions (the  'Control Provisions')
                                        that may have the effect of discouraging an acquisition of control of the
                                        Company not  approved by  the  Board of  Directors  of the  Company  (the
                                        'Company  Board').  In addition,  the Company  has adopted  a Stockholder
                                        Rights Agreement  (the  'Rights  Agreement') and  has  provided  for  the issuance  under  certain circumstances  of  a series  of  preferred stock having enhanced  voting  rights (the  'Series  B Preferred  Stock').  The
                                        Control Provisions, the Rights Agreement and the Series B Preferred Stock
                                        have  been designed  to enable  the Company  to develop  its business and foster its long-term goals without disruptions caused by the threat of  a takeover  not deemed by the Company Board  to be in the best interests of the Company  and its  stockholders. The  Control Provisions,  the  Rights
                                        Agreement  and the Series B  Preferred Stock may also  have the effect of discouraging third parties from making

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


                                        proposals involving an acquisition or  change of control of the  Company, although  such proposals,  if made,  might be  considered desirable  by a majority of  the  Company's  stockholders. The  Control  Provisions,  the
                                        Rights  Agreement and the Series B Preferred Stock could further have the effect of  making  it more  difficult  for  third parties  to  cause  the replacement  of  the  current  management  of  the  Company  without  the concurrence of the Company Board. See 'Risk Factors -- Series B Preferred
                                        Stock,'  '   --   Certain   Anti-Takeover   Features,'   'Related   Party
                                        Transactions,' 'Purposes and Anti-Takeover Effects of Certain Provisions'
                                        and 'Description of the Company's Capital Stock.'
Risk Factors........................  See 'Risk Factors' for a discussion of factors that should be considered in connection with Company Common Stock received in the Distribution.
Relationship with WMS after the
  Distribution......................  WMS  will have no stock  ownership in the Company  upon consummation of the
                                        Distribution. Except as  noted below,  each of WMS  and its  subsidiaries
                                        (excluding  the Company  and its  subsidiaries) on  the one  hand and the
                                        Company and its subsidiaries  on the other hand  have their own  separate and  independent management. WMS has, however, provided certain financial advice and assistance and corporate secretary type services to the  Hotel
                                        &   Casino   Business.  For   purposes   of  governing   certain  ongoing
                                        relationships between the Company and  WMS after the Distribution and  to provide  for an orderly transition, the Company and WMS have entered into or will enter into certain  agreements. Such agreements include: (i)  the
                                        Plan  of  Reorganization  and Distribution  Agreement  (the 'Distribution
                                        Agreement'), providing  for, among  other things,  the Distribution,  the
                                        Preliminary   Transactions  and  indemnifications  with  respect  to  the respective businesses of  the Company and  WMS and (ii)  the Tax  Sharing
                                        Agreement  pursuant to which  the Company and WMS  will agree to allocate tax liabilities that relate  to periods prior  to the Distribution  Date.
                                        WMS  may also  continue to provide  certain advice and  assistance to the
                                        Company on a transitional basis.  After the Distribution the only  person who  will serve as an officer and/or director of both the Company and WMS and certain  of  their  respective  subsidiaries will  be  Mr.  Louis  J.
                                        Nicastro.  Mr. Nicastro  is a Director,  Chairman of the  Board and Chief
                                        Executive Officer of the Company, as  well as an officer and director  of all  of the Company's  subsidiaries, and he  will continue to  serve as a
                                        Director and Chairman of the Board of WMS and a Director of Midway  Games
                                        Inc.,  approximately 87% of which is  owned by WMS. Although the Chairman of the Board of WMS, Mr. Nicastro is not an executive officer of WMS  and will  not be  an employee  of WMS  or any  of its  subsidiaries after the
                                        Distribution. See 'Relationship  Between the  Company and  WMS After  the
                                        Distribution.'

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
                                  THE COMPANY


     The Company owns an interest in three of the leading hotels and casinos in Puerto Rico -- the Condado Plaza Hotel & Casino (the 'Condado Plaza'), the El San Juan Hotel & Casino (the 'El San Juan') and the El Conquistador Resort & Country Club (the 'El Conquistador'). These three hotels are managed by WHGI, which is 62% owned by the Company. In all, the Company owns interests in and manages 1,875 suites and hotel rooms, 39,300 square feet of casino floor space containing 120 gaming tables and 940 slot machines and approximately 146,000 square feet of convention and meeting space. These properties also include a total of 22 restaurants, 41 shops, one showroom, three health and fitness centers, 12 tennis courts, an 18-hole championship golf course, a marina and 25 cocktail and entertainment lounges. See the Consolidated Financial Statements of Williams Hotel Corporation and the financial statements of nonconsolidated affiliates included elsewhere herein.


     The Company's hotels are each focused on different market segments: the Condado Plaza primarily services the business traveler, the El San Juan caters to individual vacation travelers, as well as to small groups and conferences and corporate executives and the El Conquistador offers extensive group and conference facilities as well as attracting the individual leisure traveler.

     In a survey of its readers conducted in 1996 by Conde Nast Traveler magazine, the El Conquistador was rated among the top 100 resorts in the world and both the El Conquistador and El San Juan were rated among the top 50 tropical resorts. The Company's casinos are among the largest and most successful in Puerto Rico. In fiscal 1996, the Condado Plaza casino achieved the highest table game play and the highest slot machine play in Puerto Rico while the El San Juan casino achieved the second highest table game play and the third highest slot machine play. The Company is a market share leader in Puerto Rico maintaining average occupancy at the same or higher levels than reported by its competitors.

     The Condado Plaza was recently awarded a 'Four Diamond' rating by the American Automobile Association for the ninth consecutive year. The Condado Plaza maintained an average occupancy during the fiscal year ended June 30, 1996 of 87.4% and an average room rate of $138.68.

     The El San Juan was recently awarded a 'Four Diamond' rating by the American Automobile Association for the tenth year in a row. The El San Juan maintained an average occupancy during the fiscal year ended June 30, 1996 of 82.3% and an average room rate of $185.30.

     The El Conquistador has received the prestigious Gold Key Award by Meetings and Conventions Magazine and the Paragon Award by Corporate Meetings and Incentives Magazine for excellence in meetings and conventions. It was awarded the American Automobile Association 'Four Diamond' rating for each of its two full years of operation. During the fiscal year ended March 31, 1996, the resort's second full fiscal year of operations, the El Conquistador had an average occupancy of 70.9% and an average room rate of $198.99.


     The Company's business strategy is to maximize the economic potential of its existing properties while building on its hotel and casino expertise by seeking other opportunities to manage and own hotels and casinos in Puerto Rico, the Caribbean and elsewhere. The Company believes that its strengths make it an attractive candidate to other hotel and casino owners seeking third-party managers as well as an attractive joint venture partner for other hotel and casino developers and owners. The Company continues to explore potential opportunities but is not currently engaged in any negotiations, agreements or understandings with respect to any acquisition, management agreement or joint venture.


     The Company is constantly seeking new ways to reduce operating costs as well as upgrade or add amenities to its hotel and casino properties to enhance the overall experience of its guests. The lobby of the Condado Plaza was fully renovated during the current fiscal year and restaurants, a nightclub and shops were added. The El San Juan recently completed a major renovation and refurbishment which included all guest rooms, guest room corridors, an additional restaurant and public areas. The El Conquistador recently opened three new restaurants, a nightclub and nine new retail shops. The El Conquistador is currently negotiating to open a world class spa in the fall of 1997.

     The Company's key strengths which have contributed to its success include:

      Marketing -- The Company has extensive experience in marketing to three distinct hotel guest types -- the corporate-executive traveler, the individual leisure traveler and the group and convention traveler. Through its 40 person U.S. mainland exclusive marketing service, numerous sales professionals at each property, general sales agents in South America and Europe as well as excellent strategic relationships with major airlines, cruise ship operators and travel industry partners, the Company is able to maintain its market share leadership in Puerto Rico. With this structure in place, the Company is equipped to market additional properties.

      Management -- The Company currently employs approximately 400 managers in its three hotels and casinos. These managers provide a pool of experienced talent to the Company for purposes of operating its existing properties as well as for future training and expansion. The Company has a proven track record of successful management of hotels and casinos due to long-term management philosophy and commitment to excellence and service.

      Centralized Reservations System -- The Company maintains a centralized reservation system staffed by trained personnel who handle over 500,000 telephone inquiries per year. This centralized system provides the Company the opportunity to cross-sell its properties depending on supply and demand, guest type and various other factors.

      Centralized Purchasing -- Through the centralized purchasing system established during fiscal 1996 for the three hotels and casinos it owns and manages, the Company is able to reduce operating costs and achieve certain economies of scale so that it can more effectively compete with larger hotel chains as well as provide its guests first-class amenities at lower incremental costs.

     The Condado Plaza, the El San Juan and WHGI are owned in part by the Company and in part by unaffiliated third parties (the 'Other Owners'). The Company was formed in 1983 and in that same year, together with the Other Owners, formed PPRA and WHGI for the purpose of acquiring and managing the hotel and casino property now known as the Condado Plaza. A year later, the Company, together with the Other Owners, caused the formation of Posadas de San Juan Associates for the purpose of acquiring and managing, through WHGI, the hotel and casino property now known as the El San Juan. Since 1993, the Company has increased its ownership interests in PPRA and WHGI so that prior to completion of the Preliminary Transactions the Company owns 95% of PPRA, a 50% interest in the El San Juan and 62% of WHGI. Following completion of the Preliminary Transactions, the Company's ownership interest in PPRA will increase to approximately 99% and its effective ownership interests in the El San Juan and WHGI will decrease to approximately 49.5% and 61.38%, respectively. In 1990 the Company, together with the Other Owners, caused the formation of WKA El Con Associates ('WKA') for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. El Conquistador Partnership L.P. was formed by WKA and Kumagai Caribbean, Inc. ('Kumagai'), a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the El Conquistador. The Company's interest in WKA represents a 23.3% effective ownership interest in the El Conquistador. The El Conquistador is also managed by WHGI. See 'Preliminary Transactions' and 'Relationship Between the Company and the Company's Subsidiaries After the Distribution.'

     The Company's principal executive offices are located at 6063 East Isla Verde Avenue, Carolina, Puerto Rico 00979; telephone: (787) 791-2000.

                              CORPORATE STRUCTURE

PRE-DISTRIBUTION

     The Hotel & Casino Business is currently conducted by WMS through its wholly-owned subsidiary Williams Hotel Corporation and its subsidiaries. Except for certain legal and financial activities provided by WMS, the Hotel & Casino Business operations are separate from the Games Business. Prior to the Preliminary Transactions and the Distribution, the organization structure of the significant entities comprising the Hotel & Casino Business is as follows:

                                     [CHART]

POST-DISTRIBUTION

     Upon consummation of the Preliminary Transactions and the Distribution, the organization structure of the significant entities comprising the Company will be as follows:


                                     [CHART]

                             SUMMARY FINANCIAL DATA

     The summary financial data set forth below for the fiscal years ended June 30, 1996, 1995, 1994, 1993 and 1992 have been derived from the audited consolidated financial statements of Williams Hotel Corporation for such periods. The summary financial data set forth below for the six months ended December 31, 1996 and 1995 have been derived from the unaudited consolidated financial statements of Williams Hotel Corporation, but, in the opinion of management, reflect all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results for such periods. The unaudited pro forma balance sheet data as of December 31, 1996 and the unaudited pro forma statement of income data for the six months ended December 31, 1996 and the year ended June 30, 1996 are derived from the Unaudited Pro Forma Condensed Consolidated Financial Statements included elsewhere herein. The data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes thereto, the Consolidated Financial Statements of Williams Hotel Corporation and related notes thereto, separate statements of nonconsolidated affiliates and other financial information included elsewhere herein.

                                   SIX MONTHS ENDED
                                     DECEMBER 31,                                    YEARS ENDED JUNE 30,
                            -------------------------------     ----------------------------------------------------------------
                                      (UNAUDITED)
SELECTED STATEMENT OF         1996                                1996
  INCOME DATA               PRO FORMA     1996       1995       PRO FORMA     1996       1995       1994       1993      1992(1)
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.................    $30,054     $30,054    $30,856      $68,694     $68,694    $70,878    $75,480    $70,680    $62,352
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
Operating income.........      4,702       5,102      3,843       12,258      13,558      7,624     13,892     14,162      6,909
Interest expense, net....       (583)       (583)    (1,053)      (1,859)     (1,859)    (1,752)    (3,551)    (3,873)    (4,074)
Equity in income (loss)
  of nonconsolidated
  affiliates.............     (3,028)     (3,028)    (3,597)      (3,465)     (3,465)    (7,003)    (3,534)      (135)     2,992
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
Income (loss) before tax
  provision and minority
  interests..............      1,091       1,491       (807)       6,934       8,234     (1,131)     6,807     10,154      5,827
Credit (provision) for
  income taxes...........     (1,315)       (224)       295       (2,621)     (1,645)       234          7     (1,050)    (1,881)
Minority interests in
  (income) loss..........     (1,276)     (1,262)    (1,194)      (3,730)     (3,636)    (2,910)    (4,597)    (3,332)     1,383
Dividend on Condado Plaza
  Preferred Stock........      --           (164)      (296)       --           (516)      (557)     --         --         --
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
Net income (loss)........    $(1,500)    $  (159)   $(2,002)     $   583     $ 2,437    $(4,364)   $ 2,217    $ 5,772    $ 5,329
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
                            ---------    -------    -------     ---------    -------    -------    -------    -------    -------
Pro forma net income
  (loss) reflecting
  income taxes on a
  separate return basis
  (unaudited) (2)........                $(1,240)   $(3,262)                 $ 1,537    $(6,500)   $ 1,257    $ 5,579    $ 2,407
                                         -------    -------                  -------    -------    -------    -------    -------
                                         -------    -------                  -------    -------    -------    -------    -------
Pro forma net income
  (loss) per share of
  common stock (3).......    $ (0.25)                            $  0.10
                            ---------                           ---------
                            ---------                           ---------
Pro forma shares
  outstanding (3)........      6,050                               6,050
                            ---------                           ---------
                            ---------                           ---------

SELECTED BALANCE SHEET
  DATA

                                DECEMBER 31, 1996
                            -------------------------
                             PRO FORMA     HISTORICAL
                            -----------    ----------
                                 (IN THOUSANDS)
Investments in,
  receivables and
  advances to
  nonconsolidated
  affiliates.............    $  27,890      $  27,890
Property and equipment,
  net....................       44,126         44,126
Total assets.............      109,984        104,850
Long-term debt, including
  current maturities.....       25,226         25,226
Minority interests.......       18,591         19,921
Shareholders' equity.....       47,069         37,341

------------

(1) 1992 includes the operations of WHGI on a consolidated basis for the period subsequent to the Company's April 30, 1992 purchase of an additional 5% interest in WHGI which increased the Company's ownership to

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    55%. Prior to April 30, 1992, the operations of WHGI were included in the consolidated financial statements by the equity method.

(2) Pro forma net income (loss) reflecting income taxes on a separate return basis (unaudited) reflects the provision for income taxes without the tax benefits allocated to the Company from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return.


(3) Pro forma net income (loss) per share of the Company was calculated using anticipated distribution of one share of Company Common Stock for every four of the 24,200,800 shares of WMS Common Stock outstanding on the Record Date.

                                THE DISTRIBUTION

REASONS FOR THE DISTRIBUTION

     In addition to ownership and operation of the Hotel & Casino Business, WMS, through its subsidiaries, designs, publishes and markets interactive entertainment software for both the coin-operated and home video game markets ('Video Games') and designs, manufactures and sells coin-operated pinball and novelty games ('Pinball & Novelty Games') and video lottery terminals, slot machines and multigame casino video machines ('Gaming Equipment'). The WMS Board believes that the Distribution will relieve WMS and the Company from the regulatory burdens and risks which exist as a result of the operations of the Gaming Equipment business and Hotel & Casino Business within the same affiliated group. These burdens and risks include risks to obtaining and retaining WMS' Gaming Equipment and regulatory licenses, increased administrative costs, increased time demands on personnel who have to monitor regulatory compliance, and competitive disadvantages to both WMS and the Company.

     In its Gaming Equipment business, WMS manufactures video lottery terminals ('VLTs'), slot machines and multigame casino video machines. The manufacture and distribution of such Gaming Equipment is subject to extensive Federal, state, local and foreign regulation. Although the laws and regulations of the various jurisdictions in which WMS operates vary in their technical requirements, virtually all of these jurisdictions require registrations, licenses, findings of suitability, permits, documentation or qualification, including evidence of financial stability and other forms of approval for companies engaged in the manufacture and distribution of VLTs and gaming machines as well as for officers, directors, major stockholders and key personnel of such companies.


     Many jurisdictions have legalized gaming, but management of WMS believes that success in Nevada is critical to success in the slot/video gaming machine business inasmuch as Nevada is, by far, the largest single market for slot/video gaming machines in the United States. Nevada's requirements, as well as the requirements of gaming authorities in other states and countries with respect to the Company's casino operations, impose risks and burdens on WMS and burdens on the Company which management believes could be arduous. If the Hotel & Casino Business is not conducted in a manner acceptable to gaming authorities located outside of Puerto Rico, licenses may not be granted to WMS, or if granted, may not be renewed or may be revoked, conditioned or limited. Furthermore, the gaming authorities can take such action based on the operations of all three of the Puerto Rico hotels and casinos in which the Company has an interest, even though the Company is the majority owner of only the Condado Plaza. Neither the Company nor WMS is aware of any matters in connection with current operations of the Hotel & Casino Business which are considered unacceptable conduct to gaming authorities in any of the jurisdictions where the Company or WMS operates.



     Moreover,  the hotel and  casino  properties  in which the  Company  has an interest could be constrained from a competitive standpoint by the requirement that their operations be run in accordance with Nevada standards which are much more demanding than the regulatory requirements of Puerto Rico. In order to maximize the potential of Puerto Rico's operations, management of the Company and its hotels and casinos must be permitted to run the business as cost effectively as possible within the permissible limits of the applicable Puerto Rico regulatory environment. Furthermore, even if it were economically desirable for the Puerto Rico casinos to operate in accordance with Nevada regulatory requirements, meeting those requirements is not within the full control of the Company. Two of the three Puerto Rico hotels in which the Company has an interest have substantial outside ownership interests, i.e., there is approximately 50% outside ownership interest in the case of the El San Juan and approximately 77% in the case of the El Conquistador. The Other Owners and Kumagai have been required to submit information to Nevada and to undergo scrutiny by Nevada even though they have no gaming business interests in Nevada, nor would they benefit in any way from WMS' success in the Gaming Equipment business. Not only is gathering information about such Other Owners difficult and time consuming, but if such Other Owners should determine at any time not to provide information or to transfer their interests, or if they should have any difficulties in their other business affairs which Nevada finds unsatisfactory, WMS' Gaming Equipment licenses could be put at risk.

     The Company could be hampered in any attempts to expand its business or restructure its financings by the requirement to have such transactions scrutinized by Nevada and other gaming authorities outside Puerto Rico. The Company may expand its business by acquiring or forming affiliations with other hotels and casinos in Puerto Rico, other areas in the Caribbean and elsewhere. Such growth may entail joint ventures or other relationships which will subject persons or operations to the scrutiny of Nevada and other gaming authorities solely because of WMS' Gaming Equipment business. Management of WMS is also concerned that the conduct of the Gaming Equipment and Hotel & Casino Businesses under common ownership raises the possibility that owners of casinos which compete with the Company's casinos may be less likely to acquire WMS' Gaming Equipment than they would if WMS did not own any casinos.

     In addition to such regulatory risks and burdens, management believes that the separation of the Hotel & Casino Business as a separate public corporation will enhance the Company's ability to attract and retain skilled employees. Management believes highly-skilled employees in the hotel and casino business are better able to be attracted and retained if their compensation arrangements include opportunities to acquire equity, and thus, afford them the ability to benefit directly from the success of their employer's business. At the current time, it is only feasible for employees to be offered options or equity interests in WMS since that is the only public company available for such purpose. Because of the relative contributions of WMS' business segments, the value of such equity interests is affected in large part by the fortunes of the Video Games, Pinball & Novelty Games and Gaming Equipment businesses, and not the Hotel & Casino Business. As such, equity interests in WMS are highly inefficient mechanisms to compensate or incentivize employees of the Hotel & Casino Business. If the Games Business does poorly, the equity interests of the hotel and casino employees are likely to be of limited value regardless of how well the hotels and casinos perform. Additionally, management also believes that the separation will permit the Company and WMS to focus exclusively on their own respective businesses.

     Although it is intended that WMS and the Company will conduct their respective businesses substantially independently following the Distribution and that the Company will conduct its business almost exclusively with companies other than WMS, it is contemplated that various agreements will be entered into which will govern in certain respects the relationship between WMS and the Company and certain other matters following the Distribution. For example, WMS may provide certain administrative services to the Company on a transitional basis. Ms. Barbara M. Norman, currently Vice President, Secretary and General Counsel of WMS will resign those positions some time after the Distribution Date. It is intended that Ms. Norman become Vice President, Secretary and General Counsel and a Class III Director of the Company at such time. In addition, the agreements governing the Distribution will contain cross-indemnities, tax sharing arrangements and other provisions relating to the separation of the companies.

OPINIONS OF FINANCIAL ADVISORS


     In reaching a decision to undertake the Distribution, the WMS Board considered, among other things, the advice of its financial advisors, Oppenheimer & Co., Inc. ('Oppenheimer') and Houlihan, Lokey, Howard & Zukin, Inc. ('Houlihan Lokey'). Summaries of the opinions rendered by WMS' financial advisors with respect to the Distribution are set forth below. The opinions rendered by WMS' financial advisors assume that the Distribution is consummated substantially as described in this Information Statement.



     Fairness Opinion. Oppenheimer was engaged as a financial advisor to WMS on July 16, 1996 to, among other things, provide financial advice to WMS with respect to the Distribution. In rendering such advice, Oppenheimer assisted WMS' management in determining the capital structures of the two companies following the Distribution. At the request of WMS, Oppenheimer rendered an opinion dated March 20, 1997 (the 'Declaration Date') to the WMS Board that, based upon the matters set forth in such opinion and on other factors such firm deemed relevant, and subject to the assumptions set forth therein, it was of the opinion that the Distribution is fair, from a financial point of view, to the holders of WMS Common Stock. Oppenheimer's opinion is addressed to the WMS Board in connection with its consideration of the Distribution and addresses only the fairness, from a financial point of view, of the

Distribution to the holders of WMS Common Stock. Oppenheimer's opinion is not a recommendation to any current or prospective stockholder of WMS or the Company as to any investment decision such person may make, nor any opinion or estimate as to the trading prices of the WMS Common Stock or the Company Common Stock following the Distribution. The full text of the opinion of Oppenheimer, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as Annex I hereto and is incorporated herein by reference and should be read in its entirety in connection with this Information Statement. The summary of Oppenheimer's opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. It is a condition to the consummation of the Distribution that Oppenheimer deliver the opinion to the WMS Board on the Declaration Date and it has done so. See ' -- Conditions; Termination.'


     In preparing its opinion, Oppenheimer was not responsible for independent verification of any information, whether publicly available or furnished to it, concerning the Company or WMS, including, without limitation, any financial information, forecasts or projections, considered by it in connection with the rendering of its opinion. Accordingly, Oppenheimer assumed and relied upon the accuracy and completeness of all such information and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of the Company or WMS. With respect to the financial forecasts and projections made available by WMS to Oppenheimer and used in its analysis, Oppenheimer assumed that the financial forecasts and projections were reasonably prepared on bases reflecting the best available estimates and judgments of the measurement of the Company and WMS as to the matters covered thereby, and in rendering its opinion, Oppenheimer expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. In addition, Oppenheimer has reviewed the opinion of Houlihan Lokey referred to below. Oppenheimer's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     Oppenheimer's opinion is also based on, among other things, its review of the terms of the Distribution, historical and pro forma financial information and certain business information relating to WMS, including information contained in this Information Statement, the historical stock prices of WMS Common Stock, as well as certain financial forecasts and other data provided by WMS relating to the businesses and prospects of WMS and the Company. Oppenheimer also conducted discussions with WMS' management with respect to the businesses and prospects of the Company and WMS, physically inspected certain of the Company's properties and assets and conducted such financial studies, analyses and investigations as such firm deemed appropriate in rendering its opinion.

     Oppenheimer is an internationally recognized investment banking firm that, among other things, provides financial advisory services in connection with mergers and acquisitions and corporate restructuring. WMS selected Oppenheimer based on its long-standing familiarity with WMS and its experience in analyses of transactions of this type.

     In connection with the Distribution, WMS will pay Oppenheimer a fee of not less than $500,000, including $200,000 upon delivery of Oppenheimer's fairness opinion. Oppenheimer has from time to time performed other investment banking services for WMS and Midway Games Inc., approximately 87% of which is owned by WMS, for which it has received customary compensation. Mr. Richard D. White, a Managing Director of Oppenheimer, is a director of Midway Games Inc.

     In addition, WMS has agreed, among other things, to reimburse Oppenheimer for reasonable fees and disbursements of counsel and other reasonable out-of-pocket expenses incurred in connection with the services provided by Oppenheimer, not to exceed $25,000 in the aggregate unless otherwise agreed to by WMS. WMS has also agreed to indemnify and hold harmless Oppenheimer and certain of its related parties to the full extent lawful from and against liabilities, including certain liabilities under the Federal securities laws, incurred in connection with the firm's engagement.


     Solvency Opinion. In a written opinion dated March 20, 1997 Houlihan Lokey stated that, based upon the considerations set forth therein and on other factors it deemed relevant, it was of the opinion that, assuming the Distribution is consummated as proposed, with respect to the Company, immediately after giving effect to the Distribution: (a) on a pro forma basis, the fair value and present fair saleable value of the Company's assets would exceed the Company's stated liabilities and identified contingent liabilities;
(b) the Company should be able to pay or refinance its debts as they become absolute and mature; and (c) the capital remaining in the Company after the Distribution would not be unreasonably small for the business in which the Company is engaged, as management has indicated it is now conducted and is proposed to be conducted following consummation of the Distribution. The full text of Houlihan Lokey's opinion is set forth in Annex II hereto and is incorporated herein by reference and should be read in its entirety in connection with this Information Statement. The summary of Houlihan Lokey's opinion set forth herein is qualified in its entirety by reference to the text of such opinion. It is a condition to the consummation of the Distribution that Houlihan Lokey deliver the opinion to the WMS Board on the Declaration Date and it has done so. See ' -- Conditions; Termination.'


     In preparing its opinion, Houlihan Lokey relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company, and did not independently verify such information or undertake any independent appraisal of the assets or liabilities of the Company. Such opinion was based on business, economic, market and other conditions existing on the date such opinion was rendered.


     Houlihan Lokey's opinion is also based on, among other things, its review of: (i) (a) the audited consolidated financial statements of Williams Hotel Corporation for the fiscal years ended June 30, 1995 and 1996 and the unaudited consolidated financial statements of Williams Hotel Corporation for the six months ended December 31, 1996, (b) the audited financial statements of WKA, Posadas de San Juan Associates, PPRA and WHGI for the fiscal years ended June 30, 1994, 1995 and 1996, (c) the unaudited financial statements of WKA, Posadas de San Juan Associates, PPRA and WHGI for the six months ended December 31, 1996 and (d) the audited financial statements of the El Conquistador Partnership L.P. for the fiscal years ended March 31, 1994, 1995 and 1996 and the unaudited financial statements of the El Conquistador Partnership L.P. for the six months ended September 30, 1996; (ii) certain forecasts and projections prepared by the Company's management; (iii) the historical market prices and trading volume for WMS Common Stock from March 1, 1996 to March 19, 1997 as a reference point for determining the value of the Company which was a part of WMS during that period;
(iv) certain business information relating to the Company, including that contained in this Information Statement; (v) other publicly-available financial data for the Company and seven companies deemed comparable to the Company; and
(vi) the agreements relating to the Distribution, as well as drafts of certain other documents to be delivered upon the Distribution, including, but not limited to, the reports of the Company's independent public accountants. In rendering its opinion, Houlihan Lokey also (i) visited the Condado Plaza, the El San Juan and the El Conquistador as well as the business offices of the Company and WHGI, (ii) conducted discussions with the Company's senior management with respect to the operations, financial condition, future prospects and projected operations and performance of the Company, (iii) conducted discussions with representatives of the Company's counsel primarily with regard to the structure of the Distribution, the corporate structure of the Company and its subsidiaries and the structure of the various financings at the El Conquistador, and (iv) conducted such other studies, analyses and investigations as it deemed appropriate. As a result of Houlihan Lokey's studies, analyses and investigations Houlihan Lokey was able to render its opinion as described above.



     In connection with the Distribution, WMS has paid Houlihan Lokey a fee of $65,000.


DISTRIBUTION AGENT


     The Distribution Agent is The Bank of New York, 101 Barclay Street, 12 W, New York, New York 10286, telephone: (800) 524-4458.


MANNER OF EFFECTING THE DISTRIBUTION


     The general terms and conditions relating to the Distribution are set forth in the Distribution Agreement dated as of March 20, 1997 among the Company, Williams Hotel Corporation and WMS.



     WMS will effect the Distribution on the Distribution Date by delivering all outstanding shares of Company Common Stock to the Distribution Agent for distribution to the holders of record of WMS Common Stock as of the close of business on the Record Date. The Distribution will be made on the basis of one share of Company Common Stock for every four shares of WMS Common Stock held as of the close of business on the Record Date. Based upon the 24,200,800 shares of WMS Common Stock outstanding on the Record Date, 6,050,200 shares of Company Common Stock will be distributed in the Distribution. The shares of Company Common Stock will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights. See 'Description of the Company's Capital Stock.' It is expected that certificates representing shares of Company Common Stock will be mailed to holders of record of WMS Common Stock as soon as practicable after the Distribution Date.


     HOLDERS OF WMS COMMON STOCK SHOULD NOT SEND CERTIFICATES TO THE COMPANY, WMS OR THE DISTRIBUTION AGENT. THE DISTRIBUTION AGENT WILL MAIL THE STOCK CERTIFICATES REPRESENTING SHARES OF COMPANY COMMON STOCK AS SOON AS PRACTICABLE AFTER THE DISTRIBUTION DATE. WMS STOCK CERTIFICATES WILL CONTINUE TO REPRESENT SHARES OF WMS COMMON STOCK AFTER THE DISTRIBUTION IN THE SAME AMOUNT SHOWN ON THE CERTIFICATES.

     No certificates or scrip representing fractional interests in shares of Company Common Stock ('Fractional Shares') will be issued to holders of WMS Common Stock as part of the Distribution. The Distribution Agent, acting as agent for holders of WMS Common Stock otherwise entitled to receive in the Distribution certificates representing Fractional Shares, will aggregate and sell in the open market all Fractional Shares at then prevailing prices and distribute the net proceeds to the stockholders entitled thereto. WMS will pay the fees and expenses of the Distribution Agent in connection with such sales.

     No holder of WMS Common Stock will be required to pay any cash or other consideration for the shares of Company Common Stock to be received in the Distribution or to surrender or exchange shares of WMS Common Stock or to take any other action in order to receive Company Common Stock pursuant to the Distribution.

RESULTS OF THE DISTRIBUTION


     After the Distribution, the Company will be a separate public company which will own and operate the Hotel & Casino Business. The number and identity of the holders of Company Common Stock immediately after the Distribution will be substantially the same as the number and identity of the holders of WMS Common Stock on the Record Date. Immediately after the Distribution, the Company expects to have approximately 2,000 holders of record of Company Common Stock and 6,050,200 shares of Company Common Stock outstanding based on the number of record stockholders and outstanding shares of WMS Common Stock as of the close of business on the Record Date and the distribution ratio of one share of Company Common Stock for every four shares of WMS Common Stock. The Distribution will not affect the number of outstanding shares of WMS Common Stock or any rights of WMS stockholders.


FEDERAL INCOME TAX ASPECTS OF THE DISTRIBUTION

     The WMS Board has conditioned the Distribution on the receipt of a ruling from the IRS to the effect, among other things, that the Distribution will qualify as a tax free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended (the 'Code'), and that for Federal income tax purposes:

          (1) No gain or loss will be recognized by (and no amount will be included in the income of) a holder of WMS Common Stock upon the receipt of Company Common Stock in the Distribution.

          (2) The aggregate basis of the WMS Common Stock and the Company Common Stock in the hands of the stockholders of WMS immediately after the Distribution will be the same as the aggregate basis of the WMS Common Stock held immediately before the Distribution, allocated in proportion to the fair market value of each.

          (3) Any stockholder of WMS receiving cash in lieu of Fractional Shares will recognize gain or loss equal to the difference between the amount of cash received and the basis such stockholder would have had in the Fractional Shares.

          (4) The holding period of the Company Common Stock received by the stockholders of WMS will include the holding period of the WMS Common Stock with respect to which the Distribution will be made, provided that such stockholder held WMS Common Stock as a capital asset on the Distribution Date.

          (5) No gain or loss will be recognized by WMS upon the Distribution.

     Application was made to the IRS for a ruling to the foregoing effect on October 9, 1996. On January 31, 1997 the IRS issued the requested ruling.

     The summary of Federal income tax consequences set forth above does not purport to cover all Federal income tax consequences that may apply to all categories of stockholders. All stockholders should consult their own tax advisors regarding the particular Federal, state, local and foreign tax consequences of the Distribution to such stockholders.

     For a description of the Tax Sharing Agreement pursuant to which the Company and WMS have provided for various tax matters, see 'Relationship Between the Company and WMS After the Distribution -- Tax Sharing Agreement.'

LISTING AND TRADING OF COMPANY COMMON STOCK


     There is not currently a public market for Company Common Stock. Prices at which Company Common Stock may trade prior to the Distribution on a 'when-issued' basis or after the Distribution cannot be predicted. Until Company Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly. The prices at which Company Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Company Common Stock, investor perception of the Company and the industry in which the Company participates, the Company's dividend policy and general economic and market conditions. Such prices may also be affected by certain provisions of the Company's Certificate, Bylaws, Rights Agreement and Series B Preferred Stock as each will be in effect following the Distribution, which may have an anti-takeover effect. See 'Risk Factors -- Dividend Policy and Withholding Tax,' ' -- Certain Anti-Takeover Features' and 'Purposes and Anti-Takeover Effects of Certain Provisions.'



     The Company Common Stock has been approved for listing on the New York Stock Exchange under the symbol 'WHG', subject to notice of issuance. The Company initially will have approximately 2,000 stockholders of record based upon the number of stockholders of record of WMS as of the Record Date.



     WMS filed a request for a no-action letter with the Commission Staff setting forth, among other things, WMS' view that the Distribution of Company Common Stock does not require registration under the Securities Act of 1933, as amended (the 'Securities Act'). The WMS Board has conditioned the Distribution on, among other things, receipt of the aforementioned no-action letter. On February 25, 1997, the Commission Staff issued the requested no-action letter. It is the Company's belief that Company Common Stock distributed to WMS' stockholders in the Distribution will be freely transferable, except for (i) securities received by persons who may be deemed to be 'affiliates' of WMS within the meaning of Rule 144 promulgated under the Securities Act in which case such persons may not publicly offer or sell Company Common Stock received in connection with the Distribution except pursuant to a registration statement under the Securities Act or pursuant to Rule 144 and (ii) securities received by persons that were holders of restricted shares of WMS Common Stock in which case such holders will receive Company Common Stock containing the same such restrictions. For purposes of Rule 144(c), the Company will not be deemed to satisfy the currently available public information requirements under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), until 90 days after the Distribution Date.


CONDITIONS; TERMINATION

     The WMS Board has  conditioned the Distribution  upon, among other  things,
(i) the IRS having issued a ruling in response to WMS' request in form and substance satisfactory to the WMS Board; (ii) the Commission Staff having issued a no-action letter in response to WMS' request in form and substance satisfactory to the WMS Board; (iii) completion of the Preliminary Transactions contemplated by the Distribution Agreement to occur prior to the Distribution having been consummated; (iv) the Company Board having been elected by WMS, the sole stockholder of the Company, and the Certificate and the Bylaws of the Company, as each will be in effect after the Distribution, having been adopted and being in effect; (v) the Registration Statement on Form 10 with respect to Company Common Stock (the 'Form 10 Registration Statement') having become effective under the Exchange Act; (vi) Oppenheimer having delivered an opinion to the WMS Board, dated as of the Declaration Date, in the same form as the opinion set forth in Annex I; and (vii) Houlihan Lokey having delivered an opinion to the WMS Board, dated as of the Declaration Date, in substantially the same form as the opinion set forth in Annex II. WMS has received the private letter ruling from the IRS and the no-action letter from the Commission Staff referred to above. Oppenheimer and Houlihan Lokey have rendered the aforementioned opinions to the WMS Board on March 20, 1997. There are certain individual consents, which, if not obtained, might have a material adverse effect on the Company. Obtaining these consents is not, however, a condition of the Distribution. See 'Risk Factors -- Certain Consents.' WMS believes that there are no individual consents, which, if not obtained, would have a material adverse effect on WMS. Any of these conditions may be waived in the discretion of the WMS Board. Even if all of the above conditions are satisfied, the WMS Board has reserved the right to abandon, defer or modify the Distribution at any time prior to the Distribution Date; however, the WMS Board will not waive any of the conditions to the Distribution or make any changes in the terms of the Distribution unless the WMS Board determines that such changes would not be materially adverse to the WMS stockholders. See 'Relationship Between the Company and WMS After the Distribution -- Distribution Agreement.'


REASONS FOR FURNISHING THE INFORMATION STATEMENT

     This Information Statement is being furnished by WMS solely to provide information to WMS stockholders who will receive Company Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of the Company or WMS. The information contained in this Information Statement is believed by the Company and WMS to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither the Company nor WMS will update the information except in the normal course of their respective disclosure practices.

                                  RISK FACTORS

     Stockholders of WMS should be aware that the Distribution and ownership of Company Common Stock involves certain risk factors, including those described below and elsewhere in this Information Statement, which could adversely affect the value of their holdings. Neither the Company nor WMS makes, nor is any other person authorized to make, any representation as to the future market value of Company Common Stock. Any forward-looking statements contained in this Information Statement should not be relied upon as predictions of future events. Such forward-looking statements may be found in the material set forth under 'Summary of Certain Information,' 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' as well as elsewhere in this Information Statement generally. Such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and that may be incapable of being realized. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Information Statement.




FINANCIAL LEVERAGE OF EL CONQUISTADOR; OWNERSHIP INTEREST IN EL CONQUISTADOR


     The El Conquistador is a highly leveraged property having at December 31, 1996 aggregate short-term and long-term indebtedness of approximately $202,695,947, of which $145,000,000 represents term loans secured by substantially all of the assets of the El Conquistador; $6,000,000 represents outstanding amounts under a secured revolving credit facility; $5,070,910 represents equipment financing arrangements; $37,353,783 represents loans plus accrued interest due its partners; $4,066,150 represents incentive management fees due WHGI; $260,314 represents interest due WHGI on incentive management fees; $4,569,262 represents subordinated loans and accrued interest thereon due WHGI and $375,528 represents other cash advances due WHGI. The aggregate annual interest costs and expenses in respect of such indebtedness is approximately $16,870,000 of which approximately $13,750,000 is paid on a current basis and the balance of $3,120,000 is deferred. $120,000,000 of such indebtedness will be due February 1, 1998, unless extended, and is secured by substantially all of the assets of the El Conquistador. If such financing is not renewed or replaced and as a consequence thereof the existing lenders foreclose on the El Conquistador, the Company would probably suffer a total loss of its investment in the property of approximately $2,034,000 at December 31, 1996, a write-off by WHGI of its incentive management fees and certain other amounts due from the El Conquistador of approximately $7,621,685 at December 31, 1996 and a loss of WHGI's agreement to manage the El Conquistador. WHGI received basic management fees from the El Conquistador of $3,170,000 and $3,025,000 during the fiscal years ended June 30, 1996 and 1995, respectively. In the event that the proceeds of a sale of the property on foreclosure are insufficient to satisfy the approximately $160,000,000 of mortgage indebtedness, then, the Company will be contingently liable for approximately $4,000,000. In addition, as of December 31, 1996 WHGI is contingently liable for approximately $3,033,000 with respect to certain equipment financing arrangements and certain other obligations of the El Conquistador. The Company has retained an investment banking firm to assist in structuring the refinancing of the El Conquistador debt. Based on the operating history of the El Conquistador, the Company believes such refinancing will be achieved, but there can be no assurance thereof. See 'Hotel Financings and Certain Contingent Obligations.'


     The El Conquistador is owned by El Conquistador Partnership L.P., a Delaware limited partnership, of which the Company owns a 23.3% indirect interest. The balance of the ownership interests in the El Conquistador are owned 26.7% by the Other Owners and 50% by Kumagai. The partners have had good relations with each other. However, should significant disagreements develop between the Company and the Other Owners, or the Company and/or the Other Owners and Kumagai, such disagreements could adversely affect the operations of the El Conquistador. See 'Relationship Between the Company and the Company's Subsidiaries After the Distribution -- The El Conquistador.'

OPERATING AND FINANCING LIMITATIONS ASSOCIATED WITH DEBT COVENANTS


     Each of the hotels and casinos in which the Company has an interest and WHGI has separate financing arrangements which are non-recourse, subject to certain limited exceptions, to any of the owners of the hotels and casinos and WHGI, as applicable. A default by one of the hotels and casinos or WHGI under any of their respective financing arrangements would not necessarily trigger a default under any of the other hotels' and casinos' financing arrangements or provide creditors of the defaulting entity any rights against a non-defaulting entity, except with respect to certain specific property and guarantees which serve as collateral under the financing arrangements in default. See 'Hotel Financings and Certain Contingent Obligations.'



     The aggregate interest expense for the Company's three hotels and casinos and WHGI for the 1996 fiscal year was approximately $23,788,000 of which $19,846,000 was paid on a current basis and $3,942,000 was deferred. The ability of the Company's individual hotels and casinos to meet their respective debt service obligations is largely dependent upon the future performance of each hotel and casino which will be subject to financial, business and other factors, including factors beyond its control, such as competition and weather-related disasters. Currently or in the future financing for the hotels and casinos and WHGI, among other things, may restrict in certain circumstances incurrence of additional indebtedness, the payment of dividends or other distributions to owners, redemption of capital stock or repurchase of other equity interests, creation of additional liens, disposition of certain assets, engagements in mergers and the entry into additional transactions with affiliates. These restrictions could limit the ability of the hotels and casinos in which the Company has an interest to respond to changing market and economic conditions and provide for capital expenditures. If the hotels and casinos in which the Company has an interest are unable to generate sufficient cash flow from operations, they may be required to refinance their outstanding debt or obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing, if available, could be obtained on terms that would be favorable or acceptable to the Company. See 'Hotel Financings and Certain Contingent Obligations.'



     The existing financing arrangements for the Condado Plaza do not prohibit the payment of dividends provided there exists no payment default. Distributions to the partners of El Conquistador Partnership L.P. are restricted by such partnership's existing financing arrangements and are expected to continue to be restricted by any new arrangements. Existing financing arrangements for the El San Juan prohibit distributions to its partners in excess of 50% of Excess Net Free Cash Flow (as defined). There can be no assurance that dividends or other distributions to owners can be made. There is currently no contractual restriction on the payment of dividends by WHGI. See 'Hotel Financings and Certain Contingent Obligations.'



LACK OF OPERATING HISTORY AS A SEPARATE PUBLIC COMPANY



     The Hotel & Casino Business has been conducted by WMS through its subsidiaries and affiliates and accordingly, does not have an operating history as a separate public company. Historically, WMS on certain occasions has provided credit enhancement, loans, advances or other capital in connection with the Hotel & Casino Business. Following the Distribution, with the exception of amounts paid or contributed by WMS in the Preliminary Transactions, the Company will be dependent upon its own financial resources including internally generated funds and its ability to raise capital or borrow funds to expand and/or meet the capital requirements of its operations and any future growth.



     Management of the Hotel & Casino Business has historically relied upon WMS for certain legal and financial services. After the Distribution Date, the Company will be responsible for maintaining its own administrative functions, except for certain transitional services provided by WMS pursuant to agreements between the Company and WMS. See 'Relationship Between the Company and WMS After the Distribution.'


TOURISM TAX EXEMPTIONS

     The hotels in which the Company has an interest and WHGI enjoy certain tax exemptions under the Puerto Rico Tourism Incentive Acts designed to encourage the island's tourism industry. The tourism resolutions provided under such acts afford tax exemptions to the grantees for ten years, which may be extended for an additional ten years. The hotels in which the Company has an interest and WHGI have historically had tax exemptions under the Tourism Incentive Act of 1983 and have applied
                                       22
for concessions under the Puerto Rico Tourism Development Act of 1993. The exemptions do not apply to casino revenues. The resolutions are conditioned upon continued compliance with various terms and conditions set forth in the resolutions. Failure of the applicable entity to comply with these requirements could result in the revocation of the resolution resulting in the elimination of the exemptions provided. There can be no assurance that these exemptions will continue to be available, and if changed, what effect a change would have on the Company's operations. See Note 6 to the Consolidated Financial Statements of Williams Hotel Corporation included elsewhere herein.


CAPITAL REQUIREMENTS


     Each of the three hotel and casino properties in which the Company has an ownership interest requires substantial ongoing expenditures for the purchase of property and equipment and refurbishment of facilities in order to continue to provide first-class facilities to the hotels' and casinos' guests. During the fiscal years ended June 30, 1996, 1995 and 1994, the Condado Plaza and El San Juan made aggregate capital expenditures of $4,390,000, $5,797,000 and $10,482,000, respectively. Additionally, the Company anticipates aggregate capital expenditures for those two hotels in fiscal 1997 to be approximately $9,000,000 based upon annual capital expenditure budgets approved by the Company Board including the completion of the refurbishment of the Condado Plaza lobby, casino, restaurants and nightclub. For fiscal years 1996 and 1995, the El Conquistador had capital expenditures of $864,000 and $3,002,000, respectively. Expenditures at the El Conquistador in 1996 were low due to the newness of the facility. Capital expenditures at the El Conquistador for fiscal 1997 and 1998 have been budgeted at $1,800,000 and $2,800,000, respectively. There can be no assurance that cash provided from operating activities or additional financing will be available in such amounts in the future for similar capital expenditures and refurbishment projects.


DEPENDENCE ON KEY PERSONNEL

     The success of the Company depends to a significant extent upon the performance of senior management and its ability to continue to attract, motivate and retain highly-qualified employees. The loss of services of senior management or other key employees could have a material adverse effect on the Company. Competition for highly-skilled employees with management, marketing and other specialized training in the hotel and casino business is intense, especially in Puerto Rico and other parts of the Caribbean, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Specifically, the Company may experience increased costs in order to attract and retain skilled employees.


     The Company is a party to a stockholders agreement with respect to WHGI which provides, among other things, that commencing April 30, 1999, or such earlier date as Mr. Louis J. Nicastro ceases to be Chairman of the Board of WHGI and to regularly exercise the functions of Chief Executive Officer of WHGI, then action by the Board of Directors of WHGI with respect to certain major decisions shall require an affirmative vote of 65% of the members of the entire Board of WHGI and, to the extent a vote of stockholders is required by law to authorize such a major decision, then an affirmative vote of the holders of 66 2/3% of the outstanding shares of WHGI Common Stock will be required. The major decisions requiring such a vote include the issuance of additional shares, a sale of substantially all of the assets of WHGI, compensation of directors and incurrence of indebtedness in excess of $2.0 million for any single item or $5.0 million in the aggregate. See 'Relationship Between the Company and the Company's Subsidiaries After the Distribution -- WHGI.'


SERIES B PREFERRED STOCK

     Prior to the Distribution, the Company will enter into an agreement with Mr. Louis J. Nicastro pursuant to which the Company can at any time prior to December 31, 1999 require Mr. Nicastro to purchase 300,000 shares of Series B Preferred Stock for an aggregate purchase price of $3,000,000. The Company has granted Mr. Nicastro an option to purchase such 300,000 shares of Series B Preferred Stock for $3,300,000 which option becomes exercisable in the event that any person or entity hereafter acquires or announces his or its intention to acquire 10% or more of the outstanding Company

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

Common Stock. Such option expires on the earlier to occur of December 31, 1999 or the death of Mr. Nicastro. Among other features, the Series B Preferred Stock entitles the holder thereof to five votes per share of Series B Preferred Stock and to vote together with the Company Common Stock as if one class. If such Series B Preferred Stock were issued as of the Distribution Date, such shares would represent approximately 19.9% of the then outstanding voting power of the Company's capital stock. The Series B Preferred Stock might make a change in control of the Company more difficult and could discourage potential acquisition proposals without the consent of Mr. Nicastro. See 'Related Party Transactions' and 'Purposes and Anti-Takeover Effects of Certain Provisions -- Series B Preferred Stock' and 'Description of the Company's Capital Stock -- Series B Preferred Stock.'


LACK OF FULL CONTROL


     The Company is not a majority owner of the El San Juan or the El Conquistador. Accordingly, the Company does not control such entities. Pursuant to the stockholders agreement among the owners of WHGI, should Mr. Louis J. Nicastro cease to be Chairman and Chief Executive Officer of WHGI and in any event commencing April 30, 1999, then certain super majority voting requirements of the WHGI Board of Directors and stockholders will apply. See 'Relationship Between the Company and the Company's Subsidiaries After the Distribution.' Although the Company has generally good relationships with the Other Owners of its subsidiaries, there can be no assurance that such relationships will continue. WHGI, as the manager of the three hotels and casinos in which the Company has an interest, has substantial influence and control over the day-to-day operations of each property.


CHANGES IN TAX LAW

     Section 936 of the Code was recently amended. That section had historically provided tax incentives for U.S. companies to invest funds earned in Puerto Rico back into Puerto Rico, the result of which was to encourage business in Puerto Rico and make available to certain Puerto Rico businesses financing at rates below those generally offered by commercial banks. As a result of the recent changes in the Code, such favorable financing rates are no longer available. In addition, as a direct result of the change, debt service expenses at the El Conquistador will be increased on an annual basis by approximately $700,000. See 'Hotel Financings and Certain Contingent Obligations -- The El Conquistador.'

     Arguably, the changes in provisions of Section 936 of the Code which phase out annually through 2005 certain tax benefits which are applicable to domestic corporations, such as pharmaceutical companies, doing business in Puerto Rico, may result in such corporations reducing or closing their Puerto Rico operations and reducing their re-investments in Puerto Rico. The Company does not yet know the full extent to which its business will be affected by such tax law changes. However, if the effect of the changes is to reduce the number of business travelers to Puerto Rico, such reduction could adversely affect the occupancy and room rates achievable by the Company's hotels, particularly the Condado Plaza which caters to the traveling executive.

COMPETITION

     The hotel and casino business in the Caribbean region is highly competitive. The Company's facilities compete with each other and with numerous hotels and resorts on the island of Puerto Rico (including 16 other hotels and resorts with casinos) and on other Caribbean islands as well as those in the southeastern United States and Mexico. The Company competes with such chains as Hyatt, Marriott, Hilton, Holiday Inn and Westin as well as numerous other hotel and resort chains and independent hotel and motel operators. The Company competes for hotel and casino customers to a lesser extent with the Nevada and New Jersey hotels and casinos as well as other casinos now operating in the United States. During the past three years, five new hotels and casinos have opened in Puerto Rico alone and four hotels and casinos are expected to open in Puerto Rico during the next 12 months. Continuous capital improvement programs are essential to stay current with industry trends and maintain the Company's market share. Many hotels with which the Company competes are owned or managed by hotel chains possessing substantially greater financial and marketing resources than those of the Company. There can be no assurance that the Company will effectively compete in the future.

RELIANCE ON SINGLE MARKET


     All of the Company's current hotel and casino interests are located in Puerto Rico. Any adverse events such as hurricanes, water shortages, labor strikes and the like which may affect Puerto Rico generally will adversely affect the Company's entire business. Additionally, Puerto Rico is served by a small number of airlines and the market is dominated by American Airlines. Any adverse events in the airline industry as a whole, and especially to American Airlines, including airline strikes, increased fuel prices or accidents could have a material adverse effect on the Company's business and financial condition. On February 15, 1997, the Allied Pilots Association, a 9,300 member pilots union, called a strike against American Airlines. Immediately thereafter, President Clinton invoked emergency powers under the 1926 Railway Labor Act halting the pilots' strike for a period of 60 days. The President named a three-member panel to recommend a non-binding resolution of the dispute. The panel had 30 days to devise recommendations and the parties have another 30 days to consider them, with no work stoppage in the meantime. On March 19, 1997, American Airlines reached an 'agreement in principle' with negotiators for its pilots' union. Both sides have decided not to start the 30-day cooling off period until either the union's board or its members reject the proposed agreement. If the members reject the agreement, the cooling-off period would likely begin sometime in early May 1997. There can be no assurance that the parties will come to an agreement thereby avoiding a strike. Such a strike, depending on the time of year it occurs and the length thereof, could have a material adverse effect on the business and financial condition of the Company.


SEASONALITY


     Tourism in Puerto Rico is at its peak during the months of December through April, with occupancy levels and room rates lower during the balance of the year. Successful operation of the hotels and casinos is dependent in large part to a successful high season, the ability of the hotels and casinos to attract guests during the off-season months and careful management of costs throughout the year. Weather, airline strikes, water shortages and other uncontrollable events may adversely affect occupancy levels and, therefore, cash flows as well as profits at any time of the year the effects of which may not be recovered in any given year. The El Conquistador, with its high debt service requirements is particularly vulnerable to these types of events. Efforts are made at all of the hotels and casinos to actively market during off-season months so as to minimize the adverse effects of such events. There can be no assurance that such efforts will be successful.


CASINO GAMING REGULATION

     The ownership and operation of casinos in Puerto Rico and elsewhere is heavily regulated. The Company has been granted a franchise as an owner of the three casinos it currently operates and certain of its employees must be licensed to work in the casinos. Each casino is required to renew its franchise quarterly; and, unless a change of ownership of a franchisee has occurred or regulators have reason to believe that reinvestigation of the franchisee is necessary, renewal is generally automatic. Although the Company has no reason to believe that any of its current franchises will not be renewed, there can be no assurance of such renewal. Additionally, in the event the Company seeks to acquire interests in other casinos, there can be no assurance that it will be able to obtain the licenses and/or franchises necessary to operate such casinos. See 'Business -- Government Regulation and Licensing.'

     Puerto Rico casinos compete with other jurisdictions in which gaming is permitted. Changes in gaming laws can affect both positively and negatively the attractiveness of a casino to visitors. There can be no assurance that the Puerto Rico gaming laws will not be changed or modified so as to make Puerto Rico casinos less attractive to visitors.

ABSENCE OF PUBLIC MARKET FOR COMPANY COMMON STOCK


     Prior to the Distribution there has been no public market for Company Common Stock. Although the Company Common Stock has been approved for listing on the New York Stock Exchange under the symbol 'WHG', subject to notice of issuance, there can be no assurance that an active trading market in Company Common Stock will develop or, if it does develop, of the prices at which trading Company Common Stock will occur after the Distribution Date. Prices for the Company Common Stock will be determined in the marketplace and may be influenced by many factors including quarterly variations in the financial results of the Company. Until Company Common Stock is fully distributed and an orderly market develops, the prices at which trading in such stock occurs may fluctuate significantly and may not reflect the inherent value of Company Common Stock. See 'The Distribution -- Listing and Trading of Company Common Stock.'


CHANGES IN TRADING PRICES OF WMS COMMON STOCK


     It is expected that WMS Common Stock will continue to be listed and traded on the New York Stock Exchange after the Distribution. As a result of the Distribution, the trading price range of WMS Common Stock is expected to be lower than the trading price range of WMS Common Stock prior to the Distribution. The combined trading prices of Company Common Stock and WMS Common Stock held by stockholders after the Distribution may be less than, equal to or greater than the trading prices of WMS Common Stock prior to the Distribution.


DIVIDEND POLICY AND WITHHOLDING TAX


     The Company expects that it will retain all available earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying cash dividends on Company Common Stock in the foreseeable future. Additionally, the Company is a holding company whose only material assets are its interests in its subsidiaries. As a result, the Company conducts no business and will be dependent on distributions from its subsidiaries to pay dividends. Each hotel and casino has separate financing arrangements which, in certain cases, may limit the declaration of dividends or other distributions to their owners. Following completion of the Preliminary Transactions, the Company's interest in the El San Juan and WHGI will all be owned by PPRA, the owner of the Condado Plaza. Therefore, the Company's ability to receive dividends from such entities will be dependent on the ability of PPRA to declare and pay dividends. The existing financing arrangements for the Condado Plaza do not prohibit the payment of dividends provided there exists no payment default with respect to such financing. Distributions to the partners of El Conquistador Partnership L.P. are restricted by its existing financing arrangements and are expected to continue to be restricted by any new arrangements for quite some time. Existing financing arrangements for the El San Juan prohibit distributions to its owners in excess of 50% of Excess Net Free Cash Flow. There is currently no contractual restriction on the payment of dividends by WHGI. There can be no assurance that dividends can be declared and paid by the Company to its public stockholders. See 'Hotel Financings and Certain Contingent Obligations.'



     If the Company is deemed for tax purposes to be doing business in Puerto Rico, then dividends paid to the Company's stockholders who are not Puerto Rico residents out of the Company's earnings subject to the Tourism Incentive Act of 1983 will be subject to Puerto Rico withholding tax of 10%. Dividends paid by the Company to such stockholders out of earnings subject to the Tourism Development Act of 1993 will not be subject to such 10% withholding.


EFFECT ON CONVERSION PRICE OF WMS CONVERTIBLE SUBORDINATED DEBENTURES

     Under the terms of WMS' 5 3/4% Convertible Subordinated Debentures due 2002, the debentures are convertible into WMS Common Stock at a conversion price of $29.00 per share. As a result of the Distribution, the conversion price will be adjusted to reflect a proportional decrease in value of WMS Common Stock. Following the adjustment of the conversion price in connection with the Distribution, the number of shares of WMS Common Stock issuable upon the conversion of all outstanding 5 3/4% Convertible Subordinated Debentures will increase.

CERTAIN TAX CONSIDERATIONS

     WMS has received a favorable ruling from the IRS to the effect, among other things, that the Distribution will qualify as a tax free spin-off under Section 355 of the Code. See 'The Distribution -- Federal Income Tax Aspects of the Distribution.' Such a ruling, while generally binding upon the IRS, is subject to certain factual representations and assumptions. If such factual representations and assumptions were incorrect in a material respect, such ruling would be jeopardized. WMS is not aware of any facts or circumstances which would cause such representations and assumptions to be untrue.

     If the Distribution were not to qualify under Section 355 of the Code, then in general, a corporate tax would be payable by the consolidated group of which WMS is the common parent based upon the difference between (i) the fair market value of Company Common Stock and (ii) the adjusted basis of Company Common Stock. The corporate level tax would be payable by WMS. See 'Relationship Between the Company and WMS After the Distribution -- Tax Sharing Agreement.' In addition, under the consolidated return regulations, each member of the consolidated group (including the Company) is severally liable for such tax liability.

     Furthermore, if the Distribution were not to qualify under Section 355 of the Code, then each holder of WMS Common Stock who receives shares of Company Common Stock in the Distribution would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of Company Common Stock received, which would result in (i) a dividend to the extent paid out of WMS' current and accumulated earnings and profits; then (ii) a reduction in such stockholder's basis in WMS Common Stock to the extent the amount received exceeds the amount referenced in clause (i); and then (iii) gain from the exchange of WMS Common Stock to the extent the amount received exceeds the sum of the amounts referenced in clauses (i) and (ii).

CERTAIN ANTI-TAKEOVER FEATURES


     Upon consummation of the Distribution, certain provisions of the Company's Certificate and Bylaws and Delaware statutory law could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. The Control Provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of Company Common Stock. The Control Provisions may also inhibit fluctuations in the market price of Company Common Stock that could result from takeover attempts. See 'Purposes and Anti-Takeover Effects of Certain Provisions.'


     The Company Board has the authority to issue shares of Preferred Stock and to determine the designations, preferences and rights and the qualifications or restrictions of those shares without any further vote or action by the stockholders and has designated the rights and preferences of 300,000 shares of Series B Preferred Stock. The rights of the holders of Company Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate actions, could have the effect of making it more difficult for a third-party to acquire a majority of the outstanding voting stock of the Company. In addition, the Company will, upon consummation of the Distribution, be subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the 'DGCL'). In general, this statute prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. See 'Purposes and Anti-Takeover Effects of Certain Provisions -- Series B Preferred Stock' and ' -- Certain Provisions of the Delaware General Corporation Law.'

     The Company has designated 300,000 shares of Series B Preferred Stock which Mr. Louis J. Nicastro has the right to acquire in the event a non-exempt person or entity acquires 10% or more of the Company Common Stock. The Series B Preferred Stock has enhanced voting rights. Based upon the number of outstanding shares of Company Common Stock anticipated immediately following the Distribution, the Series B Preferred Stock would represent 19.9% of the voting power of the Company's capital stock. The effect of the foregoing may be to inhibit or make more difficult a change in control of the Company that may be beneficial to the Company's stockholders. See 'Purposes and Anti-Takeover Effects of Certain Provisions -- Series B Preferred Stock.'


     In addition, the preferred stock purchase rights to be issued pursuant to the Rights Agreement will provide discount purchase rights to stockholders of the Company upon certain acquisitions of beneficial ownership of 15% or more of the outstanding shares of Company Common Stock. The effect of the foregoing may be to inhibit a change in control of the Company which has not been approved by the Company Board and which may be beneficial to the Company's stockholders. See 'Purposes and Anti-Takeover Effects of Certain Provisions -- Stockholder Rights Agreement.'


     The Company will have a classified Board consisting of three classes, each class serving for a term of three years. The classification has the effect of making it more difficult for stockholders to change the composition of the Company Board in a short period of time. At least two annual meetings instead of one will generally be required to effect a change in a majority of the Company Board. The existence of a classified Board can therefore have the effect of discouraging a third-party from making a tender offer or otherwise attempting to obtain control of the Company. See 'Purposes and Anti-Takeover Effects of Certain Provisions.'

CERTAIN CONSENTS


     Certain financing documents in connection with the El Conquistador provide in substance that a transfer which results in WHG El Con Corp. (the owner of the Company's interest in the El Conquistador) ceasing to be wholly-owned by WMS, while not prohibited, will constitute a default under such financing documents and the El Conquistador Partnership L.P. joint venture agreement absent consent from the respective lenders and Kumagai, the other 50% partner of El Conquistador Partnership L.P. The Distribution will cause WHG El Con Corp. to cease to be wholly-owned by WMS and, therefore, the Distribution may result in a default under such financing documents the effect of which will permit such lenders to accelerate the subject indebtedness. The Distribution would also constitute a transfer of a partnership interest not permitted under the El Conquistador Partnership L.P. joint venture agreement. If appropriate consents are not obtained, there may be material adverse consequences to the El Conquistador and ultimately to the Company. Consents have been requested from the relevant parties. The Company has been advised orally by the holder of the $120,000,000 first mortgage on the El Conquistador that such holder will provide the necessary consent. The holder of the $25,000,000 second mortgage on the El Conquistador is precluded under the applicable loan documents from accelerating the second mortgage as a result of the Distribution if the holder of the first mortgage provides the necessary consent. The Company believes that the necessary consents will be obtained. There can be no assurance that such consents will be obtained and if not obtained, that such lenders will not accelerate the applicable indebtedness. See 'Hotel Financings and Certain Contingent Obligations -- The El Conquistador.'


FRAUDULENT TRANSFER CONSIDERATIONS; LEGAL DIVIDEND REQUIREMENTS


     It is a condition to the consummation of the Distribution that the WMS Board shall have determined the permissibility of the Distribution under Section 170 of the DGCL and received a satisfactory opinion regarding the solvency of the Company. On March 20, 1997, the WMS Board made such a determination after receiving the relevant solvency opinion. See 'The Distribution -- Opinions of Financial Advisors -- Solvency Opinion.' There is no certainty, however, that a court would find the solvency opinion rendered by WMS' financial advisor to be binding on creditors of the Company and WMS or that a court would reach the same conclusions as the WMS Board in determining whether the Company or WMS was insolvent at the time of, or after giving effect to, the Distribution.


     If a court in a lawsuit by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, were to find that at the time WMS effected the Distribution, the Company or WMS, as the case may be, (i) was insolvent; (ii) was rendered insolvent by reason of the Distribution; (iii) was engaged in a business or transaction for which the Company's or WMS' remaining assets, as the case may be, constituted unreasonably small capital; or (iv) intended to incur, or believed it would incur, debts beyond its ability to pay as such debts matured, such court may be asked to void the Distribution (in whole or in part) as a fraudulent conveyance and require that the stockholders return the special dividend (in whole or in part) to WMS or require the Company to fund certain liabilities for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, the Company or WMS, as the case may be, would be considered insolvent if the fair value of their respective assets were less than the amount of their respective liabilities or if they incurred debt beyond their ability to repay such debt as it matures. In addition, under Section 170 of the DGCL (which is applicable to the Distribution) a corporation generally may make distributions to its stockholders only out of its surplus (net assets minus capital) and not out of capital.


     The WMS Board and management believe that, in accordance with the solvency opinion rendered in connection with the Distribution and their own examination of the financial statements of WMS, (i) the Company will be solvent at the time of the Distribution (in accordance with the foregoing definitions), will be able to repay or refinance its debts as they mature following the Distribution and will have sufficient capital to carry on its business, and (ii) the Distribution will be made entirely out of surplus, as provided under Section 170 of the DGCL.

                        RELATIONSHIP BETWEEN THE COMPANY
                         AND WMS AFTER THE DISTRIBUTION

     For the purpose of governing certain of the ongoing relationships between the Company and WMS after the Distribution and to provide mechanisms for an orderly transition, the Company and WMS have entered or will enter into the various agreements, and will adopt policies, as described in this section.

DISTRIBUTION AGREEMENT


     On March 20, 1997, the Company, Williams Hotel Corporation and WMS entered into the Distribution Agreement, which provides for, among other things: (i) the Preliminary Transactions (see 'Preliminary Transactions'); (ii) the Distribution; (iii) cross-indemnification between the Company and WMS with respect to the respective businesses of the Company and WMS; and (iv) certain other arrangements for the furnishing of certain financial, legal and corporate secretary functions for a transitional period following the Distribution.


     Subject to certain exceptions, the Distribution Agreement provides for cross-indemnities designed to allocate, effective as of the Distribution Date, financial responsibility for the liabilities arising out of or in connection with the Hotel & Casino Business to the Company and its subsidiaries, and financial responsibility for the liabilities arising out of or in connection with the Games Business to WMS and its subsidiaries. See ' -- Tax Sharing Agreement.'


     The Distribution Agreement provides for the Preliminary Transactions to be consummated prior to the Distribution Date, for the Company to indemnify WMS in respect of certain limited guarantees provided by WMS in respect of the El Conquistador, and for WMS to provide, following the Distribution Date, certain financial, legal and corporate services to the Company on a transitional basis. With respect to any services provided by WMS to the Company, the Company will reimburse WMS for the estimated cost of such services based upon an hourly rate for employees furnishing the services calculated using the individual's base salary. The Company anticipates that costs associated with the aforementioned services will not exceed $200,000.



     The Distribution Agreement also provides that by the Distribution Date, the Company's Certificate and Bylaws shall be in the forms attached hereto as Annex III and IV, respectively, and that the Company and WMS will take all actions which may be required to elect or otherwise appoint, as directors of the Company, the persons indicated herein. See 'Management,' 'Purposes and Anti-Takeover Effects of Certain Provisions' and 'Description of the Company's Capital Stock.'


     The Distribution Agreement also provides that each of the Company and WMS will be granted access to certain records and information in the possession of the other, and requires the retention by each of the Company and WMS for a period of 10 years following the Distribution of all such information in its possession, and thereafter requires that each party give the other prior notice of its intention to dispose of such information. In addition, the Distribution Agreement provides for the allocation of shared privileges with respect to certain information and requires each of the Company and WMS to obtain the consent of the other prior to waiving any shared privilege.

     WMS has a registered trademark of the name 'Williams' for video output game machines, coin-operated video games, video game cartridges and disks, computer video game software and coin-operated pinball machines. The Distribution
Agreement provides that following the Distribution, the Company and its subsidiaries, particularly WHGI, will continue to be able to use the 'Williams' name in the ownership and management of hotels and casinos but will not use the 'Williams' name as a corporate name, except WHGI, and will not use the 'Williams' name outside its business of owning and managing hotels and casinos. WMS has agreed not to use the 'Williams' name in the future in connection with the ownership and management of hotels and casinos.

     The Distribution Agreement provides that, except as otherwise set forth therein or in any related agreement, all costs and expenses in connection with the Distribution will be borne by WMS.

ADDITIONAL ACTIONS AND RELATIONSHIPS


     WMS, as sole stockholder of the Company, has approved the adoption by the Company of a Stock Option Plan (the 'Plan') for purposes of granting awards of options to purchase Company Common Stock to directors, officers, employees and consultants and advisors of the Company and its subsidiaries subsequent to the Distribution. WMS has also approved the reservation by the Company of 900,000 shares under the Plan. For a discussion of the principal terms and conditions of the Plan, see 'Management -- Stock Option Plan.'



     After the Distribution the only person who will serve as an officer and/or director of the Company and WMS and their respective subsidiaries will be Mr. Louis J. Nicastro. Mr. Nicastro, a Director, Chairman of the Board and Chief Executive Officer of the Company, as well as an officer and director of all of the Company's subsidiaries, will continue to serve as a Director and Chairman of the Board of WMS and as a Director of Midway Games Inc., approximately 87% of which is owned by WMS. Although the Chairman of the Board of WMS, Mr. Nicastro is not an executive officer of WMS. There will be no other overlapping officers or directors of WMS and its subsidiaries on the one hand and the Company and its subsidiaries on the other hand.


     Prior to the Distribution, the Company will enter into the Put and Call Agreement (as defined) with respect to the Series B Preferred Stock. See 'Related Party Transactions.'

     Some time after the Distribution, Barbara M. Norman, currently a Vice President, Secretary and General Counsel of WMS will resign from WMS and become a Director, Vice President, Secretary and General Counsel of the Company. She will, however, continue to render limited advisory and consulting services to WMS and its subsidiaries on matters on which she previously worked. She will be paid directly by WMS for such services or be reimbursed by WMS for time devoted to WMS matters based upon her base salary.

TAX SHARING AGREEMENT

     The Company and WMS will enter into a tax sharing agreement (the 'Tax Sharing Agreement') that defines the parties' rights and obligations with respect to deficiencies and refunds of Federal, state, Puerto Rico and other income or franchise taxes relating to the Company's business for tax years prior to the Distribution and with respect to certain tax attributes of the Company after the Distribution. In general, with respect to periods ending on or before the last day of the year in which the Distribution occurs, WMS is responsible for (i) filing both consolidated Federal tax returns for the WMS affiliated group and combined or consolidated state tax returns for any group that includes a member of the WMS affiliated group, including in each case the Company and its subsidiaries for the relevant periods of time that such companies were members of the applicable group; and (ii) paying the taxes relating to such returns (including any subsequent adjustments resulting from the redetermination of such tax liabilities by the applicable taxing authorities). The Company will reimburse WMS for a defined portion of such taxes relating to the Hotel & Casino Business. The Company is responsible for filing returns and paying taxes related to the Hotel & Casino Business for subsequent periods. The Company and WMS have agreed to cooperate with each other and to share information in preparing such tax returns and in dealing with other tax matters.

                            PRELIMINARY TRANSACTIONS


     Williams Hotel Corporation is a direct wholly-owned subsidiary of WMS whose only assets are 100% of the outstanding stock of each of the Company, WHG El Con Corp., formerly known as WMS El Con Corp., and ESJ. The Company in turn, owns
(i) 95% of the outstanding common stock of PPRA, the owner of the Condado Plaza,
(ii) 100% of the outstanding common stock of WMS Property Inc., the owner of approximately 150 acres of vacant land adjacent to the El Conquistador, and
(iii) 62% of the outstanding WHGI Common Stock. WMS also owns 82 shares, consisting of all the outstanding shares, of Condado Plaza Preferred Stock with an aggregate liquidation value of $4,100,000.


     Set forth  below  is  a  diagram  of  the  organization  structure  of  the
significant   entities  comprising  the  Hotel  &  Casino  Business  before  the
Preliminary Transactions and the Distribution.

HOTEL & CASINO BUSINESS BEFORE THE PRELIMINARY TRANSACTIONS AND THE DISTRIBUTION

                                     [CHART]


     Prior to the Distribution, WMS will perform and/or cause the following transactions to occur, but not necessarily in the order listed: (i) the Merger of Williams Hotel Corporation with and into the Company; (ii) WMS to contribute to the Company's capital the Condado Plaza Preferred Stock together with accrued and unpaid dividends, net intercompany accounts due WMS from the Hotel & Casino Business (approximately $4,500,000 as of December 31, 1996) excluding amounts due ESJ; (iii) PPRA to pay all accrued and unpaid dividends of approximately $246,000 on the Condado Plaza Preferred Stock and redeem a portion of such shares for an aggregate redemption price of approximately $2,050,000; (iv) WHGI to pay dividends of approximately $3,500,000 to the holders of WHGI Common Stock, $2,170,000 of which will be paid to the Company; (v) WMS to pay its outstanding intercompany receivable due ESJ (approximately $5,077,000 at December 31, 1996); (vi) WMS to make a capital contribution in cash to the Company of an amount which when added to the amount of the intercompany receivable due ESJ equals $6,000,000; (vii) WMS Property Inc. to merge with and into ESJ; and (viii) the Company to transfer to PPRA all of the common stock of ESJ, which owns a 50% general partnership interest in Posadas de San Juan Associates, the owner of the El San Juan, and its 62% of the outstanding WHGI common stock in consideration for the issuance of additional shares of capital stock of PPRA.

     Set forth below is a diagram of the organization structure of the significant entities comprising the Company after the Preliminary Transactions and the Distribution.

HOTEL & CASINO BUSINESS AFTER THE PRELIMINARY TRANSACTIONS AND THE DISTRIBUTION

                                    [CHART]


     The Company has initiated negotiations with the 5% unaffiliated owner of PPRA to purchase its interest in that entity. It is not expected that an agreement, if reached, will be concluded prior to the Distribution. Therefore, the 5% unaffiliated interest will be reduced based upon the relative values of the Condado Plaza and the assets contributed by the Company to PPRA as determined by the Board of Directors of PPRA. Based upon values of the assets as determined by the Board of Directors of PPRA, the Other Owners' interest will be reduced as a result of the transfer of assets in exchange for additional shares of capital stock of PPRA to approximately 1% and the Company will thereafter own approximately 99% of PPRA. As a result of the transfer of the Company's ownership interests in Posadas de San Juan Associates and WHGI to a less than wholly-owned subsidiary, the Company's effective ownership percentages in such entities will be reduced to 49.5% and 61.38%, respectively.



     The Company will be the surviving corporation of the Merger. The Company has caused WMS El Con Corp. to change its name to WHG El Con Corp.


     All of the foregoing transactions are referred to herein collectively as the 'Preliminary Transactions.'

                    RELATIONSHIP BETWEEN THE COMPANY AND THE
                 COMPANY'S SUBSIDIARIES AFTER THE DISTRIBUTION

     The Company is a holding company for interests in three hotels and casinos in Puerto Rico (the Condado Plaza, the El San Juan and the El Conquistador) and in the management company (WHGI) for each of such hotels and casinos.

THE CONDADO PLAZA

     Following the Distribution, the Company will own approximately 99% of PPRA, the owner of the Condado Plaza. The remaining approximately 1% will be owned by Empire Hotel Corporation, a corporation owned and controlled by Burton and Richard Koffman (the 'Koffmans') of Binghamton, New York or members of their families (the 'Koffman Family'). The Company has and after consummation of the Preliminary Transactions will continue to have voting control of PPRA. The Company is a party to a stockholders agreement pursuant to which the Koffmans are entitled to designate two directors of PPRA and the Company has the right to designate all other directors. There are currently seven members of the Board of Directors of PPRA, five of which have been designated by the Company. In addition, PPRA and each stockholder has the right of first refusal with respect to a sale of the other stockholder's stock in PPRA. The Company has the right to require the sale of the Koffman Family stock in PPRA in connection with a sale of all of the stock of PPRA. The Company will also own 82 shares of Condado Plaza Preferred Stock with a liquidation preference of $50,000 per share or $4,100,000 in the aggregate of which approximately $2,050,000 will be redeemed prior to the Distribution Date as part of the Preliminary Transactions. The Series A Preferred Stock pays cumulative cash dividends at a rate of 8% per annum on the aggregate liquidation preference of such stock and is redeemable, in whole or in part, at the option of PPRA, at any time. The Series A Preferred Stock does not entitle the holders thereof to vote on any matters except as required by law.

     The Condado Plaza is managed by WHGI pursuant to a management agreement expiring in 2003.

THE EL SAN JUAN

     The El San Juan is owned by Posadas de San Juan Associates, a New York general partnership. The Company owns a 50% general partnership interest in such partnership and as of the Distribution Date its effective ownership will be reduced to 49.5%. Of the remaining 50%, 40% is owned by affiliates of the Koffman Family and 10% is owned by a former employee of WHGI. The Posadas de San Juan Associates partnership is governed by a venturers committee consisting of six persons, three of whom are designated by the Company and the remaining three are designated by the Other Owners.

     The El San Juan is managed by WHGI pursuant to a management agreement expiring in 2005.

THE EL CONQUISTADOR


     The El Conquistador is owned by El Conquistador Partnership L.P., a Delaware limited partnership. 50% of the general and limited partnership interests are owned by Kumagai, a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, and the remaining 50% general and limited partnership interests are owned by WKA, a New York general partnership of which 46.54% is owned by the Company's wholly owned subsidiary WHG El Con Corp., 37.23% is owned by members of the Koffman Family and the remaining 16.23% is owned by the former employee of WHGI who is also an owner of the El San Juan. The Company's interest in WKA represents a 23.3% ownership interest in the El Conquistador.


     Pursuant to the El Conquistador partnership agreement, WKA is the managing general partner of the partnership provided, however, that certain major decisions require the consent of Kumagai. Such major decisions include the transfer of a general partnership interest, the entry into certain significant agreements including loan agreements, the sale of a significant asset, and the approval of yearly budgets.

     Pursuant to the WKA partnership agreement, WKA is governed by a venturers committee consisting of six persons, three of whom are designated by the Company and the remaining three are designated by the Other Owners. The WKA partnership agreement also prohibits the transfer of any interest in the WKA partnership except to an affiliate of the partners.

     The El Conquistador is managed by WHGI pursuant to a management agreement expiring in 2013.

WHGI

     WHGI is a Delaware corporation. The Company owns 62% of the outstanding WHGI Common Stock and as of the Distribution Date its effective ownership will be reduced to 61.38%. The remaining approximately 38% is owned by affiliates of the Koffman Family. The Company is a party to a stockholders agreement pursuant to which the Company has the right to designate a majority of the Board of Directors of WHGI. The stockholders agreement further provides that there shall not be less than seven nor more than eight directors. There are currently seven directors, five of whom have been designated by the Company and two of whom have been designated by the Koffman Family. The Koffman Family has the right to designate up to three members of the WHGI Board of Directors, but currently has only designated two directors. Such stockholders agreement provides that actions by the Board of Directors shall require a simple majority vote except that commencing April 30, 1999, or such earlier date as Mr. Louis J. Nicastro ceases to be Chairman of the Board of WHGI and to regularly exercise the functions of Chief Executive Officer of WHGI, then action by the Board with respect to certain major decisions shall require an affirmative vote of 65% of the members of the entire Board of WHGI and, to the extent a vote of the stockholders is required by law to authorize such a major decision, then an affirmative vote of the holders of 66 2/3% of the outstanding shares of WHGI Common Stock will be required. The major decisions requiring such a vote include the issuance of additional shares, a sale of substantially all of the assets of WHGI, compensation of directors and incurrence of indebtedness in excess of $2.0 million for any single item or $5.0 million in the aggregate. Under the stockholders agreement, each of the stockholders has granted WHGI and the other stockholder the right of first refusal with respect to such stockholder's shares of WHGI.


     Mr. Louis J. Nicastro is and after the Distribution Date will remain Chairman and Chief Executive Officer of the Company and WHGI. Mr. Nicastro will not be separately compensated by WHGI in his capacity as Chief Executive Officer of WHGI but he will be entitled to receive directors fees. See 'Management -- Compensation of Directors' and ' -- Employment Agreements.'


     Mr. Brian R. Gamache is President and Chief Operating Officer of WHGI and, as of the Distribution Date, will also be President and Chief Operating Officer of the Company. Mr. Richard F. Johnson is Senior Vice President and Chief Financial Officer of WHGI and, as of the Distribution Date, will be Treasurer and Chief Financial Officer of the Company. See 'Management -- Executive Officers,' ' -- Executive Officer Compensation' and ' -- Employment Agreements.'


                              ACCOUNTING TREATMENT

     The historical consolidated financial statements of Williams Hotel Corporation present its financial position, results of operations and cash flows as if it was a separate entity for all periods presented. WMS' historical basis in the assets and liabilities has been carried over.

                              HOTEL FINANCINGS AND
                         CERTAIN CONTINGENT OBLIGATIONS

THE CONDADO PLAZA


     At December 31, 1996, PPRA, the owner of the Condado Plaza, had aggregate long-term indebtedness (current and non-current) of $23,295,412 of which $23,100,000 represents a term loan due to its secured mortgage lender (the 'Condado Term Loan'); and $195,412 represents equipment financing arrangements. PPRA has available a revolving line of credit of up to $2,000,000. PPRA also has outstanding $4,100,000 of Condado Plaza Preferred Stock (all of which will be owned by the Company and of which approximately $2,050,000 is expected to be redeemed as part of the Preliminary Transactions). The principal amount of the Condado Term Loan is payable in semi-annual installments of $1,200,000 each in 1997, $1,350,000 each in 1998 and the remaining balance of $18,000,000 is due September 1, 1998. The Condado Term Loan and the related revolving line of credit are secured by substantially all of the assets of the Condado Plaza. The Condado Term Loan restricts PPRA from declaring or paying any dividends or making any advances to any parent, stockholder or affiliate of PPRA unless at the time PPRA is in compliance with its payment obligations under the Condado Term Loan.



     In connection with additional financing for the El Conquistador in May 1992, PPRA granted a mortgage of $3,750,000 to the Government Development Bank for Puerto Rico (the 'GDB') on certain vacant land owned by PPRA and used by the Condado Plaza as a parking lot as security for the obligations of WKA in respect of the $4,000,000 of indebtedness to GDB. The original purchase price of that land was $2,100,000.


THE EL SAN JUAN

     At December 31, 1996, Posadas de San Juan Associates, the owner of the El San Juan, had aggregate long-term indebtedness (current and non-current) of $49,555,079 of which $24,749,737 represents a term loan due to its secured mortgage lender (the 'ESJ Term Loan'); $799,627 represents equipment financing arrangements; and $24,005,715 represents unpaid basic and incentive management fees due WHGI plus accrued interest thereon. The El San Juan also has available a $1,000,000 revolving credit facility. The ESJ Term Loan is payable in monthly installments with the balance of $7,500,000 due in March 2003. The ESJ Term Loan and related revolving line of credit are secured by substantially all of the assets of the El San Juan and are non-recourse to the general partners of Posadas de San Juan Associates. The ESJ Term Loan requires the El San Juan to annually reserve an amount equal to at least 4% of its Annual Gross Revenues (as defined) for the replacement of furniture, fixtures and equipment, requires mandatory prepayments equal to 50% of Excess Cash Flow (as defined) until the last installment is reduced to $3,000,000 and prohibits distributions to the owners or payment of $16.5 million of unpaid management fees existing at the time the loan was entered into except out of 50% of Excess Net Free Cash Flow.

THE EL CONQUISTADOR

     At December 31, 1996, El Conquistador had aggregate short-term and long-term indebtedness of $202,695,947 of which $145,000,000 represents term loans provided by various secured mortgage lenders; $6,000,000 represents amounts outstanding under a revolving credit facility; $5,070,910 represents equipment financing arrangements; $37,353,783 represents loans plus accrued interest from its partners and $9,271,254 represents incentive management fees and other amounts due WHGI. The revolving credit facility is limited to $6,000,000 in principal amount outstanding at any time, expires in October 1997, and is secured by a first lien on its accounts receivable and a third mortgage on the El Conquistador's assets.

     The first mortgage lien in the amount of $120,000,000 requires quarterly payments of interest and will become due February 1, 1998, unless extended or refinanced. The obligation is non-recourse to the partners of El Conquistador payable solely from the assets of the partnership.

     The El Conquistador is party to an interest rate swap agreement with respect to the $120,000,000 of first mortgage indebtedness. El Conquistador's obligations in respect of a default under the swap arrangements ('Swap Breakage') are secured by a $20,000,000 mortgage on the El Conquistador which is pari passu with the first mortgage lien. Swap Breakage in excess of $20,000,000 has been guaranteed, one-half by WHGI and one-half by an affiliate of Kumagai.


     The second mortgage lien on the El Conquistador is in the principal amount of $25,000,000. The loan secured by such lien is non-recourse to the partners of the El Conquistador Partnership L.P. and is the subject of a subordination and standstill agreement with the holder of the first mortgage. The second mortgage becomes due in February 2006 and must be prepaid with any Excess Refinancing Proceeds (as defined).


     The third mortgage lien secures the El Conquistador's revolving credit facility in the principal amount of $6,000,000 which expires in October 1997. The third mortgage is also subject to the subordination and standstill agreement with the holder of the first mortgage lien. The revolving credit facility is also secured by a first lien on El Conquistador's accounts receivable.


     In May 1992, each of the partners of the El Conquistador Partnership L.P. borrowed $4,000,000 from the GDB and in turn loaned the proceeds of such loans to the El Conquistador Partnership L.P. on the same terms as the loans from GDB. Such $8,000,000 is included in the $37,353,783 of loans from its partners referred to above. In connection with such financing, the Company agreed to deposit in escrow any monies it may receive from the El Conquistador, other than basic management fees and the fair value of goods or services actually provided, as security for the repayment of such indebtedness. Interest on such indebtedness is deferred and added to the outstanding principal of such indebtedness during the first five years of the loan. Principal payments commence March 31, 2000 and are required to be made quarterly thereafter until May 5, 2002 when the entire unpaid principal and interest becomes due. The partners' obligations with respect to accrued interest on such loans is secured by a fourth mortgage on the El Conquistador in the principal amount of $6,000,000. In addition, the obligations of WKA in respect of its $4,000,000 indebtedness to GDB is secured by land owned by PPRA having an original cost of $2,100,000; land owned by WHGI having an original cost of $1,661,200 and a guaranty by WMS in the amount of $1,000,000. The Company will assume and agree to indemnify WMS in respect of such guaranty. The other partners of WKA have provided indemnities and collateral to WMS for their proportionate share of such guaranty.

WHGI

     In connection with additional financing for the El Conquistador in May 1992, WHGI granted a mortgage of $1,500,000 to the GDB on certain land located near the El San Juan. The original purchase price of that land was $1,661,200.

     WHGI has guaranteed certain equipment financing arrangements and other obligations of the El Conquistador of approximately $3,033,000 as of December 31, 1996 of which $1,273,000 is secured by WHGI certificates of deposit.

THE COMPANY

     In connection with additional financing for the El Conquistador in May 1992, WMS guaranteed up to $1,000,000 of the principal amount of the $4,000,000 loan made by GDB to WKA. The Other Owners of WKA have agreed with WMS to bear a portion of such obligation equal to their respective ownership interests in WKA and have pledged to WMS as collateral for their obligation cash and 15 shares of common stock of PPRA. The Company will indemnify WMS in respect of its obligations and associated collateral under the guaranty and receive the benefit of the obligations of the Other Owners with respect to such guaranty.


     In May 1992, WMS and the Other Owners guaranteed severally, in accordance with their respective ownership interests in WKA, for the benefit of the holder of the first mortgage on the El Conquistador, WKA's obligations to make certain additional operating deficiency loans to the El Conquistador Partnership L.P. WMS' obligation with respect to the aforementioned guaranty is limited to $1,396,000. The Company will assume and agree to indemnify WMS in respect of its obligations under the guaranty and will execute a similar guaranty in favor of the holder of the first mortgage. The obligation to make such additional operating deficiency loans is subject to the partners of the El Conquistador Partnership L.P. having previously made an aggregate of $14,000,000 of operating deficiency loans. To date an aggregate of $7,600,000 of operating deficiency loans have been made by the partners and the Company does not anticipate that any further operating deficiency loans will be required while the guaranty remains outstanding.



     The Company, as assignee from WMS, is a party to a put option agreement with American National Bank and Trust Company of Chicago ('ANB') whereby ANB can require the Company to purchase up to 20 shares of WHGI Common Stock for a purchase price of $53,000 per share. Such WHGI Common Stock is owned by one of the Other Owners and was pledged by such Other Owner as collateral for a loan made to Burton I. Koffman. The put agreement was initially entered into as April 30, 1993 and, as extended, currently continues until May 5, 1997. The Company has been advised that the principal amount outstanding under the applicable loan is $416,000. The Company does not believe that the put option will be exercised.

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of Williams Hotel Corporation as of December 31, 1996 and such capitalization as adjusted to give effect to the Distribution and to the Preliminary Transactions and other transactions (the 'transactions') described in the Unaudited Pro Forma Condensed Consolidated Financial Statements as if the Distribution and such transactions had occurred on December 31, 1996. The table should be read in conjunction with the historical consolidated financial statements and notes thereto of Williams Hotel Corporation, the Unaudited Pro Forma Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere in this Information Statement.


                                                                              DECEMBER 31, 1996
                                                                          -------------------------
                                                                          HISTORICAL    AS ADJUSTED
                                                                          ----------    -----------
                                                                               (IN THOUSANDS)
Debt:
     Short-term notes payable..........................................    $  1,000       $ 2,000(1)
     Long-term debt, including current maturities of $3,347............      25,226        25,226
                                                                          ----------    -----------
          Total debt...................................................      26,226        27,226
Minority interests in PPRA and WHGI....................................      19,921        18,591(2)
Condado Plaza Preferred Stock held by WMS..............................       4,100        --    (3)
Stockholders' equity:
     Preferred stock, 2,000,000 shares authorized......................                    --
     Common stock, Class A, $.01 par value, non-voting, 3,000,000
       shares authorized...............................................                    --
     Common stock, no par value, 1,000 shares authorized, 100 shares outstanding, historical, and 12,000,000 shares, $.01 par value,
       authorized, 6,050,200 shares outstanding, as adjusted...........           1            61(4)
     Additional paid-in capital........................................       3,849        13,621(3)(4)
     Retained earnings.................................................      33,491        33,387(5)
                                                                          ----------    -----------
          Total stockholders' equity...................................      37,341        47,069
                                                                          ----------    -----------
          Total capitalization.........................................    $ 87,588       $92,886
                                                                          ----------    -----------
                                                                          ----------    -----------


------------

(1) Reflects the $1,000,000 draw down on the PPRA line of credit prior to the Distribution.

(2) Reflects the payment of a $1,330,000 dividend by WHGI to its minority stockholders prior to the Distribution.




(3) Reflects the contribution to additional paid-in capital of the Company by WMS of $9,588,000 including $4,100,000 in Condado Plaza Preferred Stock, an intercompany receivable of $4,565,000 and $923,000 in cash prior to the Distribution. In addition, $244,000 of Condado Plaza Preferred Stock dividend is added to additional paid-in capital.



(4) Reflects the issuance of 6,050,200 shares of Company Common Stock in the Distribution and transfer of $60,000 of par value from additional paid-in capital to common stock, based on a one for four distribution and the number of shares of WMS Common Stock outstanding on the Record Date.


(5) Reflects the payment of the accumulated dividend on the Condado Plaza Preferred Stock and certain tollgate taxes reducing retained earnings by $104,000.

                                   DIVIDENDS

     The Company currently intends to retain all available earnings, if any, generated by its operations. Accordingly, the Company does not anticipate paying dividends on Company Common Stock in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Company Board and will be dependent upon the Company's results of operations, financial condition, contractual restrictions, if any, and other factors deemed relevant by the Company Board. Credit arrangements of certain of the Company's subsidiaries contain limitations on the ability of such subsidiaries to pay dividends to the Company. See 'Risk Factors -- Dividend Policy and Withholding Tax' and 'Hotel Financings and Certain Contingent Obligations.'

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to the distribution of one share of Company Common Stock for every four shares of WMS Common Stock expected to be outstanding on the Distribution Date and reflect the 'Preliminary Transactions' described elsewhere in this Information Statement.


     The unaudited pro forma condensed consolidated balance sheet as of December 31, 1996 was prepared as if the Distribution was effectuated on December 31, 1996 and using the unaudited consolidated balance sheet of Williams Hotel Corporation as of December 31, 1996 modified to include pro forma adjustments to reflect the following Preliminary Transactions: (i) the Merger of Williams Hotel Corporation into the Company; (ii) the contribution to capital of the Company by WMS of $9,588,000 including $4,100,000 of Condado Plaza Preferred Stock, an intercompany receivable from WHG El Con Corp. of $357,000, an intercompany receivable from the Company of $4,208,000 and $923,000 in cash; (iii) the cash payment by WMS of an intercompany payable to ESJ of $5,077,000 and subsequent loan of this cash to the Company; (iv) the redemption by PPRA of $2,050,000 of Condado Plaza Preferred Stock from the Company; (v) the $1,000,000 draw down by PPRA on its line of credit; (vi) the payment of the accumulated dividend on the Condado Plaza Preferred Stock; and (vii) the payment of a $3,500,000 dividend by WHGI.



     The unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 1996 was prepared as if the Distribution was effectuated as of July 1, 1995 and the change in ownership of certain subsidiaries of the Company occurred on that date and using the unaudited statement of operations of Williams Hotel Corporation for the six months ended December 31, 1996. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1996 was prepared as if the Distribution was effectuated as of July 1, 1995 and the change in ownership of certain subsidiaries of the Company occurred on that date and using the audited statement of operations of Williams Hotel Corporation for the year ended June 30, 1996. The pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 1996 and the year ended June 30, 1996 includes adjustments to reflect the operations of the Company as though the Company operated as a publicly traded company separate from WMS and reflects adjustments resulting from changes in ownership of certain subsidiaries of the Company and include (i) an estimate of public company costs which are expected to be incurred; (ii) the elimination of the dividend on Condado Plaza Preferred Stock; (iii) the change in the minority interest of PPRA; (iv) the elimination of income tax benefits; and (v) additional Puerto Rico income taxes on WHGI dividends.


     The unaudited pro forma financial information is presented for informational purposes and does not purport to represent the consolidated financial position and consolidated results of operations of the Company had the Distribution actually occurred on the dates indicated; nor does it purport to be indicative of results that will be attained in the future.

     The unaudited pro forma financial information is based on and should be read in conjunction with the historical consolidated financial statements and notes thereto of Williams Hotel Corporation and separate financial statements of nonconsolidated affiliates and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' contained elsewhere in this Information Statement.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                               DECEMBER 31, 1996


                                            WILLIAMS
                                              HOTEL            PRO FORMA
                                           CORPORATION        ADJUSTMENTS
                                           HISTORICAL     INCREASE/(DECREASE)    PRO FORMA
                                           -----------    -------------------    ---------
                                                           (IN THOUSANDS)
                 ASSETS
Current assets:
     Cash and cash equivalents -- the
      Company...........................    $  --               $ 6,000 (b)      $ 10,442
                                                                  2,050 (d)
                                                                    244 (e)
                                                                  2,148 (f)
     Cash and cash
      equivalents -- subsidiaries.......        5,663            (1,050)(d)           867
                                                                   (246)(e)
                                                                 (3,500)(f)
                                           -----------         --------          ---------
               Total cash and cash
                 equivalents............        5,663             5,646            11,309
     Receivables, net...................        4,696                               4,696
     Receivables from nonconsolidated
      affiliates........................        2,687                               2,687
     Intercompany with WMS:
          WMS El Con Corp. (now known as
            WHG El Con Corp.) and the
            Company payable to WMS......       (4,565)              357 (c)         --
                                                                  4,208 (c)
          ESJ receivable from WMS.......        5,077            (5,077)(b)         --
                                           -----------         --------          ---------
               Net receivable from
                 WMS....................          512              (512)            --
     Other current assets...............        1,332                               1,332
                                           -----------         --------          ---------
               Total current assets.....       14,890             5,134            20,024
Investments in, receivables and advances
  to nonconsolidated affiliates.........       25,203                              25,203
Property and equipment, net.............       44,126                              44,126
Excess of purchase cost over amount
  assigned to net assets acquired,
  net...................................        8,909                               8,909
Other assets............................       11,722                              11,722
                                           -----------         --------          ---------
                                            $ 104,850           $ 5,134          $109,984
                                           -----------                           ---------
                                           -----------         --------          ---------
                                                               --------
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accruals......    $  10,085                            $ 10,085
     Dividend payable on Condado Plaza
      Preferred Stock...................          164           $  (164)(e)         --
     Notes payable......................        1,000             1,000 (d)         2,000
     Current maturities of long-term
      debt..............................        3,347                               3,347
                                           -----------         --------          ---------
               Total current
                 liabilities............       14,596               836            15,432
Long-term debt, less current
  maturities............................       21,879                              21,879
Deferred income taxes...................        2,291                               2,291
Other noncurrent liabilities............        4,722                               4,722
Minority interests......................       19,921            (1,330)(f)        18,591
Condado Plaza Preferred Stock held by
  WMS...................................        4,100            (4,100)(a)         --
Shareholders' equity:
     Preferred stock, 2,000,000 shares
      authorized........................                                            --
     Common stock, Class A, $.01 par
      value, non-voting, 3,000,000
      shares authorized.................                                            --
     Common stock, no par value, 1,000
      shares authorized, 100 shares
      outstanding, historical, and
      12,000,000 shares, $.01 par value,
      authorized, 6,050,200 shares
      outstanding, pro forma............            1                60 (g)            61
     Additional paid-in capital.........        3,849             4,100 (a)        13,621
                                                                    923 (b)
                                                                  4,565 (c)
                                                                    244 (e)
                                                                    (60)(g)
     Retained earnings..................       33,491               (82)(e)        33,387
                                                                 (2,170)(f)
                                                                  2,148 (f)
                                           -----------         --------          ---------
               Total shareholders'
                 equity.................       37,341             9,728            47,069
                                           -----------         --------          ---------
                                            $ 104,850           $ 5,134          $109,984
                                           -----------                           ---------
                                           -----------         --------          ---------
                                                               --------


 See notes to unaudited pro forma condensed consolidated financial statements.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                                                           SIX MONTHS ENDED
                                                           DECEMBER 31, 1996
                                                ---------------------------------------
                                                 WILLIAMS
                                                   HOTEL
                                                CORPORATION     PRO FORMA
                                                HISTORICAL     ADJUSTMENTS    PRO FORMA
                                                -----------    -----------    ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE
                                                               AMOUNTS)
Revenues:
     WHGI management fees from
       nonconsolidated affiliates............     $ 4,904        $             $ 4,904
     Condado Plaza hotel and casino
       revenues..............................      25,150                       25,150
                                                -----------    -----------    ---------
          Total revenues.....................      30,054                       30,054
Costs and expenses:
     WHGI operating expenses (excl.
       depreciation).........................       1,827                        1,827
     Condado Plaza operating expenses (excl.
       depreciation).........................      15,766                       15,766
     Selling and administrative..............       4,550            400 (h)     4,950
     Depreciation and amortization...........       2,809                        2,809
                                                -----------    -----------    ---------
          Total costs and expenses...........      24,952            400        25,352
                                                -----------    -----------    ---------
Income from operations.......................       5,102           (400)        4,702
Interest income, primarily from
  nonconsolidated affiliates, and other
  income.....................................       1,091                        1,091
Interest expense.............................      (1,674)                      (1,674)
Equity in loss of nonconsolidated
  affiliates.................................      (3,028)                      (3,028)
                                                -----------    -----------    ---------
Income before tax provision and minority
  interests..................................       1,491           (400)        1,091
Provision for income taxes...................        (224)        (1,091)(k)    (1,315)
Minority interests in income.................      (1,262)           (14)(j)    (1,276)
Dividend on Condado Plaza Preferred Stock....        (164)           164 (i)     --
                                                -----------    -----------    ---------
Net income (loss)............................     $  (159)       $(1,341)      $(1,500)
                                                -----------    -----------    ---------
                                                -----------    -----------    ---------
Pro forma net income (loss) per share of
  common stock...............................                                  $(0.25)
Shares used in calculating per share
  amounts....................................                                   6,050

                                                      YEAR ENDED JUNE 30, 1996
                                                -------------------------------------
                                                 WILLIAMS
                                                  HOTEL
                                                CORPORATION   PRO FORMA
                                                HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                ----------   -----------    ---------
Revenues:
     WHGI management fees from
       nonconsolidated affiliates............   $  13,372      $             $13,372
     Condado Plaza hotel and casino
       revenues..............................      55,322                     55,322
                                                ----------   -----------    ---------
          Total revenues.....................      68,694                     68,694
Costs and expenses:
     WHGI operating expenses (excl.
       depreciation).........................       3,882                      3,882
     Condado Plaza operating expenses (excl.
       depreciation).........................      36,337                     36,337
     Selling and administrative..............       9,487        1,300 (h)    10,787
     Depreciation and amortization...........       5,430                      5,430
                                                ----------   -----------    ---------
          Total costs and expenses...........      55,136        1,300        56,436
                                                ----------   -----------    ---------
Income from operations.......................      13,558       (1,300)       12,258
Interest income, primarily from
  nonconsolidated affiliates, and other
  income.....................................       1,830                      1,830
Interest expense.............................      (3,689 )                   (3,689)
Equity in loss of nonconsolidated
  affiliates.................................      (3,465 )                   (3,465)
                                                ----------   -----------    ---------
Income before tax provision and minority
  interests..................................       8,234       (1,300)        6,934
Provision for income taxes...................      (1,645 )       (976)(k)    (2,621)
Minority interests in income.................      (3,636 )        (94)(j)    (3,730)
Dividend on Condado Plaza Preferred Stock....        (516 )        516 (i)     --
                                                ----------   -----------    ---------
Net income (loss)............................   $   2,437      $(1,854)      $   583
                                                ----------   -----------    ---------
                                                ----------   -----------    ---------
Pro forma net income (loss) per share of
  common stock...............................                                 $0.10
Shares used in calculating per share
  amounts....................................                                 6,050

Pro forma net income (loss) per share of the Company was calculated using the distribution of one share of Company Common Stock for every four of the 24,200,800 shares of WMS Common Stock outstanding on the Record Date.


See notes to unaudited pro forma condensed consolidated financial statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


     The following pro forma adjustments, debit (credit), are based on estimates which are subject to change. The Company does not expect that there are any estimates as to which the potential change could result in a material change to the Pro Forma Condensed Consolidated Balance Sheet or the Pro Forma Condensed Consolidated Statements of Operations.


     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 gives effect to the following pro forma adjustments:

          (a) To reflect the contribution to the Company of $4,100,000 of Condado Plaza Preferred Stock held by WMS.

Condado Plaza Preferred Stock..................................................   $ 4,100,000
Additional paid-in capital.....................................................    (4,100,000)

          (b) To reflect the payment of $5,077,000 by WMS to ESJ to pay the intercompany balance in full and the subsequent loan of the $5,077,000 cash to the Company and payment by WMS of $923,000 to the Company as a contribution to capital.

Cash and cash equivalents -- the Company.......................................   $ 6,000,000
ESJ receivable from WMS........................................................    (5,077,000)
Additional paid-in capital.....................................................      (923,000)

          (c) To reflect the contribution by WMS of the following intercompany accounts to the Company additional paid-in capital:


Intercompany payable from WMS El Con Corp. (now known as WHG El Con Corp.) to
  WMS..........................................................................   $   357,000
Intercompany payable from the Company to WMS...................................     4,208,000
Additional paid-in capital.....................................................    (4,565,000)


          (d) To reflect the redemption by PPRA of $2,050,000 of Condado Plaza Preferred Stock from the Company and a draw down on the PPRA line of credit by $1,000,000 to facilitate the redemption.

Cash and cash equivalents -- the Company.......................................   $ 2,050,000
Notes payable..................................................................    (1,000,000)
Cash and cash equivalents -- subsidiaries......................................    (1,050,000)

          (e) To reflect the anticipated payment of the accumulated dividend on the Condado Plaza Preferred Stock, assuming the Distribution is March 31, 1997, of $246,000 of which $82,000 is charged to retained earnings for the preferred dividend subsequent to December 31, 1996. Also, to reflect payment of the tollgate tax of $2,000 on the preferred dividend.

Cash and cash equivalents -- subsidiaries........................................   $(246,000)
Dividend payable on Condado Plaza Preferred Stock................................     164,000
Retained earnings................................................................      82,000

Cash and cash equivalents -- the Company.........................................   $ 244,000
Additional paid-in capital.......................................................    (244,000)

          (f) To reflect the anticipated payment of a dividend by WHGI of $3,500,000 of which $1,330,000 is shown as a reduction in minority interests for the thirty-eight percent minority ownership and $2,148,000 is received by the Company which is net of a $22,000 payment of tollgate tax.

Cash and cash equivalents -- subsidiaries......................................   $(3,500,000)
Minority interests.............................................................     1,330,000
Retained earnings..............................................................     2,170,000

Cash and cash equivalents -- the Company.......................................   $ 2,148,000
Retained earnings..............................................................    (2,148,000)

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          (g) To reflect the anticipated issuance of 6,050,200 shares of Company Common Stock in the Distribution and transfer of par value from additional paid-in capital to common stock.

Additional paid-in capital........................................................   $ 60,000
Common stock......................................................................    (60,000)

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended December 31, 1996 and the Year Ended June 30, 1996 gives effect to the following pro forma adjustments:

          (h) To reflect the estimated additional costs which will be incurred as a result of operating as a public company.

                                                              DECEMBER 31, 1996    JUNE 30, 1996
                                                              -----------------    -------------
Administrative expenses....................................       $ 400,000         $ 1,300,000


     The estimated additional annual public company costs include: executive compensation $735,000; legal, audit and directors fees $140,000; travel, entertainment and communications $135,000; New York Stock Exchange fees and stock transfers, public reporting and annual meeting expenses $167,000; franchise tax and other expenses $123,000. The historical results of operations of the Company for the six months ended December 31, 1996 include approximately $250,000 of these costs, therefore, the pro forma amount of $400,000 is required to result in $650,000 of estimated public company costs.



          (i) To eliminate the dividend on Condado Plaza Preferred Stock as a result of the contribution of the Condado Plaza Preferred Stock from WMS to the Company.


                                                              DECEMBER 31, 1996    JUNE 30, 1996
                                                              -----------------    -------------
Dividend on Condado Plaza Preferred Stock..................       $(164,000)         $(516,000)

          (j) The issuance of additional shares of PPRA to the Company in exchange for the Company's ownership interests in ESJ and WHGI is to be based on the relative fair market value of the respective ownership interests determined by the Board of Directors of PPRA immediately prior to the Distribution. The estimate used in the pro forma condensed consolidated financial statements that the Company ownership in PPRA will increase from 95% to 99% was made by management and is subject to change.

          To reflect the change in minority interests in income as a result of the estimated change in minority ownership percentage in PPRA from five percent to one percent.

                                                              DECEMBER 31, 1996    JUNE 30, 1996
                                                              -----------------    -------------
Minority interests in PPRA.................................        $14,000            $94,000

          (k) To eliminate Federal income tax benefits allocated to the Company by WMS from the utilization of equity in loss of nonconsolidated affiliates in the WMS consolidated income tax return. The Company is not presently expected to be able to utilize these losses on a separate return basis and receive a tax benefit. Also, to reflect the Puerto Rico income taxes on WHGI dividends which would have been incurred under the new ownership structure described in adjustment (j).

                                                              DECEMBER 31, 1996    JUNE 30, 1996
                                                              -----------------    -------------
Eliminate Federal income tax credit for equity in loss of
  nonconsolidated affiliates...............................      $ 1,081,000         $ 900,000
Add Puerto Rico income tax provision on WHGI dividend......           10,000            76,000
                                                              -----------------    -------------
                                                                 $ 1,091,000         $ 976,000
                                                              -----------------    -------------
                                                              -----------------    -------------

                            SELECTED FINANCIAL DATA

     The selected financial data set forth below for the fiscal years ended June 30, 1996, 1995, 1994, 1993 and 1992 have been derived from the audited consolidated financial statements of Williams Hotel Corporation for such periods. The selected financial data set forth below for the six months ended December 31, 1996 and 1995 have been derived from the unaudited consolidated financial statements of Williams Hotel Corporation, but, in the opinion of management, reflect all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the results for such periods. The data should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the Consolidated Financial Statements of Williams Hotel Corporation and related notes thereto, separate statements of nonconsolidated affiliates and other financial information included elsewhere herein.


                                           SIX MONTHS ENDED
                                             DECEMBER 31,
                                          -------------------
                                            1996       1995
                                          --------   --------
                                              (UNAUDITED)
                                            (IN THOUSANDS)
Selected Statement of Income Data:
     Revenues...........................  $ 30,054   $ 30,856
                                          --------   --------
                                          --------   --------
     Operating income...................  $  5,102   $  3,843
     Interest expense, net..............      (583)    (1,053)
     Equity in income (loss) of
       nonconsolidated affiliates.......    (3,028)    (3,597)
                                          --------   --------
     Income (loss) before tax provision
       and minority interests...........     1,491       (807)
     Credit (provision) for income
       taxes............................      (224)       295
     Minority interests in (income)
       loss.............................    (1,262)    (1,194)
     Dividend on preferred stock of
       Condado Plaza....................      (164)      (296)
                                          --------   --------
     Net income (loss)..................  $   (159)  $ (2,002)
                                          --------   --------
                                          --------   --------
     Pro forma net income (loss)
       reflecting income taxes on a
       separate return basis
       (unaudited)(2)...................  $ (1,240)  $ (3,262)
                                          --------   --------
                                          --------   --------
Selected Balance Sheet Data:
     Investments in, receivables and
       advances to nonconsolidated
       affiliates.......................  $ 27,890   $ 27,775
     Property and equipment, net........    44,126     46,837
     Total assets.......................   104,850    107,870
     Long-term debt, including current
       maturities.......................    25,226     28,337
     Minority interests.................    19,921     17,556
     Shareholder's equity...............    37,341     33,061


                                                       YEARS ENDED JUNE 30,
                                        --------------------------------------------------
                                         1996      1995       1994       1993     1992(1)
                                        -------  --------   --------   --------   --------
                                                         (IN THOUSANDS)
Selected Statement of Income Data:
     Revenues...........................$68,694  $ 70,878   $ 75,480   $ 70,680   $ 62,352
                                        -------  --------   --------   --------   --------
                                        -------  --------   --------   --------   --------
     Operating income...................$13,558  $  7,624   $ 13,892   $ 14,162   $  6,909
     Interest expense, net.............. (1,859)   (1,752)    (3,551)    (3,873)    (4,074)
     Equity in income (loss) of
       nonconsolidated affiliates....... (3,465)   (7,003)    (3,534)      (135)     2,992
                                        -------  --------   --------   --------   --------
     Income (loss) before tax provision
       and minority interests...........  8,234    (1,131)     6,807     10,154      5,827
     Credit (provision) for income
       taxes............................ (1,645)      234          7     (1,050)    (1,881)
     Minority interests in (income)
       loss............................. (3,636)   (2,910)    (4,597)    (3,332)     1,383
     Dividend on preferred stock of
       Condado Plaza....................   (516)     (557)     --         --         --
                                        -------  --------   --------   --------   --------
     Net income (loss)..................$ 2,437  $ (4,364)  $  2,217   $  5,772   $  5,329
                                        -------  --------   --------   --------   --------
                                        -------  --------   --------   --------   --------
     Pro forma net income (loss)
       reflecting income taxes on a
       separate return basis
       (unaudited)(2)...................$ 1,537  $ (6,500)  $  1,257   $  5,579   $  2,407
                                        -------  --------   --------   --------   --------
                                        -------  --------   --------   --------   --------
Selected Balance Sheet Data:
     Investments in, receivables and
       advances to nonconsolidated
       affiliates.......................$27,734  $ 29,696   $ 31,367   $ 28,018   $ 37,813
     Property and equipment, net........ 44,919    48,660     51,627     45,454     44,204
     Total assets.......................104,734   111,306    116,144    103,276    108,070
     Long-term debt, including current
       maturities....................... 26,854    30,741     30,309     36,069     45,191
     Minority interests................. 18,810    16,363     16,387     14,229     15,032
     Shareholder's equity............... 37,500    35,063     39,427     37,210     31,438

------------
(1) 1992 includes the operations of WHGI on a consolidated basis for the period subsequent to the Company's April 30, 1992 purchase of an additional 5% interest in WHGI which increased the Company's ownership to 55%. Prior to April 30, 1992, the operations of WHGI were included in the consolidated financial statements by the equity method.

(2) Pro forma net income (loss) reflecting income taxes on a separate return basis (unaudited) reflects the provision for income taxes without the tax benefits allocated to the Company from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following analysis relates to the consolidated financial statements of Williams Hotel Corporation -- see basis of presentation in Note 1 to the Consolidated Financial Statements included elsewhere herein.

GENERAL

     The Company through its subsidiaries owns interests in and manages three of the leading hotels and casinos located in Puerto Rico: the Condado Plaza, the El San Juan and the El Conquistador. The Condado Plaza and El San Juan hotels are located in San Juan and include 957 suites and rooms, 10 restaurants, 19 cocktail and entertainment lounges and bars, 16 shops, and 56,000 square feet of convention and meeting space with a seating capacity of 4,000. The casinos occupy 26,300 square feet, have 87 gaming tables, 667 slot machines, and account for over 50% of all table and slot play in Puerto Rico where there are currently 16 casinos operating. The El Conquistador opened for business in November 1993 and includes 751 guest rooms, 90,000 square feet of meeting space, 12 restaurants, six lounges and nightclubs, 25 retail shops, a 13,000 square foot casino, a fitness center, five pool areas, a marina, seven tennis courts and an 18-hole championship golf course. The El Conquistador also has available 90 adjacent condominium units that provide another 167 luxury rooms to the resort.

     The Company's results of operations are divided into two industry segments: the Condado Plaza, 95% of which is owned by the Company, and WHGI, 62% of which is owned by the Company. Also included in the Company's results is the Company's equity in two nonconsolidated affiliates: the El San Juan, 50% of which is owned by the Company and the El Conquistador, 23.3% of which is effectively owned by the Company.


     The Company's results of operations are highly seasonal with the highest revenues occurring from December through April. During the months of May through November efforts are made by the Company to actively market its hotels and casinos in order to minimize the adverse effects of seasonality. See ' -- Seasonality' and 'Risk Factors -- Seasonality.' The Company's cash needs during this period are provided from cash generated at each of the hotels and casinos and WHGI and from short-term borrowings by the individual hotels. Accordingly, results for any single quarter are not necessarily indicative of the results for any other quarter or for the full fiscal year. Results can also be affected by circumstances beyond the Company's control such as hurricanes, airlines strikes, droughts and the like, the impact of which will depend, in part, upon the time of year when such events occur. On February 15, 1997, the Allied Pilots Association, a 9,300 member pilots union, called a strike against American Airlines. Immediately thereafter, President Clinton invoked emergency powers under the 1926 Railway Labor Act halting the pilots' strike for a period of 60 days. The President named a three-member panel to recommend a non-binding resolution of the dispute. The panel had 30 days to devise recommendations and the parties have another 30 days to consider them, with no work stoppage in the meantime. On March 19, 1997, American Airlines reached an 'agreement in principle' with negotiators for its pilots' union. Both sides have decided not to start the 30-day cooling off period until either the union's board or its members reject the proposed agreement. If the members reject the agreement, the cooling-off period would likely begin sometime in early May 1997. There can be no assurance that the parties will come to an agreement thereby avoiding a strike. Such a strike, depending on the time of year it occurs and the length thereof, could have a material adverse effect on the business and financial condition of the Company. See 'Risk Factors -- Reliance on a Single Market.'


     The Company began experiencing a decline in casino net revenues during 1994 as a result, among other things, of increased competition from other gaming jurisdiction. Since the beginning of fiscal 1996, in an effort to improve casino results, the Company has revised its casino credit and promotional allowance policies and implemented programs to increase casino revenues. The Company has also taken steps to improve the operating performance of the hotels and casinos in which it has an interest by strengthening its hotel and casino managers and reducing operating costs, primarily through implementation of better cost controls and more efficient staffing.

RESULTS OF OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 1996 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
1995

     The following summarizes the unaudited condensed consolidated statements of operations of the Company included elsewhere herein for the periods shown in the format presented as segment information in the notes to the year-end audited consolidated financial statements included elsewhere herein:

                                                                                       SIX MONTHS ENDED
                                                                                         DECEMBER 31,
                                                                                     --------------------
                                                                                       1996        1995
                                                                                     --------    --------
                                                                                        (IN THOUSANDS)
Revenues:
     Condado Plaza................................................................   $25,150     $25,576
     WHGI.........................................................................     6,711       6,836
     Intersegment revenue elimination-WHGI fees charged to Condado Plaza..........    (1,807)     (1,556)
                                                                                     --------    --------
          Total revenues..........................................................   $30,054     $30,856
                                                                                     --------    --------
                                                                                     --------    --------
Segment operating income (loss):
     Condado Plaza................................................................   $ 1,609     $   108
     WHGI.........................................................................     3,752       3,765
     General corporate administrative expenses....................................      (259)        (30)
                                                                                     --------    --------
          Total operating income..................................................   $ 5,102     $ 3,843
                                                                                     --------    --------
                                                                                     --------    --------

     Consolidated revenues decreased by $802,000 or 2.6% in the six months ended December 31, 1996 to $30,054,000 from $30,856,000 in the six months ended December 31, 1995. The decrease was attributable to both the Condado Plaza and WHGI industry segments.

     Operating income in the Condado Plaza segment increased by $1,501,000 to $1,609,000 in the six months ended December 31, 1996 from $108,000 in the six months ended December 31, 1995. The increase was primarily due to reductions in costs and expenses in all departments resulting from cost reduction efforts of management and reduced provision for doubtful accounts receivable.

     Operating income in the WHGI segment was approximately the same in each six month period.

     The equity in loss of nonconsolidated affiliates was ($3,028,000) for the six months ended December 31, 1996 compared with ($3,597,000) for the six months ended December 31, 1995. The decreased loss was due primarily to lower costs and expenses at both the El San Juan and the El Conquistador resulting from cost reduction efforts by management and reduced provision for doubtful accounts receivable. The 50% equity in loss of the El San Juan was ($780,000) in the six months ended December 31, 1996 compared with ($1,089,000) in the six months ended December 31, 1995. The 23.3% equity in loss of the El Conquistador was ($2,248,000) in the six months ended December 31, 1996 compared with ($2,508,000) in the six months ended December 31, 1995.

     The income tax provision of $224,000 in the six months ended December 31, 1996 results from Puerto Rico and Federal income tax provisions for WHGI exceeding the tax benefit allocated from WMS on the equity in the loss of nonconsolidated affiliates. The income tax credit of $295,000 in the six months ended December 31, 1995 results from the tax benefit allocated from WMS on the equity in the loss of nonconsolidated affiliates exceeding the Puerto Rico and Federal income tax provision for WHGI.

     Net loss in the six months ended December 31, 1996 was ($159,000) compared with a net loss of ($2,002,000) in the six months ended December 31, 1995. The net loss decreased by approximately 92% due primarily to cost reductions and reduced provision for doubtful accounts receivable at all the hotels and casinos in which the Company owns interests notwithstanding the change in income taxes.

FISCAL 1996 COMPARED TO FISCAL 1995

     Segment data discussed below is taken or derived from segment disclosure in
Note 15 to the consolidated financial statements of Williams Hotel Corporation included elsewhere herein.

     Consolidated revenues were $68,694,000 in fiscal 1996 representing a 3.1% decrease from fiscal 1995 consolidated revenues of $70,878,000. The decrease was due primarily to a reduction in net casino revenues (casino revenues minus casino promotional allowances) at Condado Plaza from $17,712,000 in fiscal 1995 to $15,452,000 in fiscal 1996. The decrease in Condado Plaza net casino revenues was due primarily to a lower win percentage resulting in reduced revenues when casino promotional allowances remained constant.

     Consolidated operating income increased by 78% in fiscal 1996 to $13,558,000 from $7,624,000 in fiscal 1995 due primarily to cost reductions and lower expenses at the Condado Plaza and increased management fee revenues at WHGI primarily from the El Conquistador.

     Operating income of the Condado Plaza segment was $2,830,000 in fiscal 1996 compared with an operating loss of ($1,465,000) in fiscal 1995. This improvement in operating results was achieved by cost reductions initiated by management and reduced provision for doubtful accounts receivable and insurance expense and the incurrence in fiscal 1995 of approximately $450,000 of additional expenses related to emergency water costs associated with the drought experienced in Puerto Rico during that fiscal year.

     Operating income of the WHGI segment increased to $10,837,000 or 18% in fiscal 1996 compared with $9,174,000 in fiscal 1995. In fiscal 1996 revenues from central services declined by $2,151,000, and management fee revenues increased by $1,739,000 in comparison to fiscal 1995. Operating income resulting from lower revenue from central services is negligible in comparison to increased operating income from incremental management fees.

     Consolidated selling and administrative expenses decreased to $9,487,000 in fiscal 1996 from $12,301,000 in fiscal 1995 primarily at the Condado Plaza due to cost reductions initiated by management and reduced provision for doubtful accounts receivable and insurance expense.

     The equity in loss of nonconsolidated affiliates was ($3,465,000) in fiscal 1996 compared with ($7,003,000) in fiscal 1995, representing a 50.5% improvement in 1996 over 1995. The decrease in equity in loss was primarily due to lower costs and expenses at the El Conquistador resulting from cost reduction activities during the second full year of operation after opening in November 1993 and from increased revenues from hotel operations at the El San Juan with only minor increases in hotel operating expenses. The 50% equity in loss of the El San Juan was ($679,000) in fiscal 1996 compared with ($1,200,000) in fiscal 1995. The 23.3% equity in loss of the El Conquistador was ($2,786,000) in fiscal 1996 compared with ($5,803,000) in fiscal 1995.

     The provision for income taxes in fiscal 1996 of $1,645,000 represents Federal and Puerto Rico income taxes on WHGI reduced by the tax benefit allocated from WMS on the equity in loss of nonconsolidated affiliates. A net income tax credit of $234,000 occurred in fiscal 1995 because the allocated tax benefit from WMS, due to the size of the equity in loss, exceeded the tax provision for WHGI.

     Consolidated net income was $2,437,000 in fiscal 1996 compared with the net loss of ($4,364,000) in fiscal 1995. The improved results were attributable primarily to cost reductions at the Condado Plaza increasing operating income and decreased equity in loss of nonconsolidated affiliates partially offset by the change in the provision for income taxes, as described above.

FISCAL 1995 COMPARED TO FISCAL 1994

     Consolidated revenues were $70,878,000 in fiscal 1995, representing a 6.1% decrease from consolidated revenues in fiscal 1995 of $75,480,000.

     Condado Plaza segment revenues were $57,530,000 in fiscal 1995 compared to $62,600,000 in fiscal 1994. Net casino revenue (casino revenues minus casino promotional allowances) decreased by $3,469,000 or 16.4% due to a reduced casino handle and a lower win percentage. Hotel revenues were slightly below fiscal 1994 due primarily to a $973,000 decrease in room revenues because of a lower average room rate.

     The Condado Plaza segment had an operating loss of ($1,465,000) in fiscal 1995 compared with operating income of $4,473,000 in fiscal 1994. The change resulted primarily from lower net casino revenues and lower hotel revenues; and increased expenses, including higher insurance expense, increased provision for doubtful accounts receivable and emergency water costs of approximately $450,000 attributable to the drought experienced by Puerto Rico during that fiscal year.

     WHGI segment operating income decreased to $9,174,000 in fiscal 1995 from $9,472,000 in fiscal 1994. The decrease was primarily due to increased administrative and amortization expense more than offsetting $468,000 of increased revenues in fiscal 1995 resulting from primarily the inclusion of a full year of management fees from El Conquistador.

     Consolidated selling and administrative expense increased 13.1% to $12,301,000 in fiscal 1995 from $10,877,000 in fiscal 1994, attributable primarily to increased provision for doubtful accounts receivable and insurance expense at the Condado Plaza.


     Consolidated interest and other income in fiscal 1995 includes approximately $900,000 received as a result of a claim made by PPRA for damages sustained from oil released in the harbor near the hotel from a barge, which ran aground in the harbor in the vicinity of the hotel.


     Consolidated income from operations was $7,624,000 in fiscal 1995 compared with $13,892,000 in fiscal 1994. The decrease was primarily due to an operating loss at the Condado Plaza in fiscal 1995 compared with operating income in fiscal 1994 as discussed above.

     The equity in loss of nonconsolidated affiliates was ($7,003,000) in fiscal 1995 as compared with ($3,534,000) in fiscal 1994. The increased loss was primarily due to an increase in the Company's equity in net loss from the newly opened El Conquistador that was ($5,803,000) in fiscal 1995 compared with ($2,311,000) in fiscal 1994, representing only five months of operations. Like most newly opened resort properties, El Conquistador is expected to report losses in its early years, but the Company's 23.3% equity in the losses are expected to be partially offset by the Company's 62% interest in the management fees earned during the year by WHGI from El Conquistador. The 50% equity in the loss of the El San Juan was ($1,200,000) in fiscal 1995 compared to equity in the loss of ($1,223,000) in fiscal 1994. The El San Juan's results were relatively flat, notwithstanding a 21.6% decline in casino net revenues and a small decline in hotel revenues, due to decreased operating expenses resulting from cost reduction activities.

     The credit for income taxes in fiscal 1995 and 1994 represents Puerto Rico income taxes (fiscal 1995 includes Federal income taxes) incurred on WHGI more than offset by the tax benefit allocated from WMS on the equity in loss of nonconsolidated affiliates.

     Minority interests decreased primarily due to lower net income of WHGI and the increase in the Company's ownership percentage in WHGI from 57% to 62% in July 1994.

     Consolidated net loss was ($4,364,000) in fiscal 1995 compared with net income of $2,217,000 in fiscal 1994. The change was primarily due to the operating loss at the Condado Plaza, the preferred stock dividend of $557,000 paid by PPRA to WMS, and the increased loss of nonconsolidated affiliates, all as described above.

FINANCIAL CONDITION

     Cash flows from the consolidated operating, investing and financing activities of the Company during fiscal 1996 resulted in net cash provided of $2,989,000 compared with net cash used of $218,000 during fiscal 1995.

     Cash provided by operating activities before changes in operating assets and liabilities was $19,664,000 in fiscal 1996 compared with $11,759,000 in fiscal 1995. The increase was primarily due to the change from a net loss of $4,364,000 in fiscal 1995 to net income of $2,437,000 in fiscal 1996.

     The changes in operating assets and liabilities, as shown in the consolidated statements of cash flows, resulted in $1,760,000 of cash outflow during fiscal 1996 and $6,910,000 during fiscal 1995, due in both cases to the increase in net amounts due from nonconsolidated affiliates.

     Cash used by investing activities was $164,000 in fiscal 1996 and $5,341,000 in fiscal 1995. Cash used for the purchase of property and equipment was $1,149,000 in fiscal 1996 and $2,066,000 in fiscal 1995. Cash of $3,925,000 was used in fiscal 1995 to purchase additional shares of WHGI and PPRA.

     Cash used by financing activities during fiscal 1996 was $14,751,000 compared with cash provided of $274,000 during fiscal 1995. Payment of long-term debt was $3,887,000 in fiscal 1996 and $4,568,000 in fiscal 1995. Net intercompany transactions with WMS in fiscal 1996 resulted in cash used of $6,275,000 to repay advances. Net intercompany transactions with WMS in fiscal 1995 resulted in cash advances received of $3,125,000. During fiscal 1996 PPRA redeemed $3,400,000 of Condado Plaza Preferred Stock owned by WMS. During fiscal 1995 PPRA sold $2,500,000 of Condado Plaza Preferred Stock to WMS.

     See the consolidated statements of cash flows of Williams Hotel Corporation on page F-5 for further details on cash flow items. Also see the statements of cash flows of the nonconsolidated affiliates on pages F-22, F-31, and F-38.


     The three hotels and casinos and WHGI provide for their off-season cash needs through their own cash and from individual short-term note arrangements. Annual capital expenditures are provided for each year as part of the annual budgeting process. Capital expenditures are approved taking into account available cash and available financing, if necessary. For further discussion with respect to the Company's capital expenditure requirements, see 'Risk Factors -- Capital Requirements' and 'Business -- The Condado Plaza,' ' -- El San Juan' and ' -- El Conquistador.' The cash advances from WMS have been made to the Company and are primarily related to additional investments and advances to WKA, purchase of additional shares of subsidiaries and the 1994 purchase of the approximately 150 acres of land held as an investment.



     The Condado Plaza has a $2,000,000 bank line of credit available which was fully utilized at June 30, 1996. The El San Juan has a $1,000,000 bank line of credit available of which $300,000 was used at June 30, 1996. The El Conquistador has a $6,000,000 bank revolving credit facility which was fully utilized at December 31, 1996. El San Juan and El Conquistador long-term debt agreements provide that advances and other payments to the owners are to be based on defined levels of cash flow from the respective hotels and casinos which based on historical results limits and prohibits, respectively, such transactions. The long-term debt agreements and other agreements permit the payment to WHGI of certain management fees and intercompany charges from the three hotels and casinos. There are no agreements restricting WHGI from paying dividends or otherwise making advances and the Company expects to receive dividends from WHGI cash flow to provide for its operating expenses. Management believes that cash flow from the operations of Condado Plaza and El San Juan will be adequate to pay or refinance its long-term debt as it becomes due and provide for its normal planned capital additions for the year ending June 30, 1997. See 'Hotel Financings and Certain Contingent Obligations -- The El Conquistador' for a discussion of its long-term debt. The Company is also subject to certain contingent obligations which the Company believes would not, if they occur, have a material adverse effect on the Company as a whole. For a discussion on such contingent obligations, see 'Risk Factors -- Financial Leverage of El Conquistador; Ownership Interest in El Conquistador' and 'Hotel Financings and Certain Contingent Obligations -- The Company.'


INFLATION

     During the past three years, the level of inflation affecting the Company has been relatively low. The ability of the Company to pass on future cost increases in the form of higher room rates and other price increases will continue to be dependent on the prevailing competitive environment and the acceptance of the Company's services in the market place.

SEASONALITY

     The hotel and casino business in Puerto Rico is highly seasonal. From December through April the occupancies of the hotels are greater than other months and the average room rates are higher than other months resulting in higher revenues and net income primarily in the third quarter of the June 30 fiscal year. The first quarter of the June 30 fiscal year normally has a net loss. See 'Risk Factors -- Seasonality.'

                               INDUSTRY OVERVIEW

     Globally, tourism and travel is the world's largest industry producing $3.6 trillion of gross output in 1996, accounting for more than 10.7% of global gross domestic product. The tourism industry includes 15 interrelated segments, including lodging, restaurants, airlines, cruise lines, car rental firms, travel agents and tour operators. More than one billion people are expected to be traveling worldwide and international tourism receipts are expected to increase to $7.1 trillion by 2006. In the United States, the tourism industry is currently third behind only auto sales and food retail sales. The tourism industry in Puerto Rico directly and indirectly accounts for approximately 55,000 jobs and generates approximately 7% of the island's gross national product. According to government statistics, approximately 3,130,000 tourists (not including cruise ship visitors) visited the island in fiscal 1996 (July 1, 1995 to June 30, 1996) an increase of 2.9% from the previous fiscal year. Such tourists spent an estimated $1.76 billion in fiscal 1996, up 5.6% from $1.67 billion in fiscal 1995. Total visitor expenditures in fiscal 1996 reached $1.83 billion, representing a 5.8% increase over 1995.

     Segments within the lodging industry are principally based on levels of price, value, service, guest amenities, room size, room configuration and accessibility. Segments include, among others, full service, limited service and extended stay. Within each segment are large and small chains as well as independent operators. All of the hotels and casinos in which the Company has an interest are considered full-service hotels. Full service hotels typically include swimming pools, meeting and banquet facilities, gift shops, restaurants, cocktail lounges, room service, parking facilities and numerous other services.

     The casino gaming industry is highly fragmented and characterized by a high degree of competition among a large number of participants, including land-based casinos, cruise ships, riverboats, dockside, Indian gaming, video lottery terminals and other forms of gaming. The Company believes that the expansion of gaming during the last several years reflects the increasing popularity and acceptability of gaming activities in the United States. Generally, land-based casinos compete based on the type of games available, level of stakes, location, accessibility and guest amenities.

     The Commonwealth of Puerto Rico offers some competitive advantages over other destinations including Caribbean destinations due to its central location within the Caribbean Basin, surrounded to the north by the Atlantic Ocean and to the south by the Caribbean Sea. The 3,434 square mile island has 272 miles of coastline, and is located approximately 1,000 miles southeast of the southern tip of Florida. Frequent, scheduled passenger air services connects Puerto Rico to the mainland U.S., Europe and South America. Flying time is 3 1/4 hours to New York, 2 1/4 hours to Miami, 1 1/2 hours to Caracas and 8 hours to Europe. The Luis Munoz Marin International Airport is the island's principal airport and it is generally acknowledged to be the largest and most advanced aviation facility in the Caribbean. The airport serves 50 commercial airlines and can accommodate all types of aircraft. San Juan, with a metropolitan area population of approximately 1,300,000, is the capital city as well as the political, economic and social center of the Commonwealth. Other major cities are Ponce, Bayamon, Mayaguez and Arecibo. Puerto Rico is an attractive destination for incentive groups and is cited by multinational companies as an efficient meeting location for executives arriving from several locations. It is also an attractive warm weather vacation spot within easy flying distance of many cold weather cities and offers legalized gambling which many other warm weather destinations do not. Due to the size of the island and its extensive business economy, it also draws many business travelers which many other Caribbean islands do not.

     Puerto Rico ranks as the number one cruise ship port in the Caribbean. Currently 20 cruise ships include San Juan as a port of call while 17 ships have made San Juan their home base, thus creating a

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new  market, that of Land/Sea packaging (attracting cruise passengers to stay in
San Juan a few days before and/or after their cruise).

                                    BUSINESS

     The Company owns an interest in three of the leading hotels and casinos in Puerto Rico -- the Condado Plaza, the El San Juan and the El Conquistador. These three hotels are managed by WHGI, which is 62% owned by the Company. In all, the Company owns interests in and manages 1,875 suites and hotel rooms, 39,300 square feet of casino floor space containing 120 gaming tables and 940 slot machines and approximately 146,000 square feet of convention and meeting space. These properties also include a total of 22 restaurants, 41 shops, one showroom, three health and fitness centers, 12 tennis courts, an 18-hole championship golf course, a marina and 25 cocktail and entertainment lounges.

     The Company's hotels are each focused on different market segments: the Condado Plaza primarily services the business traveler, the El San Juan caters to individual vacation travelers, as well as to small groups and conferences and corporate executives and the El Conquistador offers extensive group and conference facilities as well as attracting the individual leisure traveler.

     In April 1993, WKA became a limited partner in Las Casitas Development Company I, S en C (S.E.) which acquired certain land from El Conquistador for the purpose of developing and selling approximately 90 condominiums known as Las Casitas. The project was substantially completed in or about January 1997. Most of the owners of the condominiums have entered into rental arrangements with the El Conquistador which now provides the El Conquistador with 163 additional luxury rooms.

     Each of the three hotel properties in which the Company has an ownership interest was substantially renovated after its acquisition and, in the case of the El Conquistador, was substantially expanded. The Company continues to improve such properties on an on-going basis.


     In a survey of its readers conducted in 1996 by Conde Nast Traveler magazine, the El Conquistador was rated among the top 100 resorts in the world and both the El Conquistador and El San Juan were rated among the top 50 tropical resorts. The Company's casinos are among the largest and most successful in Puerto Rico. In fiscal 1996 the Condado Plaza casino achieved the highest table game play and the highest slot machine play in Puerto Rico while the El San Juan casino achieved the second highest table game play and the third highest slot machine play. The Company is a market share leader in Puerto Rico maintaining average occupancy at the same or higher levels than reported by its competitors.



     The Company's business strategy is to maximize the economic potential of its existing properties while building on its hotel and casino expertise by seeking other opportunities to manage and own hotels and casinos in Puerto Rico, the Caribbean and elsewhere. The Company believes that its strengths make it an attractive candidate to other hotel and casino owners seeking third-party managers as well as an attractive joint venture partner for other hotel and casino developers and owners. The Company continues to explore potential opportunities but is not currently engaged in any negotiations, agreements or understandings with respect to any acquisition, management agreement or joint venture.


     The Company is constantly seeking new ways to reduce operating costs as well as upgrade or add amenities to its hotel and casino properties to enhance the overall experience of its guests. The lobby of the Condado Plaza was fully renovated during the current fiscal year and restaurants, a nightclub and shops were added. The El San Juan recently completed a major renovation and refurbishment which included all of its guest rooms, guest room corridors, an additional restaurant and public areas. The El Conquistador recently opened three new restaurants, a nightclub and nine new retail shops. The El Conquistador is currently negotiating to open a world class spa in the fall of 1997.

     The Company's key strengths which have contributed to its success include:

      Marketing -- The Company has extensive experience in marketing to three distinct hotel guest types -- the corporate-executive traveler, the individual leisure traveler and the group and convention traveler. Through its 40 person U.S. mainland exclusive marketing service, numerous sales professionals at each property, general sales agents in South America and Europe as well as excellent strategic relationships with major airlines, cruise ship operators and travel industry

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      partners, the Company is able to  maintain its market share leadership  in
      Puerto Rico. With this structure in place, the Company is equipped to market additional properties.

      Management -- The Company currently employs approximately 400 managers in its three hotels and casinos. These managers provide a pool of experienced talent to the Company for purposes of operating its existing properties as well as for future training and expansion. The Company has a proven track record of successful management of hotels and casinos due to its long-term management philosophy and commitment to excellence and service.

      Centralized Reservations System -- The Company maintains a centralized reservation system staffed by trained personnel who handle over 500,000 telephone inquiries per year. This centralized system provides the Company the opportunity to cross-sell its properties depending on supply and demand, guest type and various other factors.

      Centralized Purchasing -- Through the centralized purchasing system established during fiscal 1996 for the three hotels and casinos it owns and manages, the Company is able to reduce operating costs and achieve certain economies of scale so that it can more effectively compete with larger hotel chains as well as provide its guests first-class amenities at lower incremental costs.

     The Condado Plaza, the El San Juan and WHGI are owned in part by the Company and in part by the Other Owners. The Company was formed in 1983 and in that same year, together with the Other Owners, formed PPRA and WHGI for the purpose of acquiring and managing the hotel and casino property now known as the Condado Plaza. A year later, the Company, together with the Other Owners, caused the formation of Posadas de San Juan Associates for the purpose of acquiring and managing, through WHGI, the hotel and casino property now known as the El San Juan. Since 1993, the Company has increased its ownership interests in PPRA and WHGI so that prior to completion of the Preliminary Transactions the Company owns 95% of PPRA, a 50% interest in the El San Juan and 62% of WHGI. Following completion of the Preliminary Transactions, the Company's ownership interest in PPRA will increase to approximately 99% and its effective ownership interests in the El San Juan and WHGI will decrease to approximately 49.5% and 61.38%, respectively. In 1990 the Company, together with the Other Owners, caused the formation of WKA for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. El Conquistador Partnership L.P. was formed by WKA and Kumagai, a subsidiary of Kumagai Gumi Co., Ltd., a large Japanese construction company, for the purpose of acquiring and renovating the hotel and casino property now known as the El Conquistador. The Company's interest in WKA represents a 23.3% effective ownership interest in the El Conquistador. The El Conquistador is also managed by WHGI. See 'Preliminary Transactions' and 'Relationship Between the Company and the Company's Subsidiaries After the Distribution.'

     The Company directs its marketing to three distinct hotel guest customers -- the corporate-executive traveler, the individual vacation and leisure traveler and the group and convention traveler. The Company has also directed its efforts toward local business people and residents of Puerto Rico for its casino, convention, restaurant, nightclub and bar facilities.

     The Company believes the Condado Plaza and the El San Juan are attractive to the corporate-executive traveler because they are easily accessible from the San Juan International Airport and from Hato Rey, San Juan's business and commercial center and include an aggregate of 56,000 square feet of convention and meeting space. The individual vacation traveler is attracted to all facilities by the Caribbean climate and resort amenities including casinos, swimming pools, whirlpools and spas, tennis, golf and water sports facilities, health clubs and entertainment lounges. The group and convention traveler is attracted by the combination of business and resort amenities at all facilities. Because of its emphasis on business-related services and facilities, the Condado Plaza attracts groups and conventions meeting to conduct business in Puerto Rico. The El San Juan, a luxury resort hotel, attracts small groups and conferences interested in a combination of business, recreational and social activities while in Puerto Rico. 'Blue Chip' corporate and incentive groups comprise a significant portion of the El Conquistador's clientele in addition to appealing to the upscale leisure traveler.

     The Company's marketing strategy includes attracting to its hotel and casino facilities members of the local business community, residents of Puerto Rico and vacation travelers who are staying at other

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hotel  and lodging accommodations. The Company believes a substantial percentage of the casino, restaurant, nightclub and bar revenues at all facilities are from local clientele. Local business people entertain in the hotels' restaurants and lounges on a regular basis. Residents of Puerto Rico frequently utilize the casinos, shops and recreational facilities. Many local social events and receptions are held in the ballrooms and banquet facilities of the Company's properties.

     The Company's hotel and casino facilities are marketed primarily in the United States, as well as in Canada, Mexico, Europe and South America. In addition to its in-house marketing staff of 35 employees, the Company has a U.S. mainland exclusive marketing service with 40 employees located primarily in Miami and New York which promotes sales for the Company's hotels and casinos. This combined marketing effort promotes the hotels and casinos to tour operators, meeting planners, corporate incentive groups, wholesale and retail travel agencies and airlines, as well as to individuals. In addition, the marketing staff solicits casino business by identifying and contacting individual players and through the efforts of commissioned sales representatives. The activities of the sales force include direct sales promotions, telephone and direct mail solicitations, participation in trade shows and public relations.


     The Company's operations are divided into two industry segments: the Condado Plaza and WHGI. The Company's investments in the El San Juan and El Conquistador are accounted for in the Consolidated Financial Statements on the equity method. See Note 15 to the Consolidated Financial Statements of Williams Hotel Corporation included elsewhere in this Information Statement for information concerning revenues and operating income attributable to the Company's two industry segments which is incorporated herein by reference.


THE CONDADO PLAZA


     The Condado Plaza is owned by PPRA, which as of the Distribution Date will be owned approximately 99% by the Company. Such ownership interest was increased from 92.5% effective July 13, 1994. The main building of the Condado Plaza fronting the ocean was originally constructed in 1962. The Laguna Wing was built in 1959. Acquired by the Company in 1983, the Condado Plaza has since become one of the leading hotels in the Caribbean. Located on the Atlantic Ocean in the Condado area of San Juan, the Condado Plaza is a ten-minute drive from Hato Rey, the city's business and commercial center. The Condado Plaza has 569 rooms and consists of two separate structures on a five-acre site -- the 13-story main building, which is owned by PPRA, and the 11-story Laguna Wing, which is leased from the owners of the minority interest in the hotel. The Laguna Wing lease expires March 31, 2004. See ' -- Properties.' In fiscal 1996, the American Automobile Association awarded the Condado Plaza a 'Four Diamond' rating for the ninth consecutive year.


     During the fiscal years ended June 30, 1996, 1995 and 1994, the Condado Plaza's capital expenditures for the purchase of property, plant and equipment were $1,285,000, $2,487,000 and $7,745,000, respectively. The Condado Plaza expects to spend approximately $4,700,000 in capital expenditures during fiscal 1997 primarily to refurbish the hotel lobby, casino, restaurants and nightclub. Upon completion of this major refurbishment, the Company expects capital expenditures to return to annual levels more consistent with those of fiscal 1995.

     The Condado Plaza guest accommodations are geared to the needs of traveling executives and include 'The Plaza Club,' a hotel-within-a-hotel with 72 deluxe guest rooms and suites, private lounges and a specially-trained staff providing concierge services. The Condado Plaza has an executive service center which offers all necessary business-related services and facilities, conference facilities which can accommodate groups of up to 1,000, five restaurants, three retail shops, a health and fitness center, three tennis courts and dual pools with spas.

     Most restaurants and all of the shops located in the Condado Plaza are owned and operated by unaffiliated concessionaires which pay the Company rentals based primarily on a percentage of their revenues. In addition, the water sports and valet parking are operated as concessions.


     The Condado Plaza maintained an average occupancy during the fiscal year ended June 30, 1996 of 87.4% compared with 84.5% for the fiscal year ended June 30, 1995 and 85.4% for the fiscal year ended June 30, 1994. The 87.4% occupancy was achieved notwithstanding the opening of several new hotels in the greater San Juan area during recent years. Occupancy is based upon available rooms


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excluding  immaterial numbers of rooms under renovation or otherwise unavailable for occupancy from time to time. Average daily room rates at the Condado Plaza were $138.68, $143.73 and $148.26, during the fiscal years ended June 30, 1996, 1995 and 1994, respectively.


THE EL SAN JUAN


     The El San Juan is owned by Posadas de San Juan Associates, a partnership which as of the Distribution Date will be effectively owned 49.5% by a subsidiary of the Company and the balance owned by, among others, the owners of the minority interest in PPRA. The El San Juan was originally constructed in 1958 and acquired and substantially renovated by the Company in 1984. The El San Juan is located in the Isla Verde area of metropolitan San Juan on a 13-acre oceanfront site twenty-five minutes from the shopping and historic sights of Old San Juan. The hotel now consists of four structures of from one to nine stories and contains 388 guest rooms and suites and conference and meeting space of 36,000 square feet with a seating capacity of 3,000. With its marble floors, elaborate chandeliers and carved mahogany ceilings and walls, the El San Juan was awarded a 'Four Diamond' rating by the American Automobile Association for the tenth year in a row.


     During the fiscal years ended June 30, 1996, 1995 and 1994, the El San Juan's capital expenditures for the purchase of property, plant and equipment were $3,105,000, $3,310,000 and $2,737,000, respectively. For the year ending June 30, 1997, the Company has budgeted $4,300,000 for capital expenditures at the El San Juan.

     The El San Juan caters to individual vacation travelers, as well as to small groups and conferences and corporate-executive travelers. El San Juan guest rooms and suites have luxury appointments and amenities and, in many of the guest rooms, private balconies, whirlpools and spas. The Roof Top Health Spa, two swimming pools, three tennis courts and beach area contribute to the attractiveness of this property.


     The El San Juan maintained an average occupancy during the fiscal year ended June 30, 1996 of 82.3% compared with 82.4% for the fiscal year ended June 30, 1995 and 84.6% for the fiscal year ended June 30, 1994. Average daily room rates at the El San Juan during the fiscal years ended June 30, 1996, 1995 and 1994 were $185.30, $184.41 and $179.98, respectively.


     The El San Juan also features an indoor shopping arcade designed to resemble a European village, which features 12 fashionable stores serving resort guests and community residents. All of the stores in the El San Juan and all of the restaurants except 'La Veranda' are owned and operated by unaffiliated concessionaires which pay the El San Juan rentals based primarily on a percentage of their revenues. In addition, the watersports and valet parking are operated as concessions.

THE EL CONQUISTADOR


     On January 12, 1990, WHGI entered into an agreement with the El Conquistador Partnership L.P. for the management of the El Conquistador. The El Conquistador is 23.3% owned by the Company, 26.7% owned by certain of the Other Owners and 50% owned by Kumagai. The hotel was originally built as a 388 room hotel in 1962. The El Conquistador was substantially renovated and expanded during 1991 and 1992 with Kumagai acting as construction manager and WHGI rendering technical development services during the construction phase. The completed resort opened for business in November 1993.


     The El Conquistador, a world class destination resort complex, is located at the old El Conquistador site in Las Croabas. The resort has 751 guest rooms, an 18-hole championship golf course, a marina, seven tennis courts, 90,000 square feet of convention and meeting facilities, six lounges and nightclubs, 12 restaurants, a 13,000 square foot casino, 25 retail shops, a fitness center and five pool areas, all situated on a bluff overlooking the convergence of the Atlantic Ocean and the Caribbean Sea. The El Conquistador also features a secluded beach located on a private island three miles offshore. In addition, the El Conquistador has available 90 condominium units known as the Las Casitas. The Las Casitas provide another 167 rooms to the inventory of luxury rooms available to the El Conquistador bringing the total available rooms at the resort to 918. In less than two years the resort has received the prestigious Gold Key Award by Meetings and Conventions Magazine and the Paragon Award by

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Corporate  Meetings  and  Incentives  Magazine  for  excellence  in  meeting and
conventions.  For  the   second  consecutive  year,   the  American   Automobile
Association awarded the resort a 'Four Diamond' rating.

     During the fiscal years ended March 31, 1996 and 1995, the El Conquistador's capital expenditures for the purchase of property and equipment were $864,000 and $3,002,000, respectively. For the year ending March 31, 1997, the El Conquistador has budgeted $1,800,000 for capital expenditures. Capital expenditures for 1996 and 1997 have been relatively low due to the age of the resort. Capital expenditures for fiscal 1998 are expected to be approximately $2,800,000.


     The El Conquistador finished its second full fiscal year ended March 31, 1996 with an average occupancy of 70.9% and gross revenues of $90,351,000. This compares to an average occupancy of 73.3% and gross revenues of $85,948,000 for the fiscal year ended March 31, 1995. The average daily room rate at the El Conquistador was $198.99 for the fiscal year ended March 31, 1996 compared to $188.87 during the fiscal year ended March 31, 1995.


WHGI


     At the time of the Distribution, WHGI will be effectively owned 61.38% by the Company and approximately 38% by the Other Owners. The Company increased its interest in WHGI from 57% to 62% effective July 13, 1994. WHGI, the Company's subsidiary which provides hotel and casino management services, has managed the Condado Plaza since 1983, the El San Juan since 1985 and the El Conquistador since its opening in 1993. WHGI has management contracts with all such facilities expiring in 2003 (Condado Plaza), 2005 (El San Juan) and 2013 (El Conquistador). It earns basic management fees based on gross revenues and incentive management fees based on gross operating profits. In fiscal 1996, WHGI earned $7,150,000 in basic management fees and $4,354,000 in incentive management fees from the three properties. WHGI is reimbursed for certain administrative expenses incurred in connection with its management of such properties and receives fees with respect to certain centralized services being rendered for all hotel and casino properties. In addition to supervising the daily operations of each of the properties it manages, WHGI supervises marketing, sales and promotions and recommends long-term policies for the three hotels and casinos.


CASINO CREDIT POLICY

     All of the Company's casinos extend credit to qualified players who satisfy
its  credit   review  procedures.   The  procedures   include  external   credit
verification and internal management level approvals.

     Credit play at the Condado Plaza for the fiscal years ended June 30, 1996, 1995 and 1994 represented 36%, 32% and 46%, respectively, of total play at the casino. Casino credit receivables, net of allowance for doubtful accounts, at the Condado Plaza at each of the fiscal years ended June 30, 1996, 1995 and 1994 were $464,000, $1,330,000 and $1,956,000, respectively, representing 1.2%, 3.9%
and 3.4% of annual credit play.

     Credit play at the El San Juan for the fiscal years ended June 30, 1996, 1995 and 1994 represented 55%, 60% and 72%, respectively, of total play at the casino. Casino credit receivables, net of allowance for doubtful accounts, at the El San Juan at each of the fiscal years ended June 30, 1996, 1995 and 1994 were $473,000, $2,265,000 and $5,859,000, respectively, representing 0.8%, 2.9%
and 4.5% of annual credit play.

     Credit play at the El Conquistador has not been significant since its opening in November 1993.

     The credit players represent a significant portion of total play at the El San Juan and Condado Plaza casinos and the Company believes that collection losses have not been unusual or material to the results of operations, except for the El San Juan casino, where the losses for fiscal 1995 were $3.7 million compared with $4.2 million in fiscal 1994 and $2.6 million in fiscal 1993. Gaming debts are enforceable in Puerto Rico and the majority of States in the United States. Those States that do not enforce gaming debts will nonetheless generally allow enforcement of a judgment obtained in a jurisdiction such as Puerto Rico. Due to the unenforceability generally of gaming debts in Latin

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America, where a significant number of the Company's players reside,  procedures have been established to obtain promissory notes from most Latin American credit casino clients.

GOVERNMENT REGULATION AND LICENSING

     In 1948, Puerto Rico legalized gambling. The Office of the Commissioner of Banks and Financial Institutions of the Commonwealth of Puerto Rico is responsible for investigating and licensing casino owners. The Gaming Division of the Tourism Development Company of Puerto Rico (the 'Gaming Division') regulates and supervises casino operations. A government inspector must be on-site whenever a casino is open. Among its responsibilities, the Gaming
Division licenses all casino employees and enforces regulations relating to method of play and hours of operation (a maximum of 16 hours per day).

     The casinos at the Condado Plaza, the El San Juan and the El Conquistador are subject to strict internal controls imposed by the Company over all facets of their operations, including the handling of cash and security measures. All slot machines at these and all other casinos on the island are owned and maintained by the Commonwealth of Puerto Rico. Of the profits from the slot machines, 34% is received by the casino and the remaining 66% is allocated to Puerto Rico government agencies and educational institutions. Each casino pays the Government a franchise fee depending on total play or drop in the casino, which ranges from $50,000 to $200,000. The Condado Plaza and the El San Juan each pay an annual franchise fee of $200,000 and the El Conquistador pays an annual franchise fee of $150,000 in quarterly installments. Each casino is required to renew its franchise quarterly; and, unless a change of ownership of the franchisee has occurred or the gaming authorities have reason to believe that reinvestigation of the franchisee is necessary, renewal is generally automatic.

     The hotels and casinos are also subject to various local laws and regulations affecting their business, including provisions relating to fire safety, sanitation, health and the sale of alcoholic beverages.

     The Gaming Reform Bill of 1996 was approved by the Legislature in Puerto Rico and enacted into law on September 3, 1996. The Bill provides the following improvements to existing casino operations in Puerto Rico:

          1. New permitted table games: Caribbean Stud Poker, Let It Ride (poker), Pai Gow Poker and Big Six (Wheel).

          2. New permitted table maximum bets: Blackjack - $10,000, previously $2,000; Craps - $10,000, previously $2,000; Mini-Baccarat - $10,000, previously $2,000; Roulette - $1,000, previously $100 (Straight); and Baccarat - $25,000, previously $4,000.

          3. Flexibility to acquire other new table games.

          4. Flexibility to change procedures and regulations on existing table games (i.e., 'odds' in Craps and 'hole card' in Blackjack).

          5. New Slot Machines: approximately 1,600 new slot machines to replace all slot machines that were manufactured prior to 1992 and those slot machines that subsequently reach five years of age will be replaced on an annual basis.

          6. Slot Machine Ratio to Table Game positions changed from 1:1 up to 1.5:1, permitting more slot machines in each casino.

     The Company's casinos expect to take full advantage of these changes, which will enable it to be much more competitive with other gaming jurisdictions in the Caribbean as well as the new casinos opening in Puerto Rico.

     The Commonwealth of Puerto Rico is scheduled to add 44 new slot machines and replace 270 of the existing slot machines in the casinos in which the Company has an interest with new machines. The Condado Plaza and El San Juan have increased their table maximums in order to entice higher stakes gamblers who previously were not attracted to Puerto Rico. Caribbean Stud Poker, Let It Ride and Big Six (Wheel) games have also been added at the casinos.

SEASONALITY

     Tourism in Puerto Rico is at its peak during the months of December through April. Most hotels, in spite of reducing their room rates during the off-season months, experience decreased occupancy and lower revenues. By attracting business travelers and residents of Puerto Rico on a year-round basis, the Condado Plaza has reduced, to some extent, the seasonality of its operations. The El San Juan and the El Conquistador expect that group business developed during the off- and shoulder-seasons will reduce the effect of seasonality.


     Seasonal fluctuations in the tourism industry do not have as much of an effect on the Condado Plaza as they have on other Caribbean hotels since approximately 40% of the Condado Plaza's accommodations are booked by business travelers. As a result, the Condado Plaza's monthly occupancy for the fiscal year ended June 30, 1996 ranged from 78.9% to 96.0%, with an average occupancy of 87.4%. The in-season average occupancy figure for December 1995 to April 1996 was 88.6% compared to 87.6% and 87.2% for such period in the fiscal years 1995 and 1994, respectively. The Condado Plaza, like other Caribbean hotels, reduces its rates during the off-season months but, unlike many other Caribbean hotels, occupancy remains at relatively high levels.


     During the fiscal year ended June 30, 1996, the El San Juan's monthly occupancy ranged from 62.2% to 94.9%, with an average occupancy of 82.3%. The in-season average occupancy figure for December 1995 to April 1996 was 85.8% compared to 88.3% and 87.7% for such period in the fiscal years 1995 and 1994, respectively.

     The El Conquistador's monthly occupancy during its fiscal year ended March 31, 1996 ranged from 50.1% to 88.8%, with an average occupancy of 70.9%.

COMPETITION

     The hotel and casino business in the Caribbean region is highly competitive. The Company's facilities compete with each other and with numerous hotels and resorts on the island of Puerto Rico (including 16 other hotels and resorts with casinos) and on other Caribbean islands and in the southeastern United States and Mexico. The Company competes with such chains as Hyatt, Marriott, Hilton, Holiday Inn and Westin as well as numerous other hotel and resort chains and local hotel and motel operators. The Company also competes for hotel and casino customers to a lesser extent with the Nevada and New Jersey hotels and casinos as well as other casinos now operating in the United States. The principal methods of competition for casino players include maintaining promotional allowance packages that are comparable to other casinos and providing outstanding service to players in the hotel and casino. The promotional allowance package will vary depending upon the size of the play and may include reduced or complimentary hotel and restaurant charges and air fares. Some of these competing properties are owned or managed by hotel chains possessing substantially greater financial and marketing resources than those of the Company. See 'Risk Factors -- Competition.'

     At December 31, 1996, there were 25 hotels in the San Juan area designated as 'tourist hotels' by the Tourism Company of Puerto Rico offering a total of approximately 5,205 rooms, of which only 10 hotels offered more than 200 rooms; approximately 3,210 additional rooms were offered in 21 tourist hotels elsewhere on the island of Puerto Rico. The island also has numerous commercial hotels and guest houses. Approximately 31 cruise ships operate out of Puerto Rico in the winter. Currently, 20 ships include San Juan as a port of call while 17 ships have made San Juan their home base.

     The Company believes that Puerto Rico offers many advantages over geographical areas in which competing properties are located. Unlike most other Caribbean islands, Puerto Rico is served by many direct air flights from the continental United States and has a highly developed economy and a well-educated population. Moreover, Puerto Rico is a Commonwealth of the United States, freeing mainland visitors from concerns about foreign currencies or customs and immigration laws. Unlike resort areas in the southeastern United States, Puerto Rico enjoys a mild subtropical climate throughout the year and offers legalized gambling.

EMPLOYEES

     At December 31, 1996, the Condado Plaza employed approximately 850 persons, 561 of whom are represented by two labor unions (434 employees belong to the hotel union and 127 employees belong to the casino union). The Condado Plaza's contract with the Hotel and Restaurant Employees International Union expires August 31, 1997. The Condado Plaza's contract with the Puerto Rico Association of Casino Employees expires May 31, 1999.

     The El San Juan employs approximately 860 persons of which 237 are casino employees. The Teamsters Union was certified by the National Labor Relations Board on May 12, 1995 to represent the 93 non-managerial casino employees and a contract was signed on May 31, 1996 and expires May 31, 1999.

     The El Conquistador employs approximately 1,574 persons of which 134 are casino employees. WHGI employs approximately 62 persons, including the executive office staff and the reservation staffs for all operations. None of the Company's employees at the El Conquistador or WHGI are represented by a labor union.

     The number of persons employed by the Company varies from season to season and is at its highest during the high season when occupancy is at its highest. The Company considers its current relationships with all employees, union and non-union, to be satisfactory.

PROPERTIES

     The Company owns interests in and manages 1,875 suites and hotel rooms, 39,300 square feet of casino floor space containing 120 gaming tables and 940 slot machines and approximately 146,000 square feet of convention and meeting space. These properties also include a total of 22 restaurants, 41 shops, one showroom, three health and fitness centers, 12 tennis courts, 25 cocktail and entertainment lounges, an 18-hole championship golf course and a marina.

     The following table sets forth, with respect to the Company's principal properties, the location, principal use, approximate floor space and the annual rental and lease expiration date, where leased, or encumbrances, where owned by the Company, at December 31, 1996.

     Management believes that all of the facilities listed in the following table are in good repair and are adequate for their respective purposes. The Company owns substantially all of the machinery, equipment, furnishings, goods and fixtures used in its businesses, all of which are well maintained and satisfactory for the purposes intended. The Company's personal property utilized in the Condado Plaza, the El San Juan and the El Conquistador operations is subject to security interests.

                                            APPROXIMATE                             LEASE
     LOCATION           PRINCIPAL USE       SQUARE FEET        ANNUAL RENT        EXP. DATE    ENCUMBRANCES
------------------    ------------------    ------------   --------------------   ----------   ------------
Las Croabas, PR       El Conquistador          854,000     23.3% Owned by             --           (1)
                      Resort                               Company
San Juan, PR          Condado Plaza            136,081     95% Owned by Company       --           (2)
                      Hotel/Casino
San Juan, PR          Condado Plaza             60,500     $684,000(3)             03/31/04        (2)
                      Laguna Wing
San Juan, PR          Condado Plaza             28,611     95% Owned by Company       --           (4)
                      Parking Lots
San Juan, PR          Condado Plaza              8,343     95% Owned by Company       --           (4)
                      Parking Lot
San Juan, PR          El San Juan              162,500     50% Owned by Company       --           (5)
                      Hotel/Casino
San Juan, PR          El San Juan               10,663     62% Owned by Company       --           (4)
                      Parking Lot
San Juan, PR          El San Juan              210,000     $150,000                11/16/97         --
                      Parking Lot
San Juan, PR          WHGI Admin.               10,000     62% Owned by Company       --           (6)
                      Offices

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Subject to a first mortgage lien in the amount of $146,612,000 securing: (i) a $120,000,000 loan from the Puerto Rico Industrial, Medical Educational and Environmental Pollution Control Facilities Financing Authority; (ii) a $120,000,000 letter of credit issued by The Mitsubishi Bank, Limited, now known as The Bank of Tokyo-Mitsubishi, Ltd., which serves as collateral for the loan referred to in (i) above; and (iii) termination liability up to $20,000,000 under an Interest Rate Swap Agreement with respect to interest due on the loan referred to in (i) above; subject to a second mortgage lien securing a $25,000,000 loan from the GDB; subject to a third mortgage lien securing a $6,000,000 revolving credit facility from the GDB; and subject to a fourth mortgage lien in the amount of $6,000,000 securing interest due under an $8,000,000 loan from the GDB to the partners of the El Conquistador, the proceeds of which were loaned to the El Conquistador.

(2) Subject to mortgage liens to secure a loan in the original principal amount of $35,500,000 from Scotiabank de Puerto Rico under the terms of an Operating Credit and Term Loan Agreement dated August 30, 1988, as amended.

(3) Annual rent of $684,000 is fixed through September 30, 1998; thereafter, $752,000 to September 30, 2003 and $827,000 to March 31, 2004. The Company has an option to renew the lease for an additional four and one half years, expiring on September 30, 2008. See 'Business -- The Condado Plaza.'

(4) Subject to a mortgage in favor of the GDB to secure a $4,000,000 loan to WKA, the proceeds of which were loaned to the El Conquistador.

(5) Subject to a first mortgage lien to secure a loan in the original principal amount of $34,000,000 from The Bank of Nova Scotia under the terms of a Credit Agreement dated as of January 20, 1993.

(6) Subject to a first mortgage lien to secure a loan in the original principal amount of $800,000 from Scotiabank de Puerto Rico.


                            ------------------------

     The El Conquistador is situated on approximately 220 acres in Las Croabas, Puerto Rico. The Company owns approximately 42 additional acres of land in the vicinity of the El Conquistador which have various uses including employee parking facilities for the El Conquistador. The Company, through WMS Property Inc., to be merged into ESJ, also owns approximately 150 acres of vacant land adjacent to the El Conquistador. Currently, the Company has no specific plans with respect to the development of the vacant land.



LEGAL PROCEEDINGS



     In July 1993, Chung Lung, Inc. ('Chung Lung'), which operated the Lotus Flower Restaurant at the Condado Plaza, instituted a declaratory judgment action against PPRA and WHGI before the Puerto Rico Superior Court, San Juan Part. The action sought a declaration as to the rights and obligations of the parties under the concession agreement pursuant to which the restaurant was operating. In a related case, Chung Lung claimed damages in the amount of $87,858.50, plus interest, costs and attorney's fees. WHGI and PPRA have filed a counterclaim in this case seeking damages of $1,000 per day from October 1, 1993. All parties base their claims for damages on alleged breaches of the concession agreement. Both cases were consolidated with PPRA's case for eviction of Chung Lung from the Condado Plaza premises. On May 15, 1995, the parties agreed to a temporary settlement, endorsed by the Court, in which they would maintain the prevailing working conditions until January 15, 1996, at which time Chung Lung would either continue the relationship with the Condado Plaza for a new term of 10 years, or proceed with the litigation. On January 10, 1996, Chung Lung informed the Court that it had decided to continue with the litigation and was ceasing operations at the Condado Plaza. Both parties amended their respective pleadings in the case to increase their claims for damages. Chung Lung is now claiming $3,250,000, and PPRA is claiming in excess of $1,000,000. The Court divided the case into two parts. The first involves the issue of whether Chung Lung had the right to remain in the premises after the contract term had expired. If the Court decides that Chung Lung had such right, the case will enter a second phase for the determination of damages in favor of Chung Lung. The parties are presently awaiting the Court's decision with respect to the first phase.



     On November 8, 1996, Gaucho Tourism Adventure S.E. ('Gaucho'), a restaurant concessionaire at the El Conquistador, instituted an action before the Fajardo Superior Court in Humacao, Puerto Rico against El Conquistador Partnership L.P. and WHGI, alleging that defendants deceived Gaucho prior to entering into the concession agreement by making representations which were not later honored. Gaucho also alleges that the El Conquistador sought to eliminate Gaucho's competition with restaurants operated by the El Conquistador in violation of Federal and local antitrust laws. Gaucho claims damages of $3,000,000, as well as injunctive relief. The defendants have answered the complaint and filed an opposition to Gaucho's request for equitable relief and has commenced eviction proceedings against Gaucho. The Court has denied Gaucho's request for preliminary injunction.



     Other than set forth above, the Company currently and from time to time is involved in litigation incidental to the conduct of its business. The Company is not currently a party to any lawsuit or proceeding which, in the opinion of the Company, is likely to have a material adverse effect on the Company including those described above.

                                   MANAGEMENT

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     Upon consummation of the Distribution, the Company Board will be comprised of five directors. The members of the Company Board have been elected by WMS as sole stockholder of the Company and will serve for terms expiring at the Company's 1998, 1999 and 2000 Annual Meetings. Set forth below is certain information concerning the individuals who will serve as Directors of the Company following the Distribution:

          CLASS I DIRECTORS: Initial term expiring at the Company's 2000 Annual Meeting.

          Louis J. Nicastro, 68, is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Nicastro has been Chairman of the Board and Chief Executive Officer of the Company since 1983. Mr. Nicastro has also been a Director and has held various executive positions at the Company's subsidiaries since their respective formations. Mr. Nicastro has served as Chairman of the Board of Directors of WMS since its incorporation in 1974 and will continue in such office after the Distribution. He served as Co-Chief Executive Officer of WMS from 1994 until as of July 1, 1996, having served as Chief Executive Officer (1974-1994), President (1985-1988 and 1990-1991) and Chief Operating Officer (1985-1986) of WMS. Mr. Nicastro also serves as a Director of Midway Games Inc., approximately 87% of which is owned by WMS.


          George R. Baker, 67, is the Vice Chairman of the Board and Secretary of the Company. Mr. Baker has also been a Director of WHGI since 1983. He has served as a private consultant and director of WMS since 1983. Mr. Baker will resign as a Director of WMS as of the Distribution Date. He was a general partner of Barrington Limited Partners (private investment partnership) (1985-1986), as a special limited partner of Bear, Stearns & Co., Inc. (investment banking) (1983-1985) and an Executive Vice President of Continental Bank N.A. (1951-1982). Mr. Baker is also a director of the Midland Co., Reliance Group Holdings, Inc., Reliance Insurance Co. and W.W. Grainger, Inc.


          CLASS II DIRECTORS: Initial term expiring at the Company's 1999 Annual Meeting.

          Brian R. Gamache, 40, is the President and Chief Operating Officer of the Company. Mr. Gamache has also been President and Chief Operating Officer of WHGI since March 1996 and President of the El Conquistador since May 1995. He has also served the Company as Vice President Sales and Marketing of WHGI (September 1990-May 1995). Prior to joining the Company, Mr. Gamache held various positions for Hyatt Hotels Corp. (1983-1990), including Corporate Director of Sales and Marketing -- Resorts (1987-1990) and he held various positions for Marriott Hotels Corporation (1980-1983), including Director of Sales at the Marriott Camelback Resort and Country Club in Scottsdale, Arizona.

          David M. Satz, Jr., 71, has been a member of the law firm of Saiber Schlesinger Satz & Goldstein, Newark, New Jersey, for in excess of five years. Mr. Satz is also a director of the Atlantic City Racing Association.

          CLASS III DIRECTORS: Initial term expiring at the Company's 1998 Annual Meeting.

          Joseph A. Lamendella, 59, has been a member of the law firm of Lamendella & Daniel, P.C., Chicago, Illinois, for in excess of five years.

     The business of the Company will be managed under the direction of its Board of Directors. The Company Board will have two standing committees: an audit committee and a compensation committee.

     The Audit Committee will be comprised of certain directors who are not employees of the Company or any of its subsidiaries. The Audit Committee will meet at least twice a year with the Company's independent auditors, management representatives and internal auditors. The Audit Committee will recommend to the Company Board the appointment of independent auditors, approve the scope of audits and other services to be performed by the independent and internal auditors, consider whether the performance of any professional services by the independent auditors other than services provided in connection with the audit function could impair the independence of the independent auditors and review the results of internal and external audits and the accounting principles applied in financial reporting and financial and operational controls. The independent auditors and internal auditors will have unrestricted access to the Audit Committee and vice versa. Initially the members of the Audit Committee will be Messrs. Satz (Chairman) and Lamendella.

     The Compensation Committee will be comprised of certain directors who are not employees of the Company or any of its subsidiaries. The Compensation Committee's functions will include recommendations on policies and procedures relating to senior executive officers' compensation and various employee stock option and other benefit plans as well as approval of individual salary adjustments and stock awards in those areas. Initially the members of the Compensation Committee will be Messrs. Lamendella (Chairman) and Satz.


     At the time of the Distribution, the Company's designees on each of the Boards of Directors of PPRA and WHGI will be Messrs. Nicastro, Baker, Gamache, Satz and Lamendella. At the time of the Distribution, the Company's designees on the Venturers Committee of the El San Juan will be Messrs. Nicastro, Baker and Satz. At the time of the Distribution, the Company's designees on the Venturers Committee of WKA will be Messrs. Nicastro, Baker and Lamendella.

     It is intended that Ms. Barbara M. Norman will become an executive officer of the Company at some time following the Distribution. See ' -- Executive Officers.' At such time it is also intended that she become a Class III Director.


EXECUTIVE OFFICERS

     Following the Distribution, it is intended that the Company will continue to be operated in substantially the same manner in which it is currently operated. The following table sets forth certain information concerning the persons who shall serve as executive officers of the Company from and after the Distribution Date. Each such person shall have been elected to the indicated office and shall serve at the pleasure of the Company Board.


         NAME                               POSITION WITH THE COMPANY
----------------------  ------------------------------------------------------------------
Louis J. Nicastro.....  Chairman of the Board and Chief Executive Officer
George R. Baker.......  Vice Chairman of the Board and Secretary
Brian R. Gamache......  President and Chief Operating Officer
Richard F. Johnson....  Chief Financial Officer and Treasurer


     Louis J. Nicastro, 68, See ' -- Board of Directors and Committees of the Board' for a description of Mr. Nicastro's business experience.

     George R. Baker, 66, See ' -- Board of Directors and Committees of the Board' for a description of Mr. Baker's business experience.

     Brian R. Gamache, 40, See ' -- Board of Directors and Committees of the Board' for a description of Mr. Gamache's business experience.

     Richard F. Johnson, 51, has been Senior Vice President and Chief Financial Officer of WHGI since March 1, 1997 and will become Chief Financial Officer and Treasurer of the Company effective upon the consummation of the Distribution. Prior to joining the Company, Mr. Johnson was Chief Financial Officer of Millamax, Inc. (October 1995-February 1997), Chief Financial Officer of Sun International Bahamas Limited (March 1994-September 1995), Vice President-Finance of Great Bay Hotel & Casino Corporation (June 1993-March
1994), Vice President-Finance of Loews Hotels, Inc. (February 1983-May 1992) and he held various positions for Caesars World, Inc. (February 1975-February 1983), including Vice President-Finance for Caesars Tahoe, Inc. (February 1980-February
1983). From May 1992 until June 1993 Mr. Johnson was a private hotel consultant. He also was associated with KPMG Peat Marwick for approximately seven years and is a certified public accountant.

     Barbara M. Norman, 58, is currently Vice President, Secretary and General Counsel of WMS and Midway Games Inc., positions she has held since June 1992. It is intended that Ms. Norman will join the Company as a Director, Vice President, Secretary and General Counsel some time after the Distribution and, therefore, she is not included in the table of Executive Officers set forth above or the Summary

Compensation Table set forth below. At the time she joins the Company, Ms. Norman will resign from her positions at WMS and Midway Games Inc. and their various subsidiaries. Prior to June 1992, Ms. Norman was associated with the law firm Whitman & Ransom, New York, New York (1990-1992) and served WMS and Midway Games Inc. as Vice President, Secretary and General Counsel during the period 1986-1990 and 1988-1990, respectively. During the years she has been associated with WMS and its subsidiaries, Ms. Norman also served as Vice President and Secretary of the Company and many of WMS' other subsidiaries, including the Company's subsidiaries.

OTHER SIGNIFICANT EMPLOYEES

     Set forth below is a listing of the general managers of the Condado Plaza, the El San Juan and the El Conquistador and a description of their business experience for the past five years.

     Ronald DiNola, 45, has been Vice President and General Manager of the Condado Plaza since January 29, 1996. Prior to joining the Company, Mr. DiNola was employed by Carnival Hotels & Casinos as the General Manager of the Omni International Hotel in Miami, Florida (June 1993-January 1996) and the General Manager of the Sheraton Grand in Tampa, Florida. (September 1988-June 1993).


     David Kurland, 44, has been Vice President and General Manager of the El San Juan since April 1, 1994. From 1990 until joining the Company, Mr. Kurland was General Manager of the Grand Bay Hotel in Miami, Florida.


     Olivier Masson, 42, has been Vice President of the El Conquistador since April 1996. From April 1993 until his promotion to Vice President, Mr. Masson was the General Manager of the El Conquistador. Prior to joining the Company, Mr. Masson was Food & Beverage Director of the Ritz Carlton Buckhead in Atlanta, Georgia (August 1992-April 1993), Food & Beverage Director of the Grand Hyatt in Waileh, Hawaii (1989-1992) and Regional Food & Beverage Director for Hyatt Hotel Corp. (1985-1989).

EXECUTIVE OFFICER COMPENSATION


     Prior to the Distribution, the Hotel & Casino Business has functioned as separate subsidiaries of WMS and, with the exception of the advice and guidance of the WMS Board and in particular Mr. Louis J. Nicastro, its management has been employed by the separate entities comprising the business. The following Summary Compensation Table sets forth a summary of the compensation paid during the past three fiscal years by WMS and/or its subsidiaries to the individuals who will be serving as the Company's Chief Executive Officer and two of the four next most highly-compensated executive officers of the Company. Mr. Richard F. Johnson, who upon consummation of the Distribution will become Chief Financial Officer and Treasurer of the Company, commenced his employment with the Company as of March 1, 1997 and, therefore, is not included in the Summary Compensation Table set forth below. The compensation in the following table represents all compensation paid to each such individual in connection with his position at WMS and/or its subsidiaries. For a description of the compensation arrangements of certain of these individuals by the Company after the Distribution, see 'Employment Agreements.'

                           SUMMARY COMPENSATION TABLE

   NAME AND PRINCIPAL                   ANNUAL COMPENSATION
     POSITION WITH THE     ----------------------------------------------
    COMPANY AS OF THE                                       OTHER ANNUAL
    DISTRIBUTION DATE      YEAR   SALARY($)     BONUS($)   COMPENSATION($)
-------------------------  ----   ---------     --------   --------------
Louis J. Nicastro, ......  1996   $ 832,500     $  --          $6,127(1)
  Chairman of the          1995     682,500      300,000        4,775(1)
  Board and Chief          1994     682,500      600,000        4,173(1)
  Executive Officer
George R. Baker, ........  1996      67,500(3)     --          --
  Vice Chairman of the     1995      67,500(3)     --          --
  Board and Secretary      1994      83,500(4)     --          --
Brian R. Gamache, .......  1996     290,000       75,000       --
  President and Chief      1995     280,000       50,000       --
  Operating Officer        1994     280,000       50,000       --

                          LONG TERM
                         COMPENSATION
                            AWARDS
                         ------------
   NAME AND PRINCIPAL       (WMS)
     POSITION WITH THE    SECURITIES
    COMPANY AS OF THE     UNDERLYING      ALL OTHER
    DISTRIBUTION DATE     OPTIONS(#)   COMPENSATION($)
------------------------- ----------   ---------------
Louis J. Nicastro .......    --           $ 629,971(2)
  Chairman of the            --             409,784(2)
  Board and Chief           500,000         327,252(2)
  Executive Officer
George R. Baker, ........    --             --
  Vice Chairman of the       --             --
  Board and Secretary        50,000         --
Brian R. Gamache, .......    --             --
  President and Chief        --             --
  Operating Officer          --             --


------------

(1) Amounts shown for tax gross up payments.

(2) Amounts shown include accrual for contractual retirement for Mr. Nicastro.

(3) Includes Directors fees for services as a Director of WMS and WHGI.

(4) Includes Directors fees for services as a Director of WMS and WHGI and fees for special consulting services.

                            ------------------------

     As stated above, it is anticipated that some time after the Distribution, Ms. Barbara M. Norman will join the Company as a Director, Vice President, Secretary and General Counsel.

OPTION GRANTS IN LAST FISCAL YEAR

     Neither the Company nor WMS granted stock options to the persons listed on the Summary Compensation Table during fiscal year 1996.

AGGREGATED STOCK OPTION EXERCISES AND YEAR-END VALUES

     The table below sets forth, on an aggregated basis, information regarding the exercise during the 1996 fiscal year of options to purchase WMS Common Stock by each of the persons listed on the Summary Compensation Table above and the value on June 30, 1996 of all unexercised options held by such individuals.

                      AGGREGATED STOCK OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS AT FISCAL YEAR          OPTIONS AT FISCAL
                                       SHARES                             YEAR-END ($)                 YEAR-END ($)
                                     ACQUIRED ON       VALUE        -------------------------    -------------------------
               NAME                  EXERCISE(S)    ESTIMATED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------------------   -----------    ------------    -------------------------    -------------------------
Louis J. Nicastro.................      --              --                   500,000(U)                 --
George R. Baker...................      --              --                    50,000(U)                 --
Brian R. Gamache..................      --              --                 --                           --

     The Company has not made any determinations with respect to the grant of options to employees or directors.

COMPENSATION OF DIRECTORS

     Upon consummation of the Distribution, the Company will pay a fee of $25,000 per annum to each Director who is not an employee of the Company or any of its subsidiaries. Each such Director who serves as the Chairman of any committee of the Company Board will receive a further fee of $5,000 per annum for his services in such capacity. Individuals who serve as Directors of WHGI and who are not employees of WHGI are paid an annual fee of $22,500.

EMPLOYMENT AGREEMENTS


     Louis J. Nicastro. Until June 30, 1996, Mr. Louis J. Nicastro was employed by WMS under the terms of an Amended and Restated Employment Agreement dated October 27, 1994, which was due to expire July 31, 1999, subject to automatic one-year extensions thereafter unless notice was given six months prior to any termination date. The agreement provided for salaried compensation at the rate of $832,500 per annum, or such greater amount as the WMS Board may have determined. The agreement also provided for full participation in all benefit plans available to senior executives and for reimbursement of all medical and dental expenses incurred by Mr. Nicastro and his spouse. Upon Mr. Nicastro's retirement date of July 31, 1999 ('Retirement Date'), or in the event Mr. Nicastro became disabled, WMS was required to pay Mr. Nicastro until his death an annual benefit equal to one-half of the aggregate annual base salary being paid to him at the time of such occurrence, but in no event less than $416,250 per year payable in monthly installments. Such benefit (to the extent not previously vested) vested ratably during the period October 27, 1994 through July 31, 1999 (or such earlier date as Mr. Nicastro's employment may have terminated by reason of any violation by WMS of the agreement or the occurrence of a change in control of WMS). The vested amount of such retirement or disability benefit was payable notwithstanding Mr. Nicastro's termination of employment for any reason, provided, he was not in material breach of the terms of the agreement and, upon his death, was payable to his designee or estate. Upon Mr. Nicastro's death, whether during the term of his employment or after his Retirement Date, WMS agreed to pay in monthly installments to his designee or estate for a period of 15 years thereafter, an annual benefit equal to one-half of the amount of the annual base salary paid to him on his date of death if such death occurred during his employment or the amount of his retirement benefit but no less than $416,250 per annum.


     In connection with the Distribution, the WMS Board requested Mr. Nicastro, and Mr. Nicastro agreed, to become the Chairman of the Board and Chief Executive Officer of the Company and to relinquish his position as Co-Chief Executive Officer of WMS. Effective July 1, 1996, Mr. Nicastro also agreed to the early termination and full settlement of his employment agreement with WMS pursuant to which, in lieu of all future payments of base salary, bonus, retirement and death benefits, Mr. Nicastro received a lump sum payment of $9,125,000 with interest from July 1, 1996.

     Effective as of the Distribution Date, Mr. Nicastro has entered into an employment agreement with the Company pursuant to which he will serve as Chairman of the Board and Chief Executive Officer of the Company for a term of five years with an annual base salary of not less than $400,000 per annum, plus bonus compensation in an amount equal to two percent of the pre-tax income of the Company. Mr. Nicastro is also entitled to participate in the Company's employee benefit plans for which he is eligible and which are made available to other executive officers of the Company. Mr. Nicastro has agreed not to engage in any competitive business with the Company during the term of the agreement and for one year thereafter. The employment agreement is terminable at the election of Mr. Nicastro upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Nicastro in a position of lesser stature or the assignment to Mr. Nicastro of duties, performance requirements or working conditions significantly different from or at a variance with those presently in effect; (ii) the treatment of Mr. Nicastro in a manner which is in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Nicastro as a member of the Company Board; (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Nicastro pursuant to such agreement; or (v) the requirement that Mr. Nicastro work outside his agreed-upon metropolitan area. In any such event, and in the event the Company is deemed to have wrongfully terminated Mr. Nicastro's employment agreement under the terms thereof, the Company is obligated (a) to make a lump sum payment to Mr. Nicastro equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement and the bonus (assuming pre-tax income of the Company during the remainder of the term of the employment agreement is earned at the highest level achieved in either of the last two full fiscal years prior to such termination) and (b) to purchase at the election of Mr. Nicastro all stock options held by him with respect to Company Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement is also terminable at the election of Mr. Nicastro if individuals constituting the Company Board, or successors approved by such Company Board members, cease for any reason to constitute at least a majority of the Company Board. Upon such an event, the Company may be required to purchase the stock options held by Mr. Nicastro and make payments similar to those described above.


     Upon consummation of the Distribution, Mr. Nicastro will also receive additional compensation of $22,500 per annum for his services as a Director of WHGI. See ' -- Compensation of Directors.'


     George R. Baker. Prior to the Distribution Date, Mr. George R. Baker served as a Director of WMS and WHGI. As of the Distribution Date, Mr. Baker will resign as a Director of WMS and will be a Director, Vice Chairman and Secretary of the Company. Mr. Baker will enter into a three year employment agreement with the Company providing for an annual base salary of not less than $100,000. The Company has agreed that Mr. Baker may engage in other activities which may command his full-time and attention and that it is anticipated that he will not be required to render services for more than 20 hours per month. Mr. Baker is also entitled to participate in the Company's employee benefit plans for which he is eligible and which are made available to other executive officers of the Company. The employment agreement is terminable at the election of Mr. Baker upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Baker in a position of lesser stature or the assignment to Mr. Baker of duties, performance requirements or working conditions significantly different from or at a variance with those presently in effect; (ii) the treatment of Mr. Baker in a manner which is in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Baker as a member of the Company Board; or (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Baker pursuant to such agreement. In any such event, and in the event the Company is deemed to have wrongfully terminated Mr. Baker's employment agreement under the terms thereof, the Company is obligated (a) to make a lump sum payment to Mr.
Baker equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement and (b) to purchase at the election of Mr. Baker all stock options held by him with respect to Company Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement is also terminable at the election of Mr. Baker if individuals constituting the Company Board, or successors approved by such Company Board members, cease for any reason to constitute at least a majority of the Company Board. Upon such an event, the Company may be required to purchase the stock options held by Mr. Baker and make payments similar to those described above. Mr. Baker will also continue to receive additional compensation of $22,500 per annum for his services as a Director of WHGI. See ' -- Compensation of Directors.'


     Brian R. Gamache. Mr. Brian R. Gamache is employed as the President and Chief Operating Officer of WHGI pursuant to an employment agreement with a two year term ending October 27, 1998, which term is automatically extended from year to year. The agreement provides for a minimum annual base salary of $300,000, as well as a minimum bonus of $50,000 for the 1997 fiscal year. Additionally, Mr. Gamache is also entitled to bonus compensation at the discretion of the Company Board, as well as participation, to the extent eligible, in any health and life insurance plans generally available to executive officers of the Company; provided that the Company is obligated, to the extent available at normal rates, to provide Mr. Gamache with $500,000 of term life insurance and additional whole life insurance in a face amount equal to the lesser of $500,000 or such amount of whole life insurance as may be obtained for annual premiums of $5,000. Mr. Gamache shall also be entitled to any cash surrender value with respect to the aforementioned whole life insurance policy. WHGI may terminate the agreement without cause upon at least 90 days' prior written notice. In such event, Mr. Gamache will receive an amount equal to two years' base salary, payable one-half on the termination date and the balance a year later. Mr. Gamache has the right to terminate his employment agreement by providing the Company at least 90 days' notice. Upon receipt of such notice, the Company has the right to terminate Mr. Gamache's employment at an earlier date by providing Mr. Gamache notice thereof. In such event, Mr. Gamache will receive one year's base salary, payable 25% upon termination and the balance to be paid in equal installments commencing on the first customary payment date of the Company occurring three months after the termination date. Mr. Gamache has agreed not to engage in any competitive business with the Company in Puerto Rico and the Caribbean during the term of his agreement and for one year thereafter.

     Effective as of the Distribution Date, Mr. Gamache has entered into an employment agreement with the Company pursuant to which he will serve as President and Chief Operating Officer. The term of this agreement coincides with the term of Mr. Gamache's employment agreement with WHGI. Mr. Gamache will be paid an annual salary of $50,000 for his service to the Company. The agreement provides that Mr. Gamache will devote such time to the business of the Company that is reasonable to perform his duties thereunder.


     Richard F. Johnson. Mr. Richard F. Johnson is employed as Senior Vice President and Chief Financial Officer of WHGI pursuant to an employment agreement which commenced March 1, 1997 and terminates February 28, 1999, which term may be extended by mutual agreement on a year-to-year basis. The agreement provides for a minimum annual base salary of $185,000. Additionally, Mr. Johnson is entitled to participate in any bonus, incentive and salary deferment plans generally available to senior executives of WHGI. He is also entitled to participate, to the extent he is eligible, in any health, medical, disability and life insurance plans generally available to executives of WHGI. Upon 10 days' notice, WHGI may terminate Mr. Johnson for cause (as defined in the agreement). In the event the current owners of WHGI cease to own 50% of WHGI, Mr. Johnson may terminate his employment and WHGI will be obligated to pay his base salary and to provide health and life insurance benefits from the date of termination until the earlier of: (i) the expiration of the term of the agreement; (ii) one year after the date of the change of ownership; or (iii) the date Mr. Johnson begins other employment, provided that if Mr. Johnson's compensation level at such new employment is less than his base salary at WHGI, then WHGI will pay Mr. Johnson the difference thereof until the earlier to occur of (i) or (ii) above. If a change in ownership occurs, WHGI may terminate Mr. Johnson's employment and pay him severance equal to one year's base salary. Under certain other circumstances, WHGI will be obligated to pay Mr. Johnson severance equal to six month's base salary. WHGI also paid Mr. Johnson certain other amounts in connection with his relocation to Puerto Rico. Upon consummation of the Distribution, Mr. Johnson will become Chief Financial Officer and Treasurer of the Company.


STOCK OPTION PLAN

     WMS, as sole stockholder of the Company, has approved the adoption by the Company of the Stock Option Plan (the 'Plan'). No approval of the creation of the Plan is required to be obtained from the WMS stockholders. A copy of the Plan is attached as Annex V to this Information Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the full text of the Plan.

     The Plan provides for the grant of options to purchase up to 900,000 shares of Company Common Stock, subject to the terms and conditions of the Plan. The Plan is intended to provide a method pursuant to which officers, directors, employees and certain consultants and advisers to the Company and its subsidiaries may be encouraged to acquire a proprietary interest in the Company and potentially realize benefits from an increase in the value of Company Common Stock, to encourage and provide such persons with greater incentive for their continued service to the Company and generally to promote the interests of the Company and its stockholders. Although the number and identity of individuals who will be eligible to participate in the Plan have not been determined, each of the persons identified in the Summary Compensation Table above and all executive officers and directors of the Company will be eligible to participate in the Plan. The principal terms and conditions of the Plan are summarized below.

     Administration of the Plan.  The Plan is  administered by the  Compensation
Committee (the 'Committee') of the Company Board consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a 'non-employee director' as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act. Subject to the express provisions of the Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option, the manner in and price at which options may be exercised and whether stock appreciation rights are associated with such options. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either 'incentive stock options' intended to qualify under of the Code or 'non-qualified stock options' which do not so qualify.

     The Committee may amend, suspend or terminate the Plan at any time, except that no amendment may be adopted without the approval of stockholders which would: (i) materially increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) materially modify the eligibility requirements for participation in the Plan; or (iii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Exchange Act.


     Unless the Plan is terminated earlier by the Company Board, the Plan will terminate on March 19, 2007.


     Shares Subject to the Plan. Subject to adjustments resulting from changes in capitalization, no more than 900,000 shares of Company Common Stock may be issued pursuant to the exercise of options granted under the Plan. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan. No employee may receive options in any calendar year to purchase more than 500,000 shares.

     The total number of shares of Company Common Stock that may be allocated pursuant to options granted under the Plan or that may be allocated to any one employee, the number of shares subject to outstanding options and stock appreciation rights, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company or other corporate transaction, including a change of control or similar event. In addition, if the Company is involved in a merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction, the options granted under the Plan will be adjusted, assumed, or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An incentive stock option may not be transferred other than by will or by laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder. The Committee may permit non-qualified stock options to be transferrable under certain circumstances.

     Participation. The Committee is authorized to grant incentive stock options from time to time to such employees of the Company or its subsidiaries, as the Committee, in its sole discretion, may determine. Employees and directors of the Company or its subsidiaries and consultants and advisers providing services to the Company or its subsidiaries are eligible to receive non-qualified stock options under the Plan.

     Option Price. The exercise price of each option is determined by the Committee, but may not, in any case, be less than 85% of the fair market value of the shares of Company Common Stock on the date of grant or, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Company Common Stock on the date of grant. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Company Common Stock covered by the incentive stock option on the date the option is granted.

     Acquisition of Shares. In order to assist an optionee in the acquisition of shares of Company Common Stock pursuant to the exercise of an option granted under the Plan, the Committee may authorize (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price of Company Common Stock in installments, or (iii) the guarantee by the

Company of a loan obtained by the optionee from a third party. Such loans, installment payments or guarantees may be authorized without security and, in the case of incentive stock options, the rate of interest may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest imputed under Section 483 of the Code.

     Terms of Options. The Committee has the discretion to fix the term of each option granted under the Plan, except that the maximum length of the term of each option is 10 years, subject to earlier termination as provided in the Plan (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock).

     Federal Income Tax Consequences of Non-Qualified Stock Options. An individual who is a United States taxpayer who is granted a non-qualified stock option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An option holder will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ('Risk of Forfeiture'), in an amount equal to the excess, if any, of the fair market value of the shares of Company Common Stock on the date of exercise over the exercise price thereof. If the shares are subject to a Risk of Forfeiture on the date of exercise, the option holder will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the option holder shall have made a timely election under Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of Company Common Stock on the date of exercise over the exercise price. The amount realized for tax purposes by an option holder by reason of the exercise of a non-qualified stock option granted under the Plan is subject to withholding by the Company and the Company is entitled to a deduction in an amount equal to the income so realized by an option holder.

     Provided that an individual who is a United States taxpayer satisfies certain holding period requirements provided by the Code, such individual will realize long-term capital gain or loss, as the case may be, if the shares issued upon exercise of a non-qualified stock option are disposed of more than one year after (i) the shares are transferred to the individual or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon such disposition will be the difference between the option holder's basis in such shares and the amount realized upon such disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.


     Puerto Rico Income Tax Consequences of Non-Qualified Stock Options. Similar to the situation in the United States, an individual who is a Puerto Rico taxpayer who is granted a non-qualified stock option under the Plan will not realize any income for Puerto Rico income tax purposes on the grant of an option. An option holder will realize ordinary income for Puerto Rico income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture, an amount equal to the excess, if any, of the fair market value of the shares of Company Common Stock on the date of exercise over the exercise price of the option. If the shares are subject to a substantial risk of forfeiture on the date of exercise, the option holder will realize as ordinary income for Puerto Rico tax purposes for the year in which the shares cease to be subject to the risk of an amount equal to the excess of the fair market value of the shares on the date they cease to be subject to such risk over the option's exercise price. The Puerto Rico Internal Revenue Code of 1994 (the 'PR-Code') does not provide for an election similar to that provided under Section 83(b) of the Code. The ordinary income realized by an option holder by reason of the exercise of the option is subject to Puerto Rico income tax withholding by the Company and the Company is entitled to a deduction in an amount equal to the income realized by the option holder.



     Upon disposition of the shares, an individual who is a Puerto Rico taxpayer will be taxed on the excess, if any, of the amount received for the shares over the option's exercise price plus the ordinary income realized by reason of the exercise of the option. If the shares were held for more than six months, the gain will be characterized as a long-term capital gain, which will be taxed at a maximum rate of 20%. The gain on the sale of shares held for less than six months will be taxed as ordinary income.



     If the shares are disposed of at a loss, such loss may be used to offset current capital gains plus up to $1,000 of ordinary income. The balance not deducted in the year of the loss may be carried forward to the next five years.


     Federal Income Tax Consequences of Incentive Stock Options. An incentive stock option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or within one year after the transfer of the shares to him,
(i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

     If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a 'Disqualifying Disposition'), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the excess, if any, of the fair market value of the shares of Company Common Stock on the date of exercise over the exercise price.

     An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition.

     The Company will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder.

     Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a 'wash' sale, a gift or a sale between certain persons or entities classified under the Code as 'related persons'.


     Puerto Rico Income Tax Consequences of Incentive Stock Options. An incentive stock option holder who meets the eligibility requirements of Section 1046 of the PR-Code will not realize income for Puerto Rico income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. Contrary to the Code, under the PR-Code the exercise of an incentive stock option has no alternative minimum tax considerations and there are no Disqualifying Disposition rules.



     Upon disposition of the shares, the incentive stock option holder will be taxed on the excess of the amount received for the shares over the option's exercise price. Such gain will be considered as either a long-term capital gain (subject to a 20% maximum Puerto Rico income tax rate) or a short-term capital gain (subject to the ordinary income tax rates), depending on the holding period of the shares.



     If the shares are disposed of at a loss, such loss may be used to offset current capital gains plus up to $1,000 of ordinary income. The balance not deducted in the year of the loss may be carried forward to the next five years.


     Alternative Minimum Tax. For purposes of computing the Federal alternative minimum tax with respect to shares acquired pursuant to the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includible in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includible in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general, the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of such income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

     Deductions for Federal Income Tax Purposes. Pursuant to the Omnibus Budget Reconciliation Act of 1993, the Company is not able to deduct compensation to certain employees to the extent compensation exceeds $1.0 million per tax year. Covered employees include the chief executive officer and the four other highest paid senior executive officers of the Company for the tax year. Certain performance-based compensation, including stock options, is exempt provided that
(i) the stock options are granted by a committee of the Board which is comprised solely of two or more outside directors, (ii) the plan under which the options are granted is approved by stockholders, and (iii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee. The Company believes that compensation related to options granted under the Plan during the first 12 months following the Distribution or after approval of the Plan by the Company's stockholders after the Distribution Date will qualify for the exemption. The Company has made no determination as to whether it will seek stockholder approval of the Plan. Currently the Company does not have any employees earning in excess of $1.0 million.

                           RELATED PARTY TRANSACTIONS


     Prior to the Distribution Date, the Company intends to enter into an agreement (the 'Put and Call Agreement') with Mr. Louis J. Nicastro which will provide that at any time prior to December 31, 1999, the Company shall have the right to require (the 'Put Option') Mr. Nicastro to purchase 300,000 shares of Series B Preferred Stock for an aggregate purchase price of $3,000,000. Mr. Nicastro will also have the right to purchase (the 'Call Option') such 300,000 shares of Series B Preferred Stock for an aggregate purchase price of $3,300,000 which right may also be exercised prior to December 31, 1999 but only in the event that any non-exempt person or entity or group of persons or entities acting in concert, hereafter acquires or announces the intention to acquire beneficial ownership of 10% or more of the Company Common Stock. The Put and Call Agreement will also provide that so long as the Put Option and Call Option remain outstanding the Company will not increase the number of or change, alter or otherwise impair the relative rights, preferences or other provisions of the Series B Preferred Stock nor will the Company except with the consent of two-thirds of the Company Board authorize the issuance of or become bound to issue any shares of capital stock having voting rights, other than the 12,000,000 authorized shares of Company Common Stock and such limited voting rights as may be required by law. The Series B Preferred Stock entitles the holder to five votes for each share of Series B Preferred Stock on all matters to be voted upon by the holders of Company Common Stock including the election of the Company Board, prohibits the issuance of any capital stock having voting rights other than the 12,000,000 authorized shares of Company Common Stock (or such greater number of shares of Company Common Stock or other voting stock as may have been actually issued or which the Company may be bound to issue as of the date of first issuance of shares of Series B Preferred Stock) and such limited voting rights as may be required by law without the affirmative vote of holders of 70% of the outstanding Series B Preferred Stock voting separately as a single class, provides for cumulative quarterly dividends at the rate of prime plus one half percent on the liquidation value of $3,000,000, is redeemable at the option of the holder at any time commencing three years following the date of issuance or earlier at any time that there shall exist two unpaid quarterly dividends and is convertible into shares of Company Common Stock at a conversion price equal to the lower of the closing price of Company Common Stock on the first day of trading of such Company Common Stock (on a when-issued basis or otherwise) on the New York Stock Exchange or the closing price on the date immediately prior to the conversion date. Mr. Nicastro will also have registration rights with respect to any shares of Company Common Stock issued upon conversion of the Series B Preferred Stock. See 'Description of the Company's Capital Stock -- Series B Preferred Stock'). The Put Option and Call

Option are not transferable and terminate on the earlier to occur of December 31, 1999 or the death of Mr. Nicastro. The Company believes that the Put Option will enable the Company to raise additional capital quickly and inexpensively should such capital be needed. In addition, the Call Option is intended to provide Mr. Nicastro a sufficient equity interest in the Company to induce Mr. Nicastro to continue as Chairman and Chief Executive Officer of WHGI following the Distribution so as to prevent the premature imposition of super majority voting requirements at WHGI (See 'Relationship Between the Company and the Company's Subsidiaries After the Distribution').

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of Company Common Stock as of the Distribution Date (and following the Distribution) as if the Distribution took place on the Record Date by each person known by WMS who would beneficially own more than 5% of the outstanding Company Common Stock:


                                                                      AMOUNT AND
                                                                      NATURE OF         PERCENTAGE OF
                       NAME AND ADDRESS OF                            BENEFICIAL     OUTSTANDING COMPANY
                         BENEFICIAL OWNER                            OWNERSHIP(1)      COMMON STOCK(2)
------------------------------------------------------------------   ------------    -------------------
Sumner M. Redstone and ...........................................     1,729,425(3)          28.6%
  National Amusements, Inc.
  200 Elm Street
  Dedham, MA 02026
FMR Corp. ........................................................       698,163(4)          11.5%
  82 Devonshire Street
  Boston, MA 02109

------------

(1) The number of shares beneficially owned has been calculated based on the Distribution being made on the basis of one share of Company Common Stock for every four shares of WMS Common Stock.


(2) Based upon 24,200,800 shares of WMS Common Stock outstanding on the Record Date which, after the Distribution, would result in 6,050,200 outstanding shares of Company Common Stock.


(3) The number of shares reported is based upon information contained in Amendment No. 20, dated January 7, 1997 to the Schedule 13D filed by Mr. Summer M. Redstone with the Securities and Exchange Commission (the 'Commission'). Pursuant to such Schedule, Mr. Redstone and National Amusements, Inc., a Maryland corporation, reported beneficial ownership of and sole investment power with respect to 3,433,800 and 3,483,900 shares, respectively, of WMS Common Stock (858,450 and 870,975 shares, respectively, of Company Common Stock) and that Mr. Redstone is the beneficial owner of 66 2/3% of the issued and outstanding shares of the common stock of National Amusements, Inc. Although the shares of WMS Common Stock are the subject of a Proxy Agreement entered into between WMS and Messrs. Louis J. and Neil D. Nicastro, pursuant to which Messrs. Nicastro have the power to vote such shares, shares of Company Common Stock will not be covered by such Proxy Agreement.

(4) The number of shares reported is based upon information with respect to WMS Common Stock contained in a Schedule 13G/A dated February 14, 1997 filed with the Commission by FMR Corp. Pursuant to such Schedule, FMR Corp. reported that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 2,740,754 shares or 11.3% of WMS Common Stock (685,188 shares of Company Common Stock) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended. Additionally, pursuant to such Schedule, FMR Corp. reported that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 51,900 share or 0.2% of

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    WMS Common Stock (12,975 shares of Company Common Stock) as a result of its serving as investment manager of the institutional account(s). FMR Corp. reported it has sole power to dispose of or direct the disposition of all such shares and sole power to vote 51,900 of shares.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of WMS Common Stock and Company Common Stock as of the Distribution Date (and following the Distribution) as if the Distribution took place on the Record Date by (i) each of the Company's Directors and the Executive Officers identified on the Summary Compensation Table above and (ii) all of the Company's Directors and Executives Officers as a group:


                                   AMOUNT AND NATURE                       AMOUNT AND NATURE OF      PERCENT OF
                                     OF BENEFICIAL        PERCENT OF       BENEFICIAL OWNERSHIP      OUTSTANDING
                                   OWNERSHIP OF WMS     OUTSTANDING WMS     OF COMPANY COMMON          COMPANY
    NAME OF BENEFICIAL OWNER        COMMON STOCK(1)     COMMON STOCK(2)          STOCK(3)          COMMON STOCK(4)
--------------------------------   -----------------    ---------------    --------------------    ---------------
Louis J. Nicastro...............       7,422,332(5)           30.1%                 1,158               *
George R. Baker.................          50,800(6)         *                         200               *
Brian R. Gamache................               0            *                           0               *
David M. Satz, Jr...............               0            *                           0               *
Joseph A. Lamendella............             100            *                          25               *
Richard F. Johnson..............               0            *                           0               *
Directors and Executive Officers
  as a group (six persons)......       7,473,232(5)(6)        30.1%                 1,383               *

------------

*  Less than one percent

(1) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days. In connection with the Distribution, it is contemplated that options to purchase WMS Common Stock will be adjusted appropriately in order to decrease the exercise price and target price, if any, and increase the number of shares which can be purchased upon exercise of each option so that the aggregate exercise price of the options will be the same both before and after the adjustment. The aforementioned adjustments are not reflected in this column.

(2) For purposes of calculating the percentage of shares of WMS Common Stock owned by each director or officer, shares beneficially owned and issuable upon the exercise of his options exercisable within 60 days have been deemed to be outstanding.

(3) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days.

(4) For purposes of calculating the percentage of Company Common Stock owned by each director or officer, shares beneficially owned and issuable upon exercise of his or her options exercisable within 60 days have been deemed to be outstanding.

(5) The number of shares reported as beneficially owned includes 6,917,700 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power pursuant to the Proxy Agreement referred to in note 3 to the table set forth under 'Principal Stockholders.' Additionally, the number of shares reported as beneficially owned includes 500,000 shares for which the reporting person has sole voting and sole dispositive power, which the reporting person has the right to acquire pursuant to stock options which require that WMS Common Stock attain a market price of $35.00 per share prior to exercise.

(6) Includes 50,000 shares which the reporting person has the right to acquire pursuant to stock options which require that WMS Common Stock attain a market price of $35.00 per share prior to exercise.

            PURPOSES AND ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS


     WMS, as sole stockholder of the Company, as part of the Preliminary Transactions, has approved an amendment to the Company's Certificate and Bylaws, effective as of the Merger of the Company with Williams Hotel Corporation. See 'Preliminary Transactions.' The Certificate contains several provisions that will make difficult an acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise, that is not approved by the Company Board. The Bylaws also contain provisions that could have an anti-take over effect.


     The purposes of the relevant provisions of the Certificate and Bylaws are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Company Board to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a take over that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to stockholders of the Company or an unsolicited proposal for the restructuring or sale of all or part of the Company. WMS and the Company believe that, as a general rule, such proposals would not be in the best interests of the Company and its stockholders.

     Certain provisions of the Certificate and Bylaws, in the view of WMS and the Company, will help ensure that the Company Board, if confronted by a surprise proposal from a third-party which has acquired a block of Company Common Stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of the stockholders. In addition, certain other provisions of the Certificate are designed to prevent a purchaser from utilizing two-tier pricing and similar inequitable tactics in the event of an attempt to take over the Company.

     These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of the stockholders, and may delay or frustrate the assumption of control by a holder of a large block of Company Common Stock and the removal of incumbent management, even if such removal might be beneficial to the stockholders. Furthermore, these provisions could be utilized to frustrate a future takeover attempt which is not approved by the incumbent Company Board, but which the holders of a majority of the shares of Company Common Stock may deem to be in their best interests or in which stockholders may receive a substantial premium for their Company Common Stock over the then prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts.

     Set forth below is a description of such provisions in the Certificate and Bylaws. Such description is intended as a summary only and is qualified in its entirety by reference to the Certificate and Bylaws, the forms of which are attached to this Information Statement as Annex III and IV, respectively.

THE COMPANY CERTIFICATE AND BYLAWS

     In general, the provisions of the Certificate (i) provide for a classified board of directors from which directors may only be removed by the stockholders for cause, (ii) limit the right of stockholders to amend the Bylaws, (iii) limit the right of stockholders to call a special meeting of stockholders and eliminate the right of stockholders to take action without a meeting, (iv) establish an advance notice procedure regarding the nomination of directors by stockholders and stockholder proposals to be brought before an annual meeting and (v) authorize a class of preferred stock for which the Company Board has the power to fix the voting powers, designations, preferences and relative, optional or other special rights.

     Classified Board of Directors. The Certificate provides for the Company Board to be divided into three classes serving staggered terms so that directors' initial terms will expire either at the 1998, 1999 or 2000 annual meeting of stockholders. Starting with the 1998 annual meeting of Company stockholders, one class of directors will be elected each year for three-year terms. See 'Management

-- Board of Directors and Committees of the Board.' The classification of directors makes it more difficult for a significant stockholder to change the composition of the Company Board in a relatively short period of time and, accordingly, provides the Company Board and stockholders time to review any proposal that a significant stockholder may make and to pursue alternative courses of action which are fair to all the stockholders of the Company. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Company Board.

     The classified board provisions could have the effect of discouraging a third-party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. The classified board provisions could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the classified board provisions are designed to discourage accumulations of large blocks of Company Common Stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, the classified board provisions could tend to reduce the temporary fluctuations in the market price of Company Common Stock that could be caused by accumulations of large blocks of such stock. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

     Removal; Filling Vacancies. The Certificate provides that, subject to the rights of holders of any series of preferred stock, only a majority of the Company Board then in office or the sole remaining director shall have the authority to fill any vacancies on the Company Board, including vacancies created by an increase in the number of directors. Moreover, because the Certificate provides for a classified board, Delaware law provides that the stockholders may remove a member of the Company Board only for cause. The Certificate defines cause as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of a director's duty to the Company by a court and such adjudication is no longer subject to direct appeal. In addition, the Certificate requires the affirmative vote of 80% of the outstanding Company Common Stock to remove a director for cause. These provisions relating to removal and filling of vacancies on the Company Board will make it difficult for stockholders to enlarge the Company Board or remove incumbent directors and filling the vacancies with their own nominees.

     Limitations on Stockholder Action by Written Consent; Special Meeting. The Certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. The Certificate and Bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders can be called only by a majority of the entire Company Board or by the President or Chairman of the Board. Stockholders are not permitted to call a special meeting or to require that the Company Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by or at the direction of the Company Board. These provisions prohibit a significant stockholder from proposing a stockholder vote at a special meeting on issues not approved by the Company Board or from authorizing stockholder action without a meeting at which all stockholders would be entitled to participate.

     Nominations of Directors and Stockholder Proposals. The Bylaws and Certificate establish an advance notice procedure with regard to the nomination other than by or at the direction of the Company Board of candidates for election as directors (the 'Nomination Procedure') and with regard to stockholder proposals to be brought before an annual meeting of stockholders (the 'Business Procedure'). The Nomination Procedure provides that only persons who are nominated by or at the direction of the Company Board, or by a stockholder who has given timely prior written notice to the Corporate Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The Business Procedure provides that stockholder proposals must be submitted in writing in a timely manner in order to be considered at any annual meeting. To be timely, notice for nominations or stockholder proposals must be received by the Company not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs.

     Under the Nomination Procedure, notice to the Company from a stockholder who proposes to nominate a person at a meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Company Common Stock beneficially owned, the consent of such person to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person. Under the Business Procedure, notice relating to a stockholder proposal must contain certain information about such proposal and about the stockholder who proposes to bring the proposal before the meeting.

     The purpose of the Nomination Procedure is, by requiring advance notice of nomination by stockholders, to afford the Company Board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Company Board, to inform stockholders about such qualifications. The purpose of the Business Procedure is, by requiring advance notice of stockholder proposals, to provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Company Board, to provide the Company Board with a meaningful opportunity to inform stockholders, prior to such meetings, of any proposal to be introduced at such meetings, together with any recommendation or the Company Board's position or belief as to action to be taken with respect to such proposal, so as to enable stockholders better to determine whether they desire to attend such meeting or grant a proxy to the Company Board as to the disposition of any such proposal. Although the Bylaws do not give the Company Board any power to approve or disapprove stockholder nominations for the election of directors or of any other proposal submitted by stockholders, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conducting of business at a particular stockholders meeting if the proper procedures are not followed, and may discourage a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

     The Certificate authorizes the issuance of up to 2,000,000 shares of preferred stock, par value $.01 per share (the 'Preferred Stock'), and gives the Company Board (without action by stockholders) the power to designate the number of shares constituting any series, and to fix the voting powers, designations, preferences and relative, optional or other special rights thereof, including liquidation preferences and the dividend, conversion and redemption rights of each such series. If the resolutions establishing the series so provide, holders of any series of Preferred Stock may have the right to receive a liquidating distribution before any distribution is made to holders of Company Common Stock upon liquidation, and holders of Preferred Stock may be entitled to receive all dividends to which they are entitled before any dividends may be paid to holders of Company Common Stock. Holders of each series of Preferred Stock will have such voting rights (which may include special rights regarding election of directors) as may be provided in the resolutions establishing such series. The proposed Preferred Stock will not be set aside for any specified purpose, but will be subject to issuance at the discretion of the Company Board from time to time for any proper corporate purposes and without any further stockholder approval. Any Preferred Stock which is issued will rank senior to Company Common Stock.

     In addition, a new class of Preferred Stock can be used to make more difficult a change in control of the Company. Under certain circumstances the Company Board could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company by causing such shares to be issued to a holder or holders who might side with the Company Board in opposing a takeover bid that the Company Board determines is not in the best interests of the Company and its stockholders. Such action may have an adverse impact on stockholders who may want to accept such takeover bid. In this connection, the Company Board could, publicly or privately, issue shares of Preferred Stock with full voting rights to a holder that would thereby have sufficient voting power to ensure that certain types of proposals (including any proposal to remove directors, to accomplish certain

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
business combinations opposed by the Company Board, or to alter, amend or repeal provisions in the Certificate or Bylaws relating to any such action) would not receive the requisite stockholder vote. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity to acquire control of the Company since the issuance of such shares could dilute the ownership of such person or entity. Other than the Preferred Stock issuable pursuant to the Rights Agreement and the Series B Preferred Stock, the Company is not contemplating the issuance of any Preferred Stock which may make more difficult a change in control of the Company, nor is the Company aware of any proposals to a possible change in control of the Company.

STOCKHOLDER RIGHTS AGREEMENT

     The following description of the Company's rights agreement (the 'Rights Agreement') is qualified in its entirety by reference to the Rights Agreement, a copy of which is filed as an Exhibit to the Registration Statement on Form 10 of which this Information Statement is a part.


     The Company Board has adopted the Rights Agreement prior to the Distribution. The Rights Agreement provides that one Right will be issued with each share of Company Common Stock issued (whether originally issued or from the Company's treasury) on or after the Distribution Date and prior to the Rights Distribution Date (as defined). The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on December 31, 2007 (the 'Final Expiration Date') unless previously redeemed by the Company as described below. When exercisable, each right entitles the owner to purchase from the Company one one-hundredth (.01) of a share of the Company's Series A Preferred Stock at an exercise price of $100.00, subject to certain antidilution adjustments. The Rights will not, however, be exercisable, transferable separately  or trade separately  from the shares of  Company Common Stock, until
(a) the tenth business day after the 'Stock Acquisition Date' (i.e., the date of a public announcement that a person or group is an 'Acquiring Person') or (b) the tenth business day (or such later day as the Company Board, with the concurrence of a majority of Continuing Directors, determines) after a person or group announces a tender or exchange offer, which, if consummated, would result in such person or group beneficially owning 15% or more of the Company Common Stock (the earlier of such dates being the 'Rights Distribution Date').


     In general, any person or group of affiliated persons (other than the Company, any of its subsidiaries, any person who as of the Distribution Date beneficially owns 15% or more of the Company Common Stock, certain of the Company's benefit plans and any person or group of affiliated persons whose acquisition of 15% or more is approved by the Company Board in advance) who, after the date of adoption of the Rights Agreement, acquires beneficial ownership of 15% or more of the Company Common Stock will be considered an 'Acquiring Person.'

     If a person or group of affiliated persons becomes an Acquiring Person, then each Right (other than Rights owned by such Acquiring Person and its affiliates and associates, which will be null and void) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Company Common Stock having a then current market value of twice the exercise price. Accordingly, at the original exercise price, each Right would entitle its registered holder to purchase $200.00 worth of Company Common Stock for $100.00.

     If at any time after the Stock Acquisition Date, (a) the Company merges into another entity, (b) an acquiring entity merges into the Company and the Company Common Stock is changed into or exchanged for other securities or assets of the acquiring entity or (c) the Company sells more than 50% of its assets or earning power, then each Right will entitle the holder thereof to purchase, for the exercise price, the number of shares of common stock of such other entity having a current market value of twice the exercise price. The foregoing will not apply to (i) a transaction approved by a majority of the Company Board (or from and after the Stock Acquisition Date, a majority of the Continuing Directors) or (ii) a merger which follows a cash tender offer approved by the Company Board (or after the Stock Acquisition Date, a majority of the Continuing Directors) for all outstanding shares of Company Common Stock so long as the consideration payable in the merger is the same in form and not less than the amount as was paid in the tender offer. A Continuing Director is a director in office prior to the distribution of the Rights and any director recommended or approved for election by such directors but does not include any representative of an Acquiring Person.

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

     Subject to the limitations summarized below, the Rights are redeemable at the Company's option, at any time prior to the earlier of the Stock Acquisition Date or the Final Expiration Date, for $.01 per Right, payable in cash or shares of Company Common Stock. Under certain circumstances, the decision to redeem requires the concurrence of a majority of the Continuing Directors. In the event a majority of the Company Board is changed by vote of the Company's stockholders, the Rights shall not be redeemable for a period of ten business days after the date that the new directors so elected take office and it shall be a condition to such redemption that any tender or exchange offer then outstanding be kept open within such ten business day period. At any time after any person becomes an Acquiring Person, the Company Board may exchange the Rights (other than Rights owned by the Acquiring Person and associates, which will be null and void), in whole or in part, for Company Common Stock on the basis of an exchange ratio of one share of Company Common Stock for each Right (subject to adjustment).

     As long as the Rights are attached to the Company Common Stock, each share of Company Common Stock issued by the Company will also evidence one Right. Until the Rights Distribution Date, the Rights will be represented by Company Common Stock certificates and will be transferred only with Company Common Stock certificates; separate certificates representing the Rights will be mailed, however, to holders of Company Common Stock as of the Rights Distribution Date. The holders of Rights will not have any voting rights or be entitled to dividends until the Rights are exercised.

     The purchase price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain stock dividends on, or subdivisions, combinations or reclassifications of, the shares of Company Common Stock prior to the Rights Distribution Date, and in certain other events.

     The Company Board may amend the Rights Agreement prior to the Rights Distribution Date. After the Rights Distribution Date, the Company Board may amend the Rights Agreement only to cure ambiguities, to shorten or lengthen any time period (subject to certain limitations) or if such amendment does not adversely affect the interests of the Rights Holders and does not relate to any principal economic term of the Rights.

SERIES B PREFERRED STOCK


     Prior to the Distribution Date, the Company intends to enter into the Put and Call Agreement which will provide that at any time prior to December 31, 1999, the Company shall have the right to require Mr. Nicastro to purchase 300,000 shares of Series B Preferred Stock for an aggregate purchase price of $3,000,000. Mr. Nicastro will also have the right to purchase such 300,000 shares of Series B Preferred Stock for an aggregate purchase price of $3,300,000 which right may also be exercised prior to December 31, 1999 but only in the event that any non-exempt person or entity or group of persons or entities acting in concert, hereafter acquires or announces the intention to acquire beneficial ownership of 10% or more of the Company Common Stock. The Put and Call Agreement will also provide that the Company will not increase the number of or change, alter or otherwise impair the relative rights, preferences or other provisions of the Series B Preferred Stock so long as the Put Option and Call Option remain outstanding. The Series B Preferred Stock entitles the holder to five votes for each share of Series B Preferred Stock on all matters to be voted upon by the holders of Company Common Stock including the election of the Company Board, requires that the issuance of any capital stock having voting rights, other than the 12,000,000 authorized shares of Company Common Stock (or such greater number of shares of Company Common Stock or other voting stock as may have been actually issued or which the Company may be bound to issue as of the date of first issuance of shares of Series B Preferred Stock) and such limited voting rights as may be required by law, be approved by the affirmative vote of the holders of 70% of the outstanding shares of Series B Preferred Stock, provides for cumulative quarterly dividends at the rate of prime plus one half percent on the liquidation value of $3,000,000, is redeemable at the liquidation value plus accrued and unpaid dividends at the option of the holder at any time commencing three years following the date of issuance or earlier at any time that there shall be two unpaid quarterly dividends and is convertible into shares of Company Common Stock at a conversion price equal to the lower of the closing price of Company Common Stock on the first day of official trading of such Company Common Stock (on a when-issued basis or otherwise) on the New York Stock Exchange or the closing price on the date immediately prior to the conversion date. The Put Option and Call Option are not transferable and terminate on the earlier to occur of December 31, 1999 or the death of Mr. Nicastro. The Company believes that the Put Option will enable the Company to raise additional capital quickly and inexpensively should such capital be needed. In addition, the Call Option is intended to provide Mr. Nicastro a sufficient equity interest in the Company to induce Mr. Nicastro to continue as Chairman and Chief Executive Officer of WHGI following the Distribution so as to prevent the premature imposition of super majority voting requirements at WHGI (See 'Relationship Between the Company and the Company's Subsidiaries After the Distribution').



     The existence of the Call Option and the features of the Series B Preferred Stock have the effect, based upon the expected number of outstanding shares of Company Common Stock as of the Distribution Date, of permitting Mr. Nicastro to acquire 19.9% of the outstanding voting rights of the Company in the event a person or entity seeks to acquire 10% or more of the outstanding Company Common Stock. These enhanced voting rights might render it more difficult for a person to seek control of the Company even with the consent of the Company Board.


CERTAIN PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW

     Generally, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a broad range of 'business combinations' with an 'interested stockholder' (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) for three years following the time such person became an interested stockholder unless: (i) before the person becomes an interested stockholder, the transaction resulting in such person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers of the corporation or shares held by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock excluding shares owned by the interested stockholders.

     Section 203 of the DGCL may discourage persons from making a tender offer for or acquisitions of substantial amounts of Company Common Stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in Company Common Stock that often result from takeover attempts.

     Section 228 of the DGCL allows any action which is required to be or may be taken at a special or annual meeting of the stockholders of a corporation to be taken without a meeting with the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that the certificate of incorporation of such corporation does not contain a provision to the contrary. The Certificate contains a provision eliminating this authority.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

GENERAL


     The Company's authorized capital stock consists of 1,000 shares of common stock, of which 1,000 shares are issued and outstanding and are owned by Williams Hotel Corporation. Based on the number of shares and holders of WMS Common Stock outstanding at the Record Date, and after giving effect to the Preliminary Transactions, the Company's authorized capital stock shall consist of 17,000,000 shares of which (i) 12,000,000 shares will be Company Common Stock, of which 6,050,200 shares, constituting approximately 40% of the authorized Company Common Stock, will be issued to WMS and distributed to the stockholders of WMS in the Distribution, (ii) 3,000,000 shares will be Class A non-


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
voting common stock, par value $.01 per share (the 'Class A Common Stock'), none of which will be outstanding and (iii) 2,000,000 shares will be Preferred Stock, none of which will be outstanding, although a series of Series A Preferred Stock will be designated for issuance in connection with the Rights Agreement between the Company and The Bank of New York. All of the shares of Company Common Stock issued in the Distribution will be validly issued, fully paid and non-assessable.

     There will be no material differences between the rights of holders of the Company Common Stock and the rights of holders of WMS Common Stock following the Distribution.

PREFERRED STOCK

     The Certificate provides that the Company Board is authorized to provide for the issuance of shares of Preferred Stock, from time to time, in one or more series, and to fix any voting powers, full or limited or none, and the designations, preferences and relative, participating, optional or other special rights applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon. No shares of Preferred Stock of the Company will be outstanding immediately following the Distribution, although a series of Series A Preferred Stock will be designated for issuance in connection with the Rights Agreement. See 'Purposes and Anti-Takeover Effects of Certain Provisions -- The Company Certificate and Bylaws' and ' -- Stockholder Rights Agreement.'

SERIES B PREFERRED STOCK

     The Company will designate 300,000 shares of Series B Preferred Stock prior to the Distribution Date pursuant to the Put and Call Agreement. The Series B Preferred Stock will have the following rights, preferences and designations:

          Voting Rights. Each holder of Series B Preferred Stock will be entitled to five votes for each share registered in his name on the books of the Company on all matters submitted to a vote of stockholders and except as otherwise provided by law or as further set forth herein, the holders of Series B Preferred Stock will vote collectively with the holders of Company Common Stock as one class. In addition, no shares of any class or series of capital stock having any voting rights, other than the 12,000,000 authorized shares of Company Common Stock and as such voting rights may be otherwise required by law, may be authorized or issued by the Company without the affirmative vote of the holders of 70% of the outstanding shares of Series B Preferred Stock voting separately as a single class and the par value and the powers, preferences or special rights of the Series B Preferred Stock may not be changed so as to adversely affect the Series B Preferred Stock without the affirmative vote of the holders of 70% of the outstanding shares of Series B Preferred Stock. See 'Purposes and Anti-Takeover Effects of Certain Provisions -- Series B Preferred Stock.'

          Dividend Rights. The Series B Preferred Stock shall be senior as to dividends over the Company Common Stock, Class A Common Stock and Series A Preferred Stock. Subject to the rights of the holders of any other shares of the Company's Preferred Stock which may at the time be outstanding and subject to certain contractual restrictions on the payment of dividends contained in any of the Company's future debt agreements, holders of Series B Preferred Stock shall be entitled to cumulative quarterly dividends on the liquidation value of the Series B Preferred Stock ($10.00 per share) at the annual prime rate of Chase Bank plus one half percent. Unpaid dividends shall also accrue dividends at the same rate. Dividends shall be paid on the first day of January, April, July and October. At any time that there shall exist two unpaid quarterly dividends, the holders of the Series B Preferred Stock shall have the right to require the Company to redeem such shares at the liquidation value plus all accrued and unpaid dividends. See ' -- Redemption Rights.'

          Conversion Rights. Each share of Series B Preferred Stock may, at the option of the holder, be converted into such number of shares of Company Common Stock determined by dividing the sum of the liquidation value of such shares and the cumulative unpaid dividends by the conversion price. The conversion price shall be the lower of the closing price of the Company Common Stock on its first day of official trading (on a when-issued basis or otherwise) on the New York Stock Exchange and the closing price on the New York Stock Exchange (or other recognized trading market for the Company Common Stock) at the close of business on the business day immediately prior to the conversion date.


          Redemption Rights. The holders of the Series B Preferred Stock shall have the right to require the Company to redeem the shares of Series B Preferred Stock at any time after the expiration of three years from the date of issuance or earlier at any time that there shall exist two unpaid quarterly dividends. The Series B Preferred Stock is to be redeemed at the liquidation value plus all accrued and unpaid dividends.


          Liquidation Rights. Subject to the prior rights of creditors and holders of any shares of stock having senior rights on liquidation, but before any amounts are paid to the holders of the Series A Preferred Stock, the Company Common Stock or the Class A Common Stock, the holders of the Series B Preferred Stock shall be entitled in the event of a liquidation, dissolution or winding-up of the Company to a preference of $10.00 per share of Series B Preferred Stock plus all accrued and unpaid dividends.

COMMON STOCK

     Voting Rights. Each holder of Company Common Stock will be entitled to one vote for each share registered in his name on the books of the Company on all matters submitted to a vote of stockholders. The holders of Company Common Stock will vote as one class, subject to the right of the holders of Series B Preferred Stock to vote together with the holders of Company Common Stock and except as otherwise required by law. The shares of Company Common Stock will not have cumulative voting rights. As a result, the holders of Company Common Stock entitled to exercise more than 50% of the voting rights in an election of directors will be able to elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of Company Common Stock voting for the election of directors will not be able to elect any persons to the Company Board. The Certificate and Bylaws contain certain provisions that could have an anti-takeover effect. See 'Purposes and Anti-Takeover Effects of Certain Provisions.'

     Dividend Rights. Subject to the rights of the holders of any shares of the Company's preferred stock which may at the time be outstanding and subject to certain contractual restrictions on the payment of dividends contained in any of the Company's future debt agreements, holders of Company Common Stock will be entitled to such dividends as the Company Board may declare out of funds legally available therefor. Because virtually all of the operations of the Company are conducted through subsidiaries, some of which are wholly-owned, the Company's cash flow and consequent ability to pay dividends on Company Common Stock are dependent to a substantial degree upon the earnings of such subsidiaries and on dividends and other payments therefrom. See 'Hotel Financings and Certain Contingent Obligations.'

     Liquidation Rights and Other Provisions. Subject to the prior rights of creditors and the holders of any Company preferred stock which may be outstanding from time to time, the holders of Company Common Stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     Company Common Stock is not liable for any calls or assessments and is not convertible into any other security. The Certificate provides that the private property of the stockholders shall not be subject to the payment of corporate debts. There are no redemption or sinking fund provisions applicable to the Company Common Stock, and the Certificate provides that there shall be no preemptive rights.


     The transfer agent and registrar for Company Common Stock will be The Bank of New York, with an address at 101 Barclay Street, 12W, New York, New York 10286.


CLASS A COMMON STOCK


     The Certificate provides that the Company Board is authorized to provide for the issuance of shares of Class A Common Stock, from time to time, in one or more series, and to fix the designations, conversion and redemption rights applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon. No shares of Class A Common Stock will be outstanding immediately following the Distribution and the Company currently has no plans to designate for issuance any series of Class A Common Stock. When issued, the Class A Common Stock will have equal rights to dividends and on liquidation with the Company Common Stock but will not have voting rights, except as otherwise required by the DGCL.


                        LIABILITY AND INDEMNIFICATION OF
                     OFFICERS AND DIRECTORS OF THE COMPANY


     Articles Eleventh and Twelfth of the Certificate and Section 4 of Article V of the Bylaws (the 'Director Liability and Indemnification Provisions') limit the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty.


     The Director Liability and Indemnification Provisions define and clarify the rights of certain individuals, including the Company's directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of certain litigation against them. Such provisions are consistent with Section 102(b)(7) of the DGCL, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their articles or certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing DGCL provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the Federal securities laws.

     In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determined in good faith, after appropriate consideration, to be the best interests of the corporation and its stockholders. Decisions made on that basis are protected by the 'business judgment rule.' The business judgment rule is designed to protect directors from personal liability to a corporation or its stockholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as a director of a Delaware corporation. The DGCL has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

     The Director Liability and Indemnification Provisions have been approved, along with the rest of the Certificate and Bylaws, by WMS, as sole stockholder of the Company prior to the Distribution Date.

     Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Certificate and Bylaws which are attached hereto as Annex III and IV, respectively.

     Elimination of Liability in Certain Circumstances. Article Eleventh of the Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth below. Under the DGCL, absent Article Eleventh directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Eleventh eliminates director liability for negligence in the performance of their duties. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. Article Eleventh does not eliminate director liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability.

     While Article Eleventh provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate a director's duty of care. Accordingly, Article Eleventh will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Eleventh which eliminate liability as described above will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seeks monetary damages.

     Indemnification and Insurance. Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a 'derivative action')) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.


     Section 4 of Article V of the Bylaws provides that the Company shall indemnify any person to whom, and to the extent, indemnification may be granted pursuant to Section 145 of the DGCL.


     Article Twelfth of the Certificate provides that each person who was or is made a party to, or is involved in any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company will be indemnified by the Company against all expenses and liabilities (including attorneys' fees) reasonably incurred by or imposed upon him, except in such case where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. Article Twelfth also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

                              INDEPENDENT AUDITORS

     The Company Board has selected Ernst & Young LLP to audit the Company's financial statements for the year ending June 30, 1997. Ernst & Young LLP has served as independent auditors of WMS and the Company throughout the periods covered by the financial statements included in this Information Statement.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission the Form 10 Registration Statement under the Exchange Act with respect to the Company Common Stock being received by stockholders of WMS in the Distribution as well as certain stock purchase rights. This Information Statement does not contain all of the information set forth in the Form 10 Registration Statement and the exhibits thereto, to which reference is hereby made. Statements made in this Information Statement as to the contents of any contract, agreement and other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the Form 10 Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Form 10 Registration Statement and the exhibits thereto filed by the Company with the Commission, as well as reports and other information submitted by the Company to the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or part of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Web Site (http://www.sec.gov).

     Following consummation of the Distribution, the Company will be subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, the Company will file with the Commission the reports and other information required to be filed under the Exchange Act.

     The Company intends to furnish holders of Company Common Stock with annual reports containing consolidated financial statements audited by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY OR WMS SINCE THE DATE HEREOF.

                           WILLIAMS HOTEL CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

Williams Hotel Corporation
     Report of Independent Auditors........................................................................    F-2
     Consolidated Balance Sheets at December 31, 1996 and at June 30, 1996 and 1995........................    F-3
     Consolidated Statements of Operations for Six Months Ended December 31, 1996 and 1995 and for Years
      Ended June 30, 1996, 1995 and 1994...................................................................    F-4
     Consolidated Statements of Cash Flows for Six Months Ended December 31, 1996 and 1995 and for Years
      Ended June 30, 1996, 1995 and 1994...................................................................    F-5
     Consolidated Statements of Changes in Shareholder's Equity for Years Ended June 30, 1996, 1995 and
      1994.................................................................................................    F-6
     Notes to Consolidated Financial Statements............................................................    F-7
Posadas de San Juan Associates, a significant nonconsolidated affiliate of registrant
     Report of Independent Auditors........................................................................   F-19
     Balance Sheets at December 31, 1996 and at June 30, 1996 and 1995.....................................   F-20
     Statements of Operations and Deficit for Six Months Ended December 31, 1996 and 1995 and for Years
      Ended June 30, 1996, 1995 and 1994...................................................................   F-21
     Statements of Cash Flows for Six Months Ended December 31, 1996 and 1995 and for Years Ended June 30,
      1996, 1995 and 1994..................................................................................   F-22
     Notes to Financial Statements.........................................................................   F-23
WKA El Con Associates, a significant nonconsolidated affiliate of registrant
     Report of Independent Auditors........................................................................   F-28
     Balance Sheets at December 31, 1996 and at June 30, 1996 and 1995.....................................   F-29
     Statements of Operations and Deficit for Six Months Ended December 31, 1996 and 1995 and for Years
      Ended June 30, 1996, 1995 and 1994...................................................................   F-30
     Statements of Cash Flows for Six Months Ended December 31, 1996 and 1995 and for Years Ended June 30,
      1996, 1995 and 1994..................................................................................   F-31
     Notes to Financial Statements.........................................................................   F-32
El Conquistador Partnership L.P., a significant nonconsolidated affiliate of registrant
     Report of Independent Auditors........................................................................   F-35
     Balance Sheets at September 30, 1996 and at March 31, 1996 and 1995...................................   F-36
     Statements of Operations and (Deficiency in) Partners' Capital for Six Months Ended September 30, 1996
      and 1995 and for Years Ended March 31, 1996, 1995 and 1994...........................................   F-37
     Statements of Cash Flows for Six Months Ended September 30, 1996 and 1995 and for Years Ended March
      31, 1996, 1995 and 1994..............................................................................   F-38
     Notes to Financial Statements.........................................................................   F-39

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholder and Board of Directors
WILLIAMS HOTEL CORPORATION

     We have audited the accompanying consolidated balance sheets of Williams Hotel Corporation and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, cash flows and shareholder's equity for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Williams Hotel Corporation and subsidiaries at June 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
February 21, 1997

                           WILLIAMS HOTEL CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,          JUNE 30,
                                                                             ------------    --------------------
                                                                                 1996          1996        1995
                                                                             ------------    --------    --------
                                                                             (UNAUDITED)
                                                                                    (THOUSANDS OF DOLLARS)
                                  ASSETS
Current assets:
     Cash and cash equivalents............................................     $  5,663      $  6,616    $  3,627
     Receivables, net of allowances of $578, $475 in 1996 and $399 in
       1995...............................................................        4,696         2,534       4,333
     Receivables from nonconsolidated affiliates..........................        2,687           608       3,376
     Inventories..........................................................          604           651         804
     Receivable from WMS Industries Inc. .................................          512         --          --
     Other current assets.................................................          728           689         946
                                                                             ------------    --------    --------
          Total current assets............................................       14,890        11,098      13,086
Investments in, receivables and advances to nonconsolidated affiliates....       25,203        27,126      26,320
Property and equipment, net...............................................       44,126        44,919      48,660
Land held as investment...................................................        5,095         5,095       5,095
Excess of purchase cost over amount assigned to net assets acquired, net of accumulated amortization of $3,540, $3,340 in 1996 and $2,939 in
  1995....................................................................        8,909         9,109       9,510
Deferred income taxes.....................................................       --             --            948
Other assets..............................................................        6,627         7,387       7,687
                                                                             ------------    --------    --------
                                                                               $104,850      $104,734    $111,306
                                                                             ------------    --------    --------
                                                                             ------------    --------    --------
                   LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Accounts payable.....................................................     $  4,993      $  3,297    $  3,581
     Accrued compensation and related benefits............................        2,097         2,128       1,833
     Other accrued liabilities............................................        2,995         2,721       2,744
     Dividend payable on preferred stock of Condado Plaza.................          164            94         557
     Notes payable........................................................        1,000         2,000       2,000
     Current maturities of long-term debt.................................        3,347         3,299       3,813
                                                                             ------------    --------    --------
          Total current liabilities.......................................       14,596        13,539      14,528
Long-term debt, less current maturities...................................       21,879        23,555      26,928
Deferred income taxes.....................................................        2,291         2,291       --
Other noncurrent liabilities..............................................        4,722         4,542       4,252
Payable to WMS Industries Inc. ...........................................       --               397       6,672
Minority interests........................................................       19,921        18,810      16,363
Preferred stock of Condado Plaza held by WMS Industries Inc. .............        4,100         4,100       7,500
Shareholder's equity:
     Common stock.........................................................            1             1           1
     Additional paid-in capital...........................................        3,849         3,849       3,849
     Retained earnings....................................................       33,491        33,650      31,213
                                                                             ------------    --------    --------
               Total shareholder's equity.................................       37,341        37,500      35,063
                                                                             ------------    --------    --------
                                                                               $104,850      $104,734    $111,306
                                                                             ------------    --------    --------
                                                                             ------------    --------    --------

                See Notes to Consolidated Financial Statements.

                           WILLIAMS HOTEL CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                                 DECEMBER 31,            YEARS ENDED JUNE 30,
                                                             --------------------    -----------------------------
                                                               1996        1995       1996       1995       1994
                                                             --------    --------    -------    -------    -------
                                                                 (UNAUDITED)
                                                                          (THOUSANDS OF DOLLARS)
Revenues:
     Williams Hospitality management fees from
       nonconsolidated affiliates.........................   $ 4,904     $ 5,280     $13,372    $13,348    $12,880
     Condado Plaza hotel/casino:
          Casino..........................................    10,809      11,137      22,438     24,584     29,560
          Casino promotional allowances...................    (3,454)     (3,973)     (6,986)    (6,872)    (8,379)
          Rooms...........................................    11,161      11,507      25,477     25,210     26,183
          Food and beverages..............................     5,275       5,475      11,478     11,412     11,713
          Other...........................................     1,359       1,430       2,915      3,196      3,523
                                                             --------    --------    -------    -------    -------
                                                              25,150      25,576      55,322     57,530     62,600
                                                             --------    --------    -------    -------    -------
               Total revenues.............................    30,054      30,856      68,694     70,878     75,480
Costs and expenses:
     Williams Hospitality operating expenses (excl.
       depreciation)......................................     1,827       1,954       3,882      5,175      5,724
     Condado Plaza operating expenses (excl.
       depreciation):
          Casino..........................................     5,284       5,718      12,375     13,737     14,612
          Rooms...........................................     3,674       4,278       8,593      9,081      8,969
          Food and beverages..............................     4,378       4,938      10,088     10,503     10,153
          Other...........................................     2,430       2,615       5,281      6,463      5,909
                                                             --------    --------    -------    -------    -------
                                                              15,766      17,549      36,337     39,784     39,643
     Selling and administrative...........................     4,550       4,820       9,487     12,301     10,877
     Depreciation and amortization........................     2,809       2,690       5,430      5,994      5,344
                                                             --------    --------    -------    -------    -------
               Total costs and expenses...................    24,952      27,013      55,136     63,254     61,588
                                                             --------    --------    -------    -------    -------
Operating income..........................................     5,102       3,843      13,558      7,624     13,892
Interest income, primarily from nonconsolidated
  affiliates, and other income............................     1,091         837       1,830      2,548      1,171
Interest expense..........................................    (1,674)     (1,890)     (3,689)    (4,300)    (4,722)
Equity in loss of nonconsolidated affiliates..............    (3,028)     (3,597)     (3,465)    (7,003)    (3,534)
                                                             --------    --------    -------    -------    -------
Income (loss) before tax provision and minority
  interests...............................................     1,491        (807)      8,234     (1,131)     6,807
Credit (provision) for income taxes.......................      (224)        295      (1,645)       234          7
Minority interests in income..............................    (1,262)     (1,194)     (3,636)    (2,910)    (4,597)
Dividend on preferred stock of Condado Plaza..............      (164)       (296)       (516)      (557)     --
                                                             --------    --------    -------    -------    -------
Net income (loss).........................................   $  (159)    $(2,002)    $ 2,437    $(4,364)   $ 2,217
                                                             --------    --------    -------    -------    -------
                                                             --------    --------    -------    -------    -------
Pro forma information reflecting income taxes on a
  separate return basis (unaudited):
     Income (loss) before tax provision and minority
       interests..........................................   $ 1,491     $  (807)    $ 8,234    $(1,131)   $ 6,807
     Provision for income taxes...........................    (1,305)       (965)     (2,545)    (1,902)      (953)
     Minority interests in income.........................    (1,262)     (1,194)     (3,636)    (2,910)    (4,597)
     Dividend on preferred stock of Condado Plaza.........      (164)       (296)       (516)      (557)     --
                                                             --------    --------    -------    -------    -------
     Net income (loss)....................................   $(1,240)    $(3,262)    $ 1,537    $(6,500)   $ 1,257
                                                             --------    --------    -------    -------    -------
                                                             --------    --------    -------    -------    -------

                See Notes to Consolidated Financial Statements.

                           WILLIAMS HOTEL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              SIX MONTHS ENDED
                                                                DECEMBER 31,             YEARS ENDED JUNE 30,
                                                            --------------------    -------------------------------
                                                              1996        1995        1996       1995        1994
                                                            --------    --------    --------    -------    --------
                                                                 (UNAUDITED)
                                                                            (THOUSANDS OF DOLLARS)
Operating activities:
  Net income (loss)......................................   $  (159)    $(2,002)    $  2,437    $(4,364)   $  2,217
       Adjustments to reconcile net income (loss) to net
          cash provided by operating activities:
            Depreciation and amortization................     2,809       2,690        5,430      5,994       5,344
            Provision for loss on receivables............        69         625        1,457      1,842       1,840
            Undistributed loss of nonconsolidated
               affiliates................................     3,028       3,597        3,465      7,003       3,534
            Deferred income taxes........................     --          --           3,239     (1,626)       (963)
            Minority interests...........................     1,262       1,194        3,636      2,910       4,597
            Increase (decrease) resulting from changes in
               operating assets and liabilities:
                 Receivables.............................    (2,231)     (1,171)         342       (541)     (1,252)
                 Other current assets....................         8         290          459        471        (283)
                 Accounts payable and accruals...........     1,939       2,445          (12)    (1,152)        220
                 Net amounts due from nonconsolidated
                    affiliates...........................    (3,008)     (1,950)      (1,931)    (5,906)     (5,526)
                 Other assets and liabilites not
                    reflected elsewhere..................       319        (156)        (618)       218      (2,971)
                                                            --------    --------    --------    -------    --------
  Net cash provided by operating activities..............     4,036       5,562       17,904      4,849       6,757
Investing activities:
  Purchase of property and equipment.....................    (1,727)       (599)      (1,149)    (2,066)    (10,971)
  Purchase of additional shares of subsidiaries..........     --          --           --        (3,925)       (660)
  Investments in and advances to nonconsolidated
     affiliates..........................................      (186)      --           --        (1,360)     (3,473)
  Collections from nonconsolidated affiliates............     --            217          985      2,010       1,973
  Purchase of land held for investment...................     --          --           --         --         (5,095)
  Other investing........................................       612       --           --         --         (1,712)
                                                            --------    --------    --------    -------    --------
  Net cash used by investing activities..................    (1,301)       (382)        (164)    (5,341)    (19,938)
Financing activities:
  Payment of long-term debt and notes payable............    (2,628)     (2,404)      (3,887)    (4,568)     (4,674)
  Proceeds from long-term debt...........................     --          --           --         --          4,664
  Net intercompany transactions with WMS Industries
     Inc.................................................      (909)     (1,867)      (6,275)     3,125       6,973
  Purchase of preferred stock of Condado Plaza by WMS
     Industries Inc......................................     --          --           --         2,500       5,000
  Redemption of preferred stock of Condado Plaza from WMS
     Industries Inc......................................     --           (600)      (3,400)     --          --
  Dividends paid to minority shareholders of
     subsidiary..........................................      (151)      --          (1,189)      (783)     (2,108)
                                                            --------    --------    --------    -------    --------
  Net cash (used) provided by financing activities.......    (3,688)     (4,871)     (14,751)       274       9,855
Increase (decrease) in cash and cash equivalents.........      (953)        309        2,989       (218)     (3,326)
Cash and cash equivalents at beginning of period.........     6,616       3,627        3,627      3,845       7,171
                                                            --------    --------    --------    -------    --------
Cash and cash equivalents at end of period...............   $ 5,663     $ 3,936     $  6,616    $ 3,627    $  3,845
                                                            --------    --------    --------    -------    --------
                                                            --------    --------    --------    -------    --------

                See Notes to Consolidated Financial Statements.

                           WILLIAMS HOTEL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                                                                                                             TOTAL
                                                               COMMON      ADDITIONAL       RETAINED     SHAREHOLDER'S
                                                               STOCK     PAID-IN CAPITAL    EARNINGS        EQUITY
                                                               ------    ---------------    ---------    -------------
                                                                               (THOUSANDS OF DOLLARS)
Balance as of June 30, 1993.................................    $  1         $ 3,849         $33,360        $37,210
Net income..................................................    --           --                2,217          2,217
                                                               ------        -------        ---------    -------------
Balance as of June 30, 1994.................................       1           3,849          35,577         39,427
Net loss....................................................    --           --               (4,364)        (4,364)
                                                               ------        -------        ---------    -------------
Balance as of June 30, 1995.................................       1           3,849          31,213         35,063
Net income..................................................    --           --                2,437          2,437
                                                               ------        -------        ---------    -------------
Balance as of June 30, 1996.................................    $  1         $ 3,849         $33,650        $37,500
                                                               ------        -------        ---------    -------------
                                                               ------        -------        ---------    -------------

                See Notes to Consolidated Financial Statements.

                           WILLIAMS HOTEL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION AND COMPANY OPERATIONS

BASIS OF PRESENTATION

     WMS Hotel Corporation is a wholly-owned subsidiary of Williams Hotel Corporation ('WHC') which is a wholly-owned subsidiary of WMS Industries Inc. ('WMS'). WMS intends to merge WHC into WMS Hotel Corporation at which time the predecessor financial statements of WMS Hotel Corporation will be those appearing herein as WHC.

     The consolidated financial statements of WHC reflect results of operations, cash flows, financial position and changes in shareholder's equity and have been prepared using the historical basis in the assets and liabilities and historical results of operations of WHC and subsidiaries and affiliates.

     The pro forma information reflecting income taxes on a separate return basis (unaudited), included with the consolidated statements of operations, reflects the provision for income taxes without the tax benefits allocated to WHC from WMS for utilization of partnership losses in the WMS consolidated Federal income tax return, see Note 6 -- Income Taxes. WHC presently does not have income subject to Federal income tax that can be included in its consolidated Federal income tax return along with the partnership losses to be able to realize the tax benefits.

COMPANY OPERATIONS

     WHC through its subsidiaries and affiliate owns, operates and manages two of the leading hotels and casinos located in San Juan, Puerto Rico, and through a second affiliate, the El Conquistador Hotel & Casino, a destination resort complex in Las Croabas, Puerto Rico. WHC's holdings include: a 95% interest in Posadas de Puerto Rico Associates, Incorporated, the owner of the Condado Plaza Hotel & Casino ('Condado Plaza'); a 50% interest in Posadas de San Juan Associates, a partnership which owns the El San Juan Hotel & Casino ('El San Juan'); a 23.3% indirect interest in El Conquistador Partnership L.P. which owns the El Conquistador Hotel and Casino; and a 62% interest in Williams Hospitality Group Inc. ('Williams Hospitality'), the management company for the above hotels and casinos.

     WHC is a wholly owned subsidiary of WMS. On June 27, 1996, WMS announced restructuring initiatives which include a planned spin-off of 100% of WMS Hotel Corporation as the surviving corporation of the merger of WHC into WMS Hotel Corporation that will create a new independent public corporation. WMS plans to distribute all of its interest in WHC (the 'Distribution') to its shareholders, subject to certain conditions.

INTERIM INFORMATION (UNAUDITED)

     The consolidated interim financial statements as of and for the six months ended December 31, 1996 and 1995 included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the consolidated balance sheet as of December 31, 1996 and the consolidated results of operations and cash flows for the six months ended December 31, 1996 and 1995. Due to the seasonality of the businesses, operating results for the six month period ended December 31, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended June 30, 1997. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the consolidated interim financial statements.

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2: PRINCIPAL ACCOUNTING POLICIES

CONSOLIDATION POLICY

     The consolidated financial statements include the accounts of WHC and its majority-owned subsidiaries (the 'Company'). All significant intercompany accounts and transactions have been eliminated. Investments in companies that are 20% to 50% owned are accounted for by the equity method. WHC records its equity in the results of operations of El Conquistador Partnership L.P. on that partnership's fiscal year end of March 31.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (determined by the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

     Property   and  equipment  are  stated  at  cost  and  depreciated  by  the straight-line method over their estimated useful lives.

EXCESS OF PURCHASE COST OVER AMOUNT ASSIGNED TO NET ASSETS ACQUIRED (GOODWILL)

     Goodwill arising from acquisitions is being amortized by the straight-line method over 20 to 40 years.

CASINO REVENUES

     Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances represent the retail value of complimentary food, beverages and hotel services furnished to patrons, commissions and transportation costs.

ADVERTISING EXPENSE

     The cost of advertising is charged to earnings as incurred and for fiscal 1996, 1995 and 1994 was $988,000, $1,103,000 and $922,000, respectively.

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

     In 1995, the Financial Accounting Standards Board ('FASB') issued Statement on Financial Accounting Standards ('SFAS') No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' which the Company must adopt in fiscal 1997. SFAS 121 standardizes the accounting practices for recognition and measurement of impairment losses on certain long-lived assets. The Company anticipates the adoption of this standard will have no material impact on the consolidated financial statements.

NOTE 3: ACQUISITIONS

     In January 1994, the Company acquired 1% of Williams Hospitality increasing its interest from 56% to 57%. In July 1994 the Company acquired 5% of Williams Hospitality increasing its interest from 57% to 62%. In July 1994 the Company acquired 2.5% of Posadas de Puerto Rico Associates, Incorporated increasing its interest from 92.5% to 95%.

NOTE 4: INVESTMENTS IN NONCONSOLIDATED AFFILIATES

     Investments in nonconsolidated affiliates consist of a 50% interest in Posadas de San Juan Associates, a partnership ('PSJA'); a 23.3% indirect interest in El Conquistador Partnership L.P. ('El Conquistador') through a 46.5% interest in WKA El Con Associates, a partnership ('WKA El Con').

     Current receivables from nonconsolidated affiliates at June 30 were:

                                                                                          1996     1995
                                                                                          ----    ------
                                                                                          (IN THOUSANDS)
PSJA...................................................................................   $ 61    $  --
WKA El Con.............................................................................     64     1,130
El Conquistador........................................................................    483     2,029
Las Casitas............................................................................    --        217
                                                                                          ----    ------
                                                                                          $608    $3,376
                                                                                          ----    ------
                                                                                          ----    ------

     Investments in and noncurrent receivables and advances to nonconsolidated affiliates at June 30 were:

                                                                                      1996       1995
                                                                                     -------    -------
                                                                                       (IN THOUSANDS)
Investments:
     PSJA.........................................................................   $(7,678)   $(6,999)
     WKA El Con...................................................................      (612)     1,566
Receivables and advances:
     PSJA.........................................................................    23,148     21,263
     WKA El Con...................................................................     4,556      4,547
     El Conquistador..............................................................     7,712      5,943
                                                                                     -------    -------
                                                                                     $27,126    $26,320
                                                                                     -------    -------
                                                                                     -------    -------

     PSJA operates as a partnership, therefore, 50% of its accumulated deficit is recorded as an investment. Summarized financial data for PSJA financial position at June 30, 1996 and 1995 and PSJA

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

results of operations for fiscal 1996, 1995 and 1994 and the six months ended December 31, 1996 and 1995 were:


                                                     DECEMBER 31,    DECEMBER 31,    JUNE 30,    JUNE 30,    JUNE 30,
                                                         1996            1995          1996        1995        1994
                                                     ------------    ------------    --------    --------    --------
                                                             (UNAUDITED)
                                                                               (IN THOUSANDS)
Current assets....................................                                   $  6,558    $  7,745
Noncurrent assets.................................                                     35,198      35,929
                                                                                     --------    --------
Total assets......................................                                   $ 41,756    $ 43,674
                                                                                     --------    --------
                                                                                     --------    --------
Payable to affiliates.............................                                   $     61    $  --
Other current liabilities.........................                                     10,101       9,935
                                                                                     --------    --------
Total current liabilities.........................                                     10,162       9,935
Noncurrent payable to affiliates..................                                     23,148      21,263
Other noncurrent liabilities......................                                     23,803      26,474
                                                                                     --------    --------
Total noncurrent liabilities......................                                     46,951      47,737
Partners' capital deficiency......................                                    (15,357)    (13,998)
                                                                                     --------    --------
Total liabilities and partners' capital
  deficiency......................................                                   $ 41,756    $ 43,674
                                                                                     --------    --------
                                                                                     --------    --------
Revenues..........................................     $ 22,161        $ 22,663      $ 50,124    $ 51,797    $ 55,923
Management fees and interest payable to Williams
  Hospitality.....................................        2,099           2,073         4,738       4,691       5,041
Other costs and expenses..........................       21,621          22,768        46,746      49,507      53,330
                                                     ------------    ------------    --------    --------    --------
Net (loss)........................................     $ (1,559)       $ (2,178)     $ (1,360)   $ (2,401)   $ (2,448)
                                                     ------------    ------------    --------    --------    --------
                                                     ------------    ------------    --------    --------    --------


     The Company has a 46.5% interest in WKA El Con which has a 50% interest in El Conquistador. Summarized financial data for WKA El Con financial position at June 30, 1996 and 1995 and WKA El Con results of operations for fiscal 1996, 1995 and 1994 and the six months ended December 31, 1996 and 1995 were:


                                                    DECEMBER 31,    DECEMBER 31,    JUNE 30,    JUNE 30,    JUNE 30,
                                                        1996            1995          1996        1995        1994
                                                    ------------    ------------    --------    --------    --------
                                                            (UNAUDITED)
                                                                              (IN THOUSANDS)
Loans receivable from El Conquistador............                                   $ 16,116    $ 14,043
Investment in El Conquistador, net...............                                     (7,763)     (1,642)
Other assets, net................................                                      3,566       5,024
                                                                                    --------    --------
Total assets.....................................                                   $ 11,919    $ 17,425
                                                                                    --------    --------
                                                                                    --------    --------
Current payable to Williams Hospitality..........                                   $     64    $  1,130
Other payables...................................                                      --            683
Long-term note payable including interest........                                      5,197       4,797
Long-term notes payable to partners including
  interest.......................................                                      9,791       9,258
Partners' (capital deficiency) equity............                                     (3,133)      1,557
                                                                                    --------    --------
Total liabilities and partners' capital
  deficiency.....................................                                   $ 11,919    $ 17,425
                                                                                    --------    --------
                                                                                    --------    --------
Net operating expenses...........................     $    (11)       $    (97)     $   (178)   $   (356)   $   (239)
Equity in net loss of El Conquistador to March 31
  for fiscal years and to September 30 for six
  months ended December 31.......................       (4,819)         (5,584)       (6,120)    (13,739)     (5,024)
Equity in income of Las Casitas..................       --                 313           313       1,627         297
                                                    ------------    ------------    --------    --------    --------
Net (loss).......................................     $ (4,830)       $ (5,368)     $ (5,985)   $(12,468)   $ (4,966)
                                                    ------------    ------------    --------    --------    --------
                                                    ------------    ------------    --------    --------    --------

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The WKA El Con long-term note payable including interest is collateralized by a pledge of a second mortgage on land owned by the Company that cost $3,761,000 and a WMS guarantee of $1,000,000 as to which WHC will indemnify WMS in the event of any payments made on the guarantee. The other partners of WKA El Con have pledged cash and a subsidiaries stock, in proportion to their interests in WKA El Con, to WHC to be used in the event the guarantee is drawn on.

     El Conquistador is a destination resort and casino which began operations in November 1993. Summarized financial data for El Conquistador financial position at March 31, 1996 and 1995 (the partnership's fiscal year end) and El Conquistador results of operations for fiscal years ended March 31, 1996 and 1995 and five months ended March 31, 1994 and the six months ended September 30, 1996 and 1995 were:


                                                 SEPTEMBER 30,    SEPTEMBER 30,    MARCH 31,    MARCH 31,    MARCH 31,
                                                     1996             1995           1996         1995         1994
                                                 -------------    -------------    ---------    ---------    ---------
                                                          (UNAUDITED)
                                                                              (IN THOUSANDS)
Current assets................................                                     $  11,823    $  15,316
Land, building and equipment, net.............                                       190,463      195,989
Deferred debt issuance and pre-opening costs,
  net.........................................                                         8,587       12,696
Other assets..................................                                           818        1,190
                                                                                   ---------    ---------
Total assets..................................                                     $ 211,691    $ 225,191
                                                                                   ---------    ---------
                                                                                   ---------    ---------
Current liabilities...........................                                     $  23,281    $  27,288
Long-term debt................................                                       149,324      151,759
Long-term due to partners and affiliates......                                        42,611       37,428
Partners' (capital deficiency) equity.........                                        (3,525)       8,716
                                                                                   ---------    ---------
Total liabilities and capital deficiency......                                     $ 211,691    $ 225,191
                                                                                   ---------    ---------
                                                                                   ---------    ---------
Revenues......................................     $  37,801        $  37,410      $  89,214    $  84,743    $  32,973
Management fees and interest payable to
  Williams Hospitality........................         2,227            2,061          5,820        3,874        1,425
Interest payable to partners..................         1,241            1,312          2,598        1,898        1,082
Other costs and expenses......................        39,415           39,950         82,538       95,324       36,240
Depreciation and amortization.................         4,554            5,256         10,499       11,124        4,274
                                                 -------------    -------------    ---------    ---------    ---------
Net (loss)....................................     $  (9,636)       $ (11,169)     $ (12,241)   $ (27,477)   $ (10,048)
                                                 -------------    -------------    ---------    ---------    ---------
                                                 -------------    -------------    ---------    ---------    ---------


     At March 31, 1996 Williams Hospitality has pledged cash equivalents and investments of $1,850,000 as collateral for certain financing made by El Conquistador. In addition, at March 31, 1996 Williams Hospitality has provided guarantees amounting to $3,600,000 in connection with leasing and other financing transactions of El Conquistador.

     Long-term debt of the El Conquistador of $120,000,000 is collateralized by a letter of credit which terminates on March 9, 1998. Under the terms of the loan agreement, such debt is required to be repaid on February 1, 1998 in the event the letter of credit is not renewed or replaced prior to November 9, 1997. The Company has engaged an investment banking firm to investigate obtaining an alternative letter of credit or financing arrangement. If such an alternative is not found, the Company's investment in, receivables from, advances to and potential payments on guarantees for El Conquistador totaling $19,271,000 at June 30, 1996 ($16,689,000 at December 31, 1996) may not be recoverable. For the years ended June 30, 1996, 1995 and 1994, the Company accrued approximately $5,395,000, $3,704,000 and $1,425,000, respectively, in management fee revenue from El Conquistador. The Company also recorded equity in losses of El Conquistador of $2,786,000, $5,803,000 and $2,311,000 in the years ending June 30, 1996, 1995 and 1994, respectively.

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     Consolidated retained earnings of the Company at June 30, 1996 is reduced by $22,078,000 for the Company's ownership percentage in the accumulated deficit of PSJA and WKA El Con which are accounted for under the equity method.


     Interest earned by the Company from all the nonconsolidated affiliates for the years ended June 30, 1996, 1995 and 1994 was $1,650,000, $1,373,000 and
$800,000, respectively.

NOTE 5: PROPERTY AND EQUIPMENT

     At June 30 net property and equipment were:

                                                                            1996       1995
                                                                           -------    -------
                                                                             (IN THOUSANDS)
Land....................................................................   $ 7,535    $ 7,535
Buildings and improvements..............................................    45,294     45,033
Furniture, fixtures and equipment.......................................    30,473     29,585
                                                                           -------    -------
                                                                            83,302     82,153
Less accumulated depreciation...........................................   (38,383)   (33,493)
                                                                           -------    -------
Net property and equipment..............................................   $44,919    $48,660
                                                                           -------    -------
                                                                           -------    -------

NOTE 6: INCOME TAXES


     The Company's two operating subsidiaries and two nonconsolidated affiliates operate under the provisions of the Puerto Rico Tourism Incentives Act of 1983 which provides a ten-year incentive grant. Major benefits include 90% exemption from income taxes on income deemed to be derived from tourism operations. The grant also provides a 90% exemption from municipal real and personal property taxes for the first five years, decreasing to a 75% exemption thereafter. Income deemed to be derived from casino operations are not covered by the grant. The companies have made applications to operate under the provisions of the Puerto Rico Tourism Development Act of 1993 which provides benefits similar to the 1983 Act. The applications are pending final approval.


     The two operating subsidiaries, the Condado Plaza and Williams Hospitality elect to file income tax returns under Section 936 of the United States Internal Revenue Code which provides for total or, after 1994, partial exemption from Federal income taxes on income from sources within Puerto Rico, if certain conditions are met. The portion of taxes that can be exempt under Section 936 is determined by the calculation of certain limits prescribed by Section 936. These limits are either based on certain costs and expenses ('economic activity method') or a fixed percentage as prescribed in Section 936 ('percentage limitation method'). Corporations that operate under Section 936 cannot be members of a consolidated Federal income tax return. The tax exemption under
Section 936 generally decreases each year until the benefits terminate in 2005.

     The Condado Plaza elected the economic activity method which results in a 100% exemption from Federal income taxes. Williams Hospitality elected the percentage limitation method which resulted in a Federal tax provision of $1,741,000 in fiscal 1996 and $1,149,000 in fiscal 1995.

     Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes in the consolidated Federal income tax return of WMS and allocated to the Company.

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Significant components of the Company's deferred tax assets and liabilities at June 30 were:

                                                                              1996       1995
                                                                             -------    ------
                                                                              (IN THOUSANDS)
Deferred tax asset resulting from book over tax deductions for WKA EL
  Con.....................................................................   $ --       $2,553
Deferred tax liabilities resulting from:
     Tax over book deductions of WKA El Con...............................       686      --
     Tax over book deductions of PSJA.....................................     1,605     1,605
                                                                             -------    ------
     Total deferred tax liabilities.......................................     2,291     1,605
                                                                             -------    ------
Net deferred tax (liability) asset........................................   $(2,291)   $  948
                                                                             -------    ------
                                                                             -------    ------

     The Company's provision for income taxes was calculated on a historical basis. WHC and certain of its subsidiaries have been members of the WMS consolidated Federal income tax return since their inception. Accordingly, losses for Federal income tax purposes which were primarily generated by the Company's equity in loss of nonconsolidated affiliates in the form of partnership losses were utilized by WMS in its consolidated tax return and resulted in tax benefits. The Company received the tax benefits of $4,139,000 and $510,000 for usage of such losses during the years ended June 30, 1996 and 1995, respectively.

     Significant components of the credit (provision) for income taxes for the years ended June 30, 1996, 1995 and 1994 were:

                                                                              1996       1995      1994
                                                                             -------    -------    -----
                                                                                   (IN THOUSANDS)
Current:
     Federal:
          Certain Puerto Rico corporate income subject to federal tax.....   $(1,741)   $(1,149)   $--
          U.S. subsidiaries  -- primarily partnership losses of
            nonconsolidated affiliates....................................     4,139        510       (3)
                                                                             -------    -------    -----
     Total federal........................................................     2,398       (639)      (3)
     Puerto Rico..........................................................      (804)      (753)    (953)
                                                                             -------    -------    -----
          Total current credit (provision)................................     1,594     (1,392)    (956)
Deferred -- federal, primarily from book to tax differences on partnership
  losses..................................................................    (3,239)     1,626      963
                                                                             -------    -------    -----
Credit (provision) for income taxes.......................................   $(1,645)   $   234    $   7
                                                                             -------    -------    -----
                                                                             -------    -------    -----

     For financial reporting purposes, income (loss) before income tax credit (provision) and minority interests is comprised of the following components for the years ended June 30:

                                                                           1996       1995       1994
                                                                          -------    -------    -------
                                                                                 (IN THOUSANDS)
Income (loss) before income tax credit (provision) and minority interests:
     Puerto Rico corporate income......................................   $11,487    $ 5,652    $10,307
     U.S. subsidiaries  -- primarily partnership losses of
       nonconsolidated affiliates......................................    (3,253)    (6,783)    (3,500)
                                                                          -------    -------    -------
                                                                          $ 8,234    $(1,131)   $ 6,807
                                                                          -------    -------    -------
                                                                          -------    -------    -------

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision (credit) for income taxes differs from the amount computed using the statutory federal income tax rate as follows for the years ended June 30:

                                                                               1996      1995      1994
                                                                              ------    ------    ------
                                                                                    (IN THOUSANDS)
Statutory federal income tax at 35%........................................   $2,882    $ (395)   $2,382
Puerto Rico corporate loss resulting in no tax benefit.....................      199     1,525      --
Puerto Rico corporate income taxed at lower rates..........................   (1,671)   (1,602)   (2,654)
Other, net.................................................................      235       238       265
                                                                              ------    ------    ------
                                                                              $1,645    $ (234)   $   (7)
                                                                              ------    ------    ------
                                                                              ------    ------    ------

     Undistributed  earnings  of the  Puerto Rico  subsidiaries that  operate as
Section 936 corporations under Federal income tax regulations were approximately $35,430,000 at June 30, 1996. Those earnings are considered indefinitely reinvested and, accordingly, no provision for income or toll gate taxes has been provided thereon. Upon distribution of those earnings in the form of dividends the Company would be subject to U.S. income tax of approximately $2,094,000 and toll gate withholding taxes of approximately $725,000.

     WHC and WMS expect to enter into a tax sharing agreement, effective on the distribution date, that provides for the rights and obligations of each company regarding deficiencies and refunds, if any, relating to Federal and Puerto Rico income taxes for tax years up to and including the tax year of the distribution.

     During fiscal 1996, 1995 and 1994 income taxes paid to taxing authorities were $2,289,000, $1,549,000 and $3,371,000, respectively.

NOTE 7: NOTES PAYABLE AND LONG-TERM DEBT

     The Condado Plaza has a $2,000,000 bank line of credit which is payable on demand with interest at the prime rate plus 1 percentage point, 9.25% and 9.75% at June 30, 1996 and 1995, respectively. Borrowings under the line at both June 30, 1996 and 1995 were $2,000,000. The line of credit is collateralized by a mortgage on the Condado Plaza property and accounts receivable.

     Long-term debt at June 30 was:

                                                                                      1996       1995
                                                                                     -------    -------
                                                                                       (IN THOUSANDS)
Condado Plaza mortgage note, due in increasing annual amounts through 1999, 12%...   $24,150    $26,150
Other.............................................................................     2,704      4,591
                                                                                     -------    -------
                                                                                      26,854     30,741
Less current maturities...........................................................    (3,299)    (3,813)
                                                                                     -------    -------
                                                                                     $23,555    $26,928
                                                                                     -------    -------
                                                                                     -------    -------

     Scheduled  payments  by  fiscal  year on  long-term  debt  are  as follows:
$3,299,000 in 1997; $3,662,000 in 1998 and $19,893,000 in 1999.

     The amount of interest paid (excluding $204,000 capitalized in fiscal 1994) during fiscal 1996, 1995 and 1994 was $3,679,000, $4,306,000 and $4,710,000,
respectively.

NOTE 8: AUTHORIZED SHARES

     At June 30, 1996 the authorized common stock of WHC consists of 1,000 shares of no par value of which 100 shares were issued and outstanding. Prior to the distribution, WHC intends to merge into WMS Hotel Corporation and in connection with such merger to authorize the issuance of 15,000,000

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

shares of common stock, $.01 par value, and 3,000,000 shares of preferred stock. The authorized and unissued common stock of WMS Hotel Corporation as the surviving corporation of such merger will include 3,000,000 non-voting shares. In connection with such merger WMS will receive in exchange for its shares in the Company the appropriate numbers of shares of voting common stock to be issued in the distribution. The preferred stock will be issuable in series, and the relative rights and preferences and the number of shares in each series are to be established by the Board of Directors. Prior to the Distribution, 300,000 shares of Series B Preferred Stock will be designated and reserved for issuance.

NOTE 9: STOCK OPTION PLAN

     Under the proposed stock option plan WHC may grant both incentive stock options and nonqualified options on shares of voting common stock through the year 2007. Options may be granted on 900,000 shares of common stock to employees and under certain conditions to non-employee directors. The stock option committee has the authority to fix the terms and conditions upon which each employee option is granted, but in no event shall the term exceed ten years or be granted at less than 100% of the fair market value of the stock at the date of grant in the case of incentive stock options and 85% of the fair market value of the stock on the date of grant in the case of non-qualified stock options. No stock options will be granted prior to the date of the distribution.

     The Company intends to account for stock options for purposes of determining net income in accordance with APB Opinion No. 25 'Accounting for Stock Issued to Employees.' SFAS No. 123 regarding stock option plans permits the use of APB No. 25 but requires the inclusion of certain pro forma disclosures in the footnotes starting in fiscal 1997.

NOTE 10: CONCENTRATION OF CREDIT AND MARKET RISK AND FAIR VALUE DISCLOSURES OF FINANCIAL INSTRUMENTS

     Financial instruments which potentially subject the Company to concentrations of credit and market risk consist primarily of cash equivalents and accounts receivable. By policy, the Company places its cash equivalents only in high credit quality securities and limits the amounts invested in any one security. At June 30, 1996, accounts receivable are from hotel and casino guests and travel agents located throughout North America and Latin America and because of the number and geographic distribution, concentration is limited.

     The estimated fair value of financial instruments at June 30, 1996 has been determined by the Company, using available market information and valuation methodologies considered to be appropriate. The amounts reported for cash equivalents and current notes payable are considered to be a reasonable estimate of their fair value.

     At June 30, 1996 the $24,150,000 Condado Plaza 12% mortgage note payable is estimated to have a fair value of $25,652,000 using discounted cash flow analysis based on an estimated interest rate of 8.38%. The mortgage note is subject to a substantial prepayment penalty based on interest rate differentials plus a fixed percentage.

NOTE 11: LEASE COMMITMENTS

     Operating leases relate principally to hotel facilities and equipment. A portion of the Condado Plaza hotel facilities are leased from a partnership owned by a minority shareholder of the Condado Plaza. The minority shareholder lease extends through 2004 at an annual rent of $684,000 through 1998 with periodic escalations thereafter to an annual rent of $827,000 in 2004. Rent expense for fiscal 1996, 1995 and 1994 was $1,027,000, $1,077,000 and
$1,240,000, respectively  (including $684,000,  $684,000  and $668,000  paid  in fiscal 1996, 1995 and 1994, respectively, under the minority shareholder lease at the Condado Plaza). Total net future lease commitments for minimum rentals at June 30, 1997, 1998, 1999,

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2000, 2001 and thereafter are  $713,000, $713,000, $764,000, $781,000,  $781,000
and $2,261,000, respectively.

NOTE 12: TRANSACTIONS WITH WMS

     The Company's two operating subsidiaries and two nonconsolidated affiliates have each provided for its off-season cash needs through its own operating cash and from individual short-term note arrangements. Plant and equipment additions at each property has also generally been provided by its own cash from operations or third party financing. Cash advances from WMS, for the periods reported, have been used for investment purposes. A summary of advances and repayments between WMS and the Company for the years ended June 30, 1996, 1995 and 1994 were:

                                                                              1996       1995      1994
                                                                             -------    ------    ------
                                                                                   (IN THOUSANDS)
Advances from (repayments to) WMS by use or source:
     Land purchased for investment........................................   $ --       $ --      $5,095
     Purchase of additional shares in subsidiaries........................     --        3,738       660
     Investment in and advances to (repayments from) WKA El Con...........      (546)      157     1,416
     Cash primarily generated from Williams Hospitality dividends.........    (1,590)     (260)     (201)
     Income tax benefits from partnership losses utilized by WMS  -- see
       Note 6.............................................................    (4,139)     (510)        3
                                                                             -------    ------    ------
                                                                             $(6,275)   $3,125    $6,973
                                                                             -------    ------    ------
                                                                             -------    ------    ------

     During fiscal 1995 and 1994 the Condado Plaza sold to WMS 50 shares and 100 shares, respectively, of 8% non-voting preferred stock with a liquidation preference of $50,000 per share for $2,500,000 and $5,000,000, respectively. During fiscal 1996 the Condado Plaza redeemed 68 of those preferred shares at $50,000 per share for $3,400,000. At June 30, 1996, 82 of the preferred shares are outstanding at $4,100,000.

NOTE 13: PENSION PLAN

     Certain subsidiaries are required to make contributions on behalf of unionized employees to defray part of the costs of the multi-employer pension plans established by their respective labor unions. Such contributions are computed using a fixed charge per employee. Contributions to the plans for fiscal 1996, 1995 and 1994 were $340,000, $352,000 and $243,000, respectively.

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14: QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Summarized quarterly financial information for fiscal 1996 and 1995 are as follows:

                                                               SEPTEMBER 30,    DECEMBER 31,    MARCH 31,    JUNE 30,
                                                                   1995             1995          1996         1996
                                                               -------------    ------------    ---------    --------
                                                                                   (IN THOUSANDS)
Fiscal 1996 Quarters:
     Revenues...............................................      $13,404         $ 17,452       $21,450     $ 16,388
                                                               -------------    ------------    ---------    --------
                                                               -------------    ------------    ---------    --------
     Operating income (loss)................................      $  (226)        $  4,069       $ 7,248     $  2,467
     Interest expense, net..................................         (560)            (493)         (395)        (411)
     Equity in loss of nonconsolidated affiliates...........       (2,087)          (1,510)         (318)         450
     Credit (provision) for income taxes....................          448             (153)       (1,005)        (935)
     Minority interests.....................................         (298)            (896)       (1,585)        (857)
     Dividend on preferred stock of subsidiary..............         (150)            (146)         (126)         (94)
                                                               -------------    ------------    ---------    --------
     Net income (loss)......................................      $(2,873)        $    871       $ 3,819     $    620
                                                               -------------    ------------    ---------    --------
                                                               -------------    ------------    ---------    --------
     Pro forma net income (loss) reflecting income taxes on
       a separate return basis..............................      $(3,623)        $    361       $ 3,713     $  1,086
                                                               -------------    ------------    ---------    --------
                                                               -------------    ------------    ---------    --------

                                                               SEPTEMBER 30,    DECEMBER 31,    MARCH 31,    JUNE 30,
                                                                   1994             1994          1995         1995
                                                               -------------    ------------    ---------    --------
                                                                                   (IN THOUSANDS)
Fiscal 1995 Quarters:
     Revenues...............................................      $15,501         $ 18,792       $20,741     $ 15,844
                                                               -------------    ------------    ---------    --------
                                                               -------------    ------------    ---------    --------
     Operating income (loss)................................      $  (325)        $  3,154       $ 4,072     $    723
     Interest expense, net..................................         (745)            (669)         (709)         371
     Equity in loss of nonconsolidated affiliates...........       (2,074)          (1,806)       (2,392)        (731)
     Credit (provision) for income taxes....................          524               34           (46)        (278)
     Minority interests.....................................         (270)            (790)       (1,116)        (734)
     Dividend on preferred stock of subsidiary..............         (110)            (147)         (150)        (150)
                                                               -------------    ------------    ---------    --------
     Net income (loss)......................................      $(3,000)        $   (224)      $  (341)    $   (799)
                                                               -------------    ------------    ---------    --------
                                                               -------------    ------------    ---------    --------
     Pro forma net income (loss) reflecting income taxes on
       a separate return basis..............................      $(3,702)        $   (874)      $(1,189)    $   (735)
                                                               -------------    ------------    ---------    --------
                                                               -------------    ------------    ---------    --------

     For pro forma net income (loss), see Note 1 -- Basis of Presentation.

                           WILLIAMS HOTEL CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 15: SEGMENT INFORMATION

     The Company's operations are conducted through two industry segments: the operation of the Condado Plaza and the management of hotel/casinos. Industry segment information for the fiscal years ended June 30 follows:

                                                                                  1996        1995        1994
                                                                                --------    --------    --------
                                                                                         (IN THOUSANDS)
Revenues
     Condado Plaza...........................................................   $ 55,322    $ 57,530    $ 62,600
     Williams Hospitality....................................................     16,939      17,350      16,795
     Intersegment revenues elimination -- Williams Hospitality fees charged
       to Condado Plaza......................................................     (3,567)     (4,002)     (3,915)
                                                                                --------    --------    --------
          Total revenues.....................................................   $ 68,694    $ 70,878    $ 75,480
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Operating income (loss)
     Condado Plaza...........................................................   $  2,830    $ (1,465)   $  4,473
     Williams Hospitality....................................................     10,837       9,174       9,472
     General corporate administrative expenses...............................       (109)        (85)        (53)
                                                                                --------    --------    --------
          Total operating income.............................................   $ 13,558    $  7,624    $ 13,892
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Identifiable assets
     Condado Plaza...........................................................   $ 53,323    $ 57,879    $ 63,077
     Williams Hospitality....................................................     18,582      17,737      16,419
     General investment and corporate........................................      5,095       5,994       5,281
     Investments in, receivables and advances to nonconsolidated
       affiliates............................................................     27,734      29,696      31,367
                                                                                --------    --------    --------
          Total identifiable assets..........................................   $104,734    $111,306    $116,144
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Depreciation of property and equipment
     Condado Plaza...........................................................   $  4,120    $  4,656    $  4,488
     Williams Hospitality....................................................        769         681         316
                                                                                --------    --------    --------
          Total depreciation of property and equipment.......................   $  4,889    $  5,337    $  4,804
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Capital expenditures
     Condado Plaza...........................................................   $  1,078    $  2,030    $  7,992
     Williams Hospitality....................................................         71          36       2,979
                                                                                --------    --------    --------
          Total capital expenditures.........................................   $  1,149    $  2,066    $ 10,971
                                                                                --------    --------    --------
                                                                                --------    --------    --------

                         [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

The Partners
POSADAS DE SAN JUAN ASSOCIATES

     We have audited the accompanying balance sheets of Posadas de San Juan Associates as of June 30, 1996 and 1995, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Posadas de San Juan Associates at June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Juan, Puerto Rico
August 2, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                         POSADAS DE SAN JUAN ASSOCIATES
                                 BALANCE SHEETS

                                                                                               JUNE 30,
                                                                       DECEMBER 31,  --------------------------
                                                                          1996           1996           1995
                                                                       -----------    -----------    -----------
                                                                       (UNAUDITED)
                               ASSETS
Current assets:
     Cash...........................................................   $ 1,620,603    $ 2,443,700    $ 1,524,300
     Trade accounts receivable, less allowance for doubtful accounts of $357,100 and $434,500 at June 30, 1996 and 1995,
       respectively, and $815,617 at December 31, 1996..............     3,808,890      2,370,700      4,152,800
     Due from affiliated companies:
          El Conquistador Partnership L.P...........................       --             --              82,000
          Posadas de Puerto Rico Associates, Incorporated...........         8,083        --              49,000
                                                                       -----------    -----------    -----------
                                                                             8,083        --             131,000
     Inventories....................................................       888,091        906,400      1,045,500
     Prepaid expenses...............................................       571,846        837,100        891,600
                                                                       -----------    -----------    -----------
          Total current assets......................................     6,897,513      6,557,900      7,745,200
Land, building and equipment:
     Land...........................................................     3,300,000      3,300,000      3,300,000
     Building.......................................................    14,350,723     14,350,700     14,350,700
     Building improvements..........................................    12,512,302     12,439,600     11,828,100
     Furniture, fixtures and equipment..............................    36,292,422     33,814,000     32,324,100
                                                                       -----------    -----------    -----------
                                                                        66,455,447     63,904,300     61,802,900
     Less accumulated depreciation..................................    31,655,328     30,080,700     27,459,900
                                                                       -----------    -----------    -----------
                                                                        34,800,119     33,823,600     34,343,000
Operating equipment, net............................................       558,048        570,700        649,500
Deferred financing costs, less accumulated amortization of $530,900 and $388,100 at June 30,1996 and 1995, respectively, and $601,648
  at December 31, 1996..............................................       462,768        533,500        676,300
Other assets........................................................       254,627        270,500        260,000
                                                                       -----------    -----------    -----------
          Total assets..............................................   $42,973,075    $41,756,200    $43,674,000
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------
                   LIABILITIES AND DEFICIENCY IN
                        PARTNERSHIP CAPITAL
Current liabilities:
     Trade accounts payable.........................................   $ 5,510,993    $ 4,039,900    $ 4,381,800
     Accrued compensation and related benefits......................       964,640      1,139,300      1,439,100
     Other accrued liabilities......................................     1,762,634      1,458,700      1,807,600
     Due to affiliated companies....................................     1,095,577         11,600        --
     Note payable to bank...........................................     1,000,000        300,000        --
     Current portion of long-term debt..............................     3,151,996      3,152,000      2,306,400
                                                                       -----------    -----------    -----------
          Total current liabilities.................................    13,485,840     10,101,500      9,934,900
Long-term debt, net of current portion..............................    22,397,368     23,805,000     26,474,000
Due to Williams Hospitality Group Inc...............................    24,005,715     23,206,700     21,262,600
Deficiency in partnership capital:
     Capital contribution...........................................     7,000,000      7,000,000      7,000,000
     Deficit........................................................   (23,915,848)   (22,357,000)   (20,997,500)
                                                                       -----------    -----------    -----------
          Total deficiency in partnership capital...................   (16,915,848)   (15,357,000)   (13,997,500)
                                                                       -----------    -----------    -----------
          Total liabilities and deficiency in partnership capital...   $42,973,075    $41,756,200    $43,674,000
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES
                      STATEMENTS OF OPERATIONS AND DEFICIT

                                          SIX MONTHS ENDED
                                            DECEMBER 31,                      YEAR ENDED JUNE 30,
                                     ---------------------------   ------------------------------------------
                                         1996           1995           1996           1995           1994
                                     ------------   ------------   ------------   ------------   ------------
                                             (UNAUDITED)
Revenues:
     Rooms.........................  $  8,895,258   $  9,276,458   $ 22,016,700   $ 21,517,300   $ 21,517,300
     Food and beverage.............     6,075,706      6,218,198     13,424,400     12,688,200     12,731,100
     Casino........................     8,233,625      9,133,246     18,117,600     22,575,400     31,834,800
     Rental and other income.......     1,443,262      1,591,036      3,503,000      2,852,400      2,884,500
     Less casino promotional
       allowances..................    (2,486,830)    (3,555,710)    (6,937,900)    (7,836,300)   (13,045,200)
                                     ------------   ------------   ------------   ------------   ------------
Net revenues.......................    22,161,021     22,663,228     50,123,800     51,797,000     55,922,500
Costs and expenses:
     Rooms.........................     3,082,297      3,152,007      6,891,000      6,775,000      7,388,000
     Food and beverage.............     4,421,091      4,563,102      9,506,100      9,340,600      9,940,400
     Casino........................     4,650,642      5,010,532     10,716,800     14,027,100     16,112,400
     Selling, general and
       administrative..............     4,480,963      4,550,197      9,094,000      8,953,700      9,623,300
     Management and incentive
       management fees.............     1,605,483      1,633,831      3,850,100      3,893,000      4,332,300
     Property operation,
       maintenance and energy
       costs.......................     2,337,870      2,505,696      4,803,200      4,416,800      4,483,000
     Depreciation and
       amortization................     1,661,449      1,877,303      3,595,300      3,617,300      3,423,600
                                     ------------   ------------   ------------   ------------   ------------
                                       22,239,795     23,292,668     48,456,500     51,023,500     55,303,000
                                     ------------   ------------   ------------   ------------   ------------
(Loss) income from operations......       (78,774)      (629,440)     1,667,300        773,500        619,500
Interest income....................       --             --             --               2,500          1,000
Interest expense...................     1,479,929      1,548,798     (3,026,800)    (3,176,800)    (3,069,800)
                                     ------------   ------------   ------------   ------------   ------------
Net loss...........................    (1,558,703)    (2,178,238)    (1,359,500)    (2,400,800)    (2,449,300)
Deficit at beginning of period.....   (22,357,145)   (20,998,514)   (20,997,500)   (18,596,700)   (16,147,400)
                                     ------------   ------------   ------------   ------------   ------------
Deficit at end of period...........  $(23,915,848)  $(23,176,752)  $(22,357,000)  $(20,997,500)  $(18,596,700)
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES
                            STATEMENTS OF CASH FLOWS

                                                     SIX MONTHS ENDED
                                                       DECEMBER 31,                    YEAR ENDED JUNE 30,
                                                 -------------------------   ---------------------------------------
                                                    1996          1995          1996          1995          1994
                                                 -----------   -----------   -----------   -----------   -----------
                                                        (UNAUDITED)
Operating activities
  Net loss.....................................  $(1,558,703)  $(2,178,238)  $(1,359,500)  $(2,400,800)  $(2,449,300)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
       Depreciation and amortization...........    1,661,449     1,877,305     3,595,300     3,617,300     3,423,600
       Provision for losses on accounts
          receivable...........................      157,800       857,300     1,278,200     3,880,400     4,442,000
       Gain or sale of equipment...............      --            --            (46,600)      --            --
       Changes in operating assets and
          liabilities:
          Amounts due to/from affiliated
            companies..........................    1,874,955     2,086,466     2,086,700       639,600     2,166,200
          Trade accounts receivable............   (1,619,969)   (3,129,165)      503,900       833,200    (4,161,600)
          Inventories and prepaid expenses.....      299,434       216,418       193,600        21,600       439,000
          Other assets.........................      (16,110)     (741,582)      (10,500)     (125,600)      591,500
          Trade accounts payable, accrued
            expenses and other accrued
            liabilities........................    1,624,230     5,538,684      (990,600)   (2,493,100)      267,600
                                                 -----------   -----------   -----------   -----------   -----------
  Net cash provided by operating activities....    2,423,086     4,527,188     5,250,500     3,972,600     4,719,000
Investing activities
  Proceeds from sale of equipment..............      --            --            119,300       --            --
  Purchases of property and equipment..........   (2,387,150)   (1,631,051)   (2,502,800)   (3,310,000)   (2,737,300)
  Purchases of operating equipment -- net......       12,666        18,562        78,800       635,900       (98,800)
                                                 -----------   -----------   -----------   -----------   -----------
  Net cash used in investing activities........   (2,374,484)   (1,612,489)   (2,304,700)   (2,674,100)   (2,836,100)
Financing activities
  Proceeds from long-term debt and other.......      --            --            --            156,200       188,700
  Proceeds from short-term borrowings, net.....      700,000       800,000       300,000       --            --
  Payments of long-term debt...................   (1,571,650)   (1,027,081)   (2,326,400)   (2,046,800)   (2,017,700)
                                                 -----------   -----------   -----------   -----------   -----------
  Net cash used in financing activities........     (871,650)     (227,081)   (2,026,400)   (1,890,600)   (1,829,000)
                                                 -----------   -----------   -----------   -----------   -----------
Net (decrease) increase in cash................     (823,048)    2,687,618       919,400      (592,100)       53,900
Cash at beginning of period....................    2,443,651     1,524,263     1,524,300     2,116,400     2,062,500
                                                 -----------   -----------   -----------   -----------   -----------
Cash at end of period..........................  $ 1,620,603   $ 4,211,881   $ 2,443,700   $ 1,524,300   $ 2,116,400
                                                 -----------   -----------   -----------   -----------   -----------
                                                 -----------   -----------   -----------   -----------   -----------
Supplemental cash flow information:
     Interest paid.............................                              $ 3,031,400   $ 3,232,500   $ 3,005,800
                                                                             -----------   -----------   -----------
                                                                             -----------   -----------   -----------

                            See accompanying notes.

                         POSADAS DE SAN JUAN ASSOCIATES
                         NOTES TO FINANCIAL STATEMENTS

1. INTERIM INFORMATION (UNAUDITED)

     The  interim  financial  statements as  of  and  for the  six  months ended
December 31, 1996 and 1995 included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of December 31, 1996 and the results of operations and cash flows for the six months ended December 31, 1996 and 1995. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     Posadas de San Juan Associates (the 'Partnership'), is a joint venture organized under the General Partnership Laws of the State of New York, pursuant to a Joint Venture Agreement dated July 27, 1984, as amended (the 'Agreement'). The Partnership is 50% owned by ESJ Hotel Corporation, an indirect wholly-owned subsidiary of WMS Industries Inc. ('WMS'), with the remainder owned by entities owned by individual investors (collectively, the 'Partners'). The Partnership shall continue to exist until July 27, 2024, unless terminated earlier by mutual agreement of the Partners pursuant to the Agreement. The Agreement provides that the net profits or losses of the Partnership shall be allocated to the Partners in the same proportion as their capital contributions.

     The Partnership owns and operates the El San Juan Hotel & Casino, a luxury resort hotel and casino property in San Juan, Puerto Rico.

BASIS OF PRESENTATION

     The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

DEFERRED FINANCING COSTS

     Deferred financing costs are being amortized over the maturities of the related debt.

CASINO REVENUES

     Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

                         POSADAS DE SAN JUAN ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

PROMOTIONAL ALLOWANCES

     Casino promotional allowances represent the retail value of complimentary food, beverage and hotel services furnished to patrons, commissions and transportation costs.

ADVERTISING COSTS

     Advertising costs are charged to operations as incurred. Advertising costs for fiscal years 1996 and 1995 amounted to approximately $1,394,000 and $1,299,000, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to estimate the fair value of the different classes of financial instruments were as follows:

      Notes payable and long-term debt: The carrying amount of the short- and long-term borrowings at June 30, 1996 approximates fair value. The fair values were estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

3. FURNITURE, FIXTURES AND EQUIPMENT FUND

     In accordance with the terms of the Management Agreement and the Loan Agreement the Partnership is required to deposit cash equal to 4% of hotel gross revenue each month into a furniture, fixtures and equipment fund.

     Williams Hospitality Group Inc. ('Williams Hospitality'), a hotel/casino management company that is an affiliated company through common ownership, (on behalf of the Partnership) withdraws from the fund amounts required to pay the cost of replacements of, and additions to, furniture, fixtures and equipment at the Hotel. At June 30, 1996 and 1995, there were no unexpended funds available.

4. TRADE ACCOUNTS RECEIVABLE

     At June 30, 1996 and 1995 trade accounts receivable consisted of the following:

                                                                        1996          1995
                                                                     ----------    ----------
Trade accounts receivable -- casino...............................   $1,045,100    $2,874,100
Less allowance for doubtful accounts..............................      266,100       307,500
                                                                     ----------    ----------
                                                                        779,000     2,566,600
Trade accounts receivable -- hotel................................    1,682,700     1,713,200
Less allowance for doubtful accounts..............................       91,000       127,000
                                                                     ----------    ----------
                                                                      1,591,700     1,586,200
                                                                     ----------    ----------
                                                                     $2,370,700    $4,152,800
                                                                     ----------    ----------
                                                                     ----------    ----------

     Approximately 31% and 76% of the trade accounts receivable -- casino, as of June 30, 1996 and 1995, respectively, are from customers in Latin America.

5. DUE TO AFFILIATED COMPANY

     Current amounts due to affiliated company consist of fees earned by Williams Hospitality and other payments made by Williams Hospitality for services rendered on behalf of the Partnership. At June 30, 1996 and 1995 noncurrent amounts due to an affiliated company consisted of the following:

                         POSADAS DE SAN JUAN ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                                     1996           1995
                                                                  -----------    -----------
Due to Williams Hospitality -- noncurrent:
     Incentive management fees.................................   $ 9,878,900    $ 8,881,300
     Interest on incentive management fees.....................     4,526,800      3,580,300
     Basic management fees.....................................     8,801,000      8,801,000
                                                                  -----------    -----------
                                                                  $23,206,700    $21,262,600
                                                                  -----------    -----------
                                                                  -----------    -----------

     Payment of approximately $16,500,000 of the noncurrent amounts due to Williams Hospitality are restricted under the terms of the Loan Agreement (see
Note 7).

6. LINE OF CREDIT

     The Partnership has available a $1,000,000 revolving line of credit with a bank, which is payable on demand, bearing interest at one percentage point over the prime rate (9.25% at June 30, 1996). The line of credit is collateralized by substantially all trade accounts receivable and leases with concessionaires as well as the mortgage covering long-term debt. As of June 30, 1996, $300,000 was outstanding under the line of credit.

7. LONG-TERM DEBT

     Long-term debt at June 30, 1996 and 1995 consisted of the following:

                                                                     1996           1995
                                                                  -----------    -----------
Mortgage note payable to bank..................................   $26,250,000    $28,500,000
Capital lease obligation bearing interest at 11.18% payable in monthly installments of $3,450, including interest through
  1999.........................................................       109,600        140,300
Capital lease obligation bearing interest at 9.5% payable in monthly installments of $10,413, including interest through
  2001.........................................................       480,700        --
Chattel mortgage note payable bearing interest at 9%, payable in monthly installments of $3,900, including interest through
  1998, collateralized with personal property..................       116,700        140,100
                                                                  -----------    -----------
                                                                   26,957,000     28,780,400
Less current portion...........................................     3,152,000      2,306,400
                                                                  -----------    -----------
                                                                  $23,805,000    $26,474,000
                                                                  -----------    -----------
                                                                  -----------    -----------

     The mortgage note payable to bank is collateralized by all the Partnership's real and personal property. The note is payable in accelerating monthly installments with a final installment of $7,500,000 due in fiscal 2003. Interest is payable at rates from 6.7% to 7.3% on $21,250,000 of the note. Interest rates have not been fixed on $5,000,000 of the note, which at June 30, 1996 was at an interest rate of 7.44%, which is reset every seven days. Under the terms of the loan agreement 50% of the excess net free cash flow, as defined, each year is required to be used to prepay the final installment of the note until it is reduced to $3,000,000. Further, distributions to the partners and payment of basic and incentive management fees and accrued interest thereon outstanding at the date of the borrowing may only be paid to the extent of the remaining 50% of the excess net free cash flow. There was no excess net free cash flow, as defined, for the year ended June 30, 1996.

                         POSADAS DE SAN JUAN ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Maturities of long-term debt are as follows:

Fiscal year ending in:
         1997            ................................................................   $ 3,152,000
         1998            ................................................................     3,168,700
         1999            ................................................................     3,295,300
         2000            ................................................................     3,632,000
         2001            ................................................................     3,584,000
         Thereafter......................................................................    10,125,000
                                                                                            -----------
                                                                                            $26,957,000
                                                                                            -----------
                                                                                            -----------

8. INCOME TAXES

     The Partnership operated under the provisions of the Puerto Rico Tourism Incentives Act of 1983 (the '1983 Act'). The 1983 Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this grant are: a 90% exemption from income taxes on hotel income through the entire term of the grant, and a 90% exemption from municipal real and personal property taxes for the first five years, decreasing to a 75% exemption thereafter. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.


     The Partnership has filed an application to operate under the provisions of the Puerto Rico Tourism Development Act of 1993 which provides benefits similar to the 1983 Act. The application is pending final approval.


     As of June 30, 1996 the Partnership had net operating loss carryforwards of approximately $27,324,500 for Puerto Rico income tax purposes from its combined hotel and casino operations and, accordingly, no Puerto Rico taxes have been provided in the accompanying financial statements. Such losses may be utilized to offset future Puerto Rico taxable income through June 30, 2003 as follows:
1997, $2,608,500; 1998,  $2,064,000; 1999, $3,271,000;  2000, $3,896,600;  2001,
$6,046,000; 2002, $5,114,000 and 2003, $4,324,400.

     Following the provisions of SFAS No. 109, the deferred tax asset that results from the cumulative net operating loss carryforwards has been fully reserved.

     For Puerto Rico income tax purposes the Partnership is taxed as if it were a corporation. Income of the Partnership for federal income tax purposes is taxable to the Partners.

9. TRANSACTIONS WITH RELATED PARTIES

     The Partnership has an Operating and Management Agreement (the 'Management Agreement') dated October 2, 1986 with Williams Hospitality. The Management Agreement provides that Williams Hospitality is to manage the Hotel until the year 2005 for a basic management fee of 5% of the Hotel's gross revenues (as defined in the Management Agreement) and an incentive management fee of 12% of the Hotel's gross operating profits (as defined in the Management Agreement). In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Hotel.

     During fiscal years 1996, 1995 and 1994, basic management fees amounted to $2,852,500, $2,981,600 and $3,447,400, respectively. Incentive management fees amounted to $997,600, $911,500 and $884,800, respectively, for the same fiscal years. Administrative costs and service fees charged by Williams Hospitality during fiscal years 1996, 1995 and 1994 amounted to $1,446,700, $1,844,000 and
$2,342,800, respectively.

                         POSADAS DE SAN JUAN ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During fiscal years 1996, 1995 and 1994, interest at 10% charged to the Partnership by Williams Hospitality amounted to $888,100, $797,000 and $708,500, respectively.

     During fiscal years 1996, 1995 and 1994, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated ('Posadas de Puerto Rico') (an affiliated company through common ownership) $243,600, $92,800 and $625,100, respectively, for certain services provided.

     During fiscal years 1996, 1995 and 1994, the Partnership charged Posadas de Puerto Rico $256,100, $191,500 and $578,400, respectively, for certain services rendered.

                         [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

The Partners
WKA EL CON ASSOCIATES

     We have audited the accompanying balance sheets of WKA El Con Associates (a joint venture partnership) as of June 30, 1996 and 1995, and the related statements of operations and deficit, and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WKA El Con Associates at June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

San Juan, Puerto Rico
August 6, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                             WKA EL CON ASSOCIATES
                                 BALANCE SHEETS

                                                                                              JUNE 30,
                                                                    DECEMBER 31,    ----------------------------
                                                                        1996            1996            1995
                                                                    ------------    ------------    ------------
                                                                    (UNAUDITED)
                             ASSETS
Cash.............................................................   $      3,600    $      3,200
Certificate of deposit held in escrow............................        --              --         $    682,500
Notes receivable from El Conquistador Partnership L.P............     17,321,000      16,116,000      14,043,200
Investment in Las Casitas Development Company....................        692,600       1,292,600       1,929,400
Capitalized interest, less accumulated amortization of $71,000 and $41,600 at June 30, 1996 and 1995, respectively, and
  $85,700 at December 31, 1996...................................      1,382,800       1,397,500       1,426,900
Deferred debt issuance costs and other assets, less accumulated amortization of $496,200 and $383,700 at June 30, 1996 and
  1995, respectively, and $547,600 at December 31, 1996..........        820,800         872,200         984,800
                                                                    ------------    ------------    ------------
          Total assets...........................................   $ 20,220,800    $ 19,681,500    $ 19,066,800
                                                                    ------------    ------------    ------------
                                                                    ------------    ------------    ------------

         LIABILITIES AND (DEFICIENCY) PARTNERS' CAPITAL
Liabilities:
     Long-term note payable......................................   $  5,390,900    $  5,197,000    $  4,797,100
     Due to affiliated company...................................         78,100          64,200       1,130,600
     Due to partners.............................................     10,132,900       9,790,700       9,940,600
     Losses in excess of equity investment in El Conquistador
       Partnership L. P. ........................................     12,581,900       7,762,600       1,642,100
                                                                    ------------    ------------    ------------
          Total liabilities......................................     28,183,800      22,814,500      17,510,400
(Deficiency) partners' capital:
     Contributed.................................................     20,286,200      20,286,200      18,990,500
     Deficit.....................................................    (28,249,200)    (23,419,200)    (17,434,100)
                                                                    ------------    ------------    ------------
          Total (deficiency) partners' capital...................     (7,963,000)     (3,133,000)      1,556,400
                                                                    ------------    ------------    ------------
          Total liabilities and (deficiency) partners' capital...   $ 20,220,800    $ 19,681,500    $ 19,066,800
                                                                    ------------    ------------    ------------
                                                                    ------------    ------------    ------------

                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                      STATEMENTS OF OPERATIONS AND DEFICIT

                                          SIX MONTHS ENDED
                                            DECEMBER 31,                        YEAR ENDED JUNE 30,
                                    ----------------------------    -------------------------------------------
                                        1996            1995            1996            1995           1994
                                    ------------    ------------    ------------    ------------    -----------
                                            (UNAUDITED)
Interest income..................   $    605,500    $    597,400    $  1,150,100    $  1,027,600    $   337,400
Cost and expenses:
     Interest....................        536,200         589,700       1,145,800       1,137,600        474,800
     Professional fees...........         13,900          32,800          40,100          83,400         18,300
     Amortization................         65,900          71,600         142,000         163,200         84,000
                                    ------------    ------------    ------------    ------------    -----------
                                         616,000         694,100       1,327,900       1,384,200        577,100
                                    ------------    ------------    ------------    ------------    -----------
Loss before equity in operations
  of investees...................        (10,500)        (96,700)       (177,800)       (356,600)      (239,700)
Equity in operations of
  investees:
     El Conquistador Partnership
       L.P.......................     (4,819,500)     (5,584,700)     (6,120,500)    (13,738,400)    (5,023,800)
     Las Casitas Development
       Company...................        --              313,200         313,200       1,627,100        297,300
                                    ------------    ------------    ------------    ------------    -----------
                                      (4,819,500)     (5,271,500)     (5,807,300)    (12,111,300)     4,726,500
                                    ------------    ------------    ------------    ------------    -----------
Net loss.........................     (4,830,000)     (5,368,200)     (5,985,100)    (12,467,900)    (4,966,200)
Accumulated deficit at beginning
  of period......................    (23,419,200)    (17,434,100)    (17,434,100)     (4,966,200)       --
                                    ------------    ------------    ------------    ------------    -----------
Accumulated deficit at end of
  period.........................   $(28,249,200)   $(22,802,300)   $(23,419,200)   $(17,434,100)   $(4,966,200)
                                    ------------    ------------    ------------    ------------    -----------
                                    ------------    ------------    ------------    ------------    -----------

                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                            STATEMENTS OF CASH FLOWS

                                                   SIX MONTHS ENDED
                                                     DECEMBER 31,                      YEAR ENDED JUNE 30,
                                              --------------------------    ------------------------------------------
                                                 1996           1995           1996            1995           1994
                                              -----------    -----------    -----------    ------------    -----------
                                                     (UNAUDITED)
Operating activities
  Net loss.................................   $(4,830,000)   $(5,368,200)   $(5,985,100)   $(12,467,900)   $(4,966,200)
  Adjustments  to reconcile net loss to net
     cash provided by  (used in)  operating
     activities:
     Amortization..........................        65,900         71,600        142,000         163,200         84,000
     Equity in operations of affiliates
       including $950,000 in cash
       distributions received in fiscal
       year 1996 and $600,000 and $350,000
       cash received during the six months
       ended December 31, 1996 and 1995....     5,419,500      5,621,500      6,757,300      12,111,300      4,726,500
     Changes in operating assets and
       liabilities:
       Accrued interest income added to
          notes receivable.................      (605,000)      (579,300)    (1,122,800)     (1,000,600)      (320,200)
       Other receivables...................       --             --             --               13,200        (13,200)
       Accrued interest expense added to
          long-term liabilities............       536,100        552,900      1,102,900         974,500        373,600
       Accounts payable....................       --             --             --              (36,700)        18,300
       Due to affiliated company...........        13,900         51,500         58,900         --             --
                                              -----------    -----------    -----------    ------------    -----------
  Net cash provided by (used in) operating
     activities............................       600,400        350,000        953,200        (243,000)       (97,200)
Investing activities
  Sale (purchase) of certificate of deposit
     held in escrow........................       --             225,000        682,500         100,000       (782,500)
  Increase in deferred debt issuance costs
     and other assets......................       --             --             --             (230,400)      (520,100)
  Investment in capital of affiliates......       --             --             --              --             (25,400)
  Capitalized interest, net................       --             --             --              --             (61,900)
  Increase in notes receivable from
     affiliate.............................      (600,000)       --            (950,000)       (423,500)    (5,506,300)
  Disbursement of cash held for investment
     in affiliate..........................       --             --             --              --           1,844,900
                                              -----------    -----------    -----------    ------------    -----------
  Net cash (used in) provided by investing
     activities............................      (600,000)       225,000       (267,500)       (553,900)    (5,051,300)
Financing activities
  Partners' contributed capital............       --             --           1,295,700       1,870,500      2,417,200
  Partners' loans -- net...................       --            (225,000)      (852,900)        323,500      4,451,700
  Payments to affiliated company...........       --             --          (1,125,300)     (1,397,100)    (1,720,400)
                                              -----------    -----------    -----------    ------------    -----------
  Net cash (used in) provided by financing
     activities............................       --            (225,000)      (682,500)        796,900      5,148,500
                                              -----------    -----------    -----------    ------------    -----------
Net increase in cash.......................           400        350,000          3,200         --             --
Cash at beginning of period................         3,200        --             --              --             --
                                              -----------    -----------    -----------    ------------    -----------
Cash at end of period......................   $     3,600    $   350,000    $     3,200    $    --         $   --
                                              -----------    -----------    -----------    ------------    -----------
                                              -----------    -----------    -----------    ------------    -----------

                            See accompanying notes.

                             WKA EL CON ASSOCIATES
                         NOTES TO FINANCIAL STATEMENTS

1. INTERIM INFORMATION (UNAUDITED)

     The  interim  financial  statements as  of  and  for the  six  months ended
December 31, 1996 and 1995 included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of December 31, 1996 and the results of operations and cash flows for the six months ended December 31, 1996 and 1995. Due to the seasonality of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     WKA El Con Associates (the 'Partnership') is a joint venture organized under the General Partnership Law of the State of New York, pursuant to a Joint Venture Agreement (the 'Agreement') dated January 9, 1990, as amended, for the purpose of becoming a general and limited partner of El Conquistador Partnership L.P. ('El Con'). The Partnership is owned 46.54% by WMS El Con Corp., 37.23% by AMK Conquistador, S.E. and 16.23% by Hospitality Investor Group, S.E. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier pursuant to the Agreement. Net profits or losses of the Partnership will be allocated to the partners in accordance with the terms of the Agreement.

     The Partnership is a 50% limited partner in Las Casitas Development Company I, S en C (S.E.) ('Las Casitas'), a joint venture constructing and selling condominiums on property adjacent to El Con.

BASIS OF PRESENTATION

     The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED COMPANIES

     The investments in affiliated companies are accounted for under the equity method. El Con equity is recorded by the Partnership based on El Con's fiscal year of March 31. Las Casitas equity is recorded by the Partnership based on Las Casitas fiscal year of June 30. Capitalized interest is being amortized by the straight-line method over the estimated useful life of the El Conquistador property.

DEFERRED DEBT ISSUANCE COSTS AND OTHER ASSETS

     Deferred debt issuance costs include legal and bank fees incurred in connection with the issuance of the debt, and are being amortized over the maturity of the related debt. Certain other capital and pre-opening costs relating to El Con were incurred by the Partnership and are being amortized over 5 to 50 years.

                             WKA EL CON ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The methods and assumptions used to estimate the fair value of the different classes of financial instruments were the following:

      Note payable: The carrying amount of the note payable at June 30, 1996 approximate fair value. The fair value was estimated using discounted cash flows, based on the current borrowing rates for similar types of borrowing arrangements.

RECLASSIFICATIONS

     Certain amounts of the prior year have been reclassified to conform to the current year's presentation.

3. NOTES RECEIVABLE FROM AFFILIATED COMPANY

     At June 30, 1996 and 1995 notes receivable from El Con consisted of the following:

                                                                     1996           1995
                                                                  -----------    -----------
Note receivable due on demand..................................   $   136,000    $   136,000
Note receivable due through May, 2002 (See Note 6).............     4,000,000      4,000,000
Subordinated notes receivable due in 2003 to 2005 (See Note
  5)...........................................................     8,229,700      8,229,700
Accrued interest receivable....................................     2,800,300      1,677,500
Deficiency loan participation..................................       950,000        --
                                                                  -----------    -----------
                                                                  $16,116,000    $14,043,200
                                                                  -----------    -----------
                                                                  -----------    -----------

     Repayment of the notes and deficiency loan participation, including accrued interest, is subordinated to other long-term debt of El Con.

4. COST OF INVESTMENT IN AFFILIATED COMPANIES

     In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality Group Inc. ('Williams Hospitality'), a hotel/casino management company that is an affiliated company through common ownership, and invested the proceeds in the partnership capital of El Con, a joint venture organized to acquire the El Conquistador property. The Partnership owns a 50% interest, as both a general and limited partner, of El Con (See Note 5).

     The Partnership's investment in Las Casitas amounts to $5,000.

5. DUE TO AFFILIATED COMPANY AND PARTNERS

     In 1991, the Partnership borrowed $9,000,000 from Williams Hospitality of which $1,050,000 was outstanding as of June 30, 1995 and none as of June 30, 1996.

     Interest on the note was based on the interest rate charged to Williams Hospitality by a bank. Interest charged to the Partnership by Williams
Hospitality amounted to approximately $16,400 and $122,500 and $206,200 in fiscal years 1996, 1995, and 1994, respectively.

     At various times, the partners loaned the Partnership $8,229,700 under the terms of Loan Agreements. The notes are payable in 2003 to 2005 and bear interest at the prime rate commencing on various dates. The Partnership has advanced the same amount under a subordinated note to El Con under the same terms as the borrowing from the partners. (See Note 3).

     In November 1993, the partners advanced $782,500 to the Partnership that was invested in a bank certificate of deposit. During fiscal years 1996 and 1995, $682,500 and $100,000, respectively, were withdrawn from the certificate and distributed to the partners. The certificate of deposit was held in

                             WKA EL CON ASSOCIATES
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

escrow and was pledged as collateral to the bank for a bank loan of an equal amount to El Con. Interest accrued on the partners' advances at the same interest rate earned on the certificate of deposit.

     During fiscal year 1995, Williams Hospitality converted $3,800,000 from amounts it had due from El Con to a loan. The loan was made by Williams Hospitality to El Con for the Partnership.

     During fiscal year 1996, the Partnership purchased from Williams Hospitality a $950,000 participation in a deficiency loan to El Con. The loan and interest at 9.16% are payable from specified future cash flow of El Con. At June 30, 1996 the Partnership guarantees a revolving credit facility with a bank in the aggregate amount of up to $4,000,000 of El Con.

6. LONG-TERM NOTE PAYABLE

     The long-term note payable to a bank includes accrued interest of $1,197,000 and $797,100 at June 30, 1996 and 1995, respectively. The note is payable in quarterly installments of $250,000 commencing in May 2000. Any unpaid principal and interest is payable in May 2002. The note bears interest at a variable rate, computed quarterly, equal to LIBOR, plus 1.75%. Under the terms of the Credit Facility Agreement dated May 5, 1992, interest payments are deferred during the first five years. The $4,000,000 borrowing was loaned to El Con under similar terms. (See Note 3).

     The note is collateralized by second mortgages on parcels of land owned by Williams Hospitality and Posadas de Puerto Rico Associates, Incorporated, affiliated companies through common ownership, with a cost of approximately $3,761,000, and a guarantee of $1,000,000 by WMS Industries Inc., the ultimate owner of WMS El Con Corp.

7. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each partner reports their distributive share of the Partnership's profit or losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements. Income or loss of the Partnership for Federal income tax purposes is reported by the partners.

                         [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

The Partners
EL CONQUISTADOR PARTNERSHIP L.P.

     We have audited the accompanying balance sheets of El Conquistador Partnership L.P. as of March 31, 1996 and 1995, and the related statements of operations and (deficiency in) partners' capital, and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Conquistador Partnership L.P. at March 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1996 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

     San Juan, Puerto Rico
     May 3, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                                 BALANCE SHEETS

                                                                                             MARCH 31,
                                                                   SEPTEMBER 30,    ----------------------------
                                                                       1996             1996            1995
                                                                   -------------    ------------    ------------
                                                                    (UNAUDITED)
                             ASSETS
Current Assets:
     Cash.......................................................   $     716,600    $    856,983    $    877,970
     Restricted cash and investments held by bank...............       2,584,000       2,879,355       3,382,708
     Trade accounts receivable, less allowance for doubtful
       accounts of $301,765 and $894,187 at March 31, 1996 and
       1995, respectively, and $325,000 at September 30, 1996...       2,325,100       5,302,884       7,653,918
     Due from affiliated companies..............................         417,500         314,999         377,424
     Inventories................................................       1,485,700       1,522,463       2,051,966
     Prepaid expenses and other current assets..................       1,443,200         945,905         972,010
                                                                   -------------    ------------    ------------
               Total current assets.............................       8,972,100      11,822,589      15,315,996
Due from affiliated company.....................................         523,100         817,868       1,189,574
Land, building and equipment:
     Land.......................................................      14,372,700      14,372,707      14,372,707
     Building...................................................     159,134,400     158,039,190     158,039,190
     Furniture, fixture and equipment...........................      30,718,800      31,359,202      30,504,887
     Construction in-process....................................        --               --               42,978
                                                                   -------------    ------------    ------------
                                                                     204,225,900     203,771,099     202,959,762
     Less accumulated depreciation..............................      17,927,200      14,777,283       8,402,779
                                                                   -------------    ------------    ------------
                                                                     186,298,700     188,993,816     194,556,983
Operating equipment, net........................................       1,491,100       1,469,350       1,431,896
Deferred debt issuance costs, net of accumulated amortization of
  $4,731,745 and $3,753,733 at March 31, 1996 and 1995,
  respectively, and $5,220,700 at September 30, 1996............       3,469,600       3,958,624       4,936,636
Deferred pre-opening costs, net of accumulated amortization of
  $8,751,425 and $5,619,919 at March 31, 1996 and 1995,
  respectively, and $9,635,200 at September 30, 1996............       3,744,400       4,628,254       7,759,760
                                                                   -------------    ------------    ------------
               Total assets.....................................   $ 204,499,000    $211,690,501    $225,190,845
                                                                   -------------    ------------    ------------
                                                                   -------------    ------------    ------------
       LIABILITIES AND (DEFICIENCY IN) PARTNERS' CAPITAL
Current liabilities:
     Trade accounts payable.....................................   $   5,915,200    $  7,657,546    $  9,662,586
     Advance deposits...........................................       3,283,700       3,568,390       5,227,153
     Accrued interest...........................................       1,566,600       1,510,080       1,510,200
     Other accrued liabilities..................................       4,341,100       4,673,189       5,893,127
     Due to affiliated companies................................         943,700         652,896       1,148,010
     Notes payable to banks.....................................       6,273,400       2,773,359       1,638,359
     Current portion of chattel mortgages and capital lease
       obligations..............................................       2,445,000       2,444,993       2,208,272
                                                                   -------------    ------------    ------------
          Total current liabilities.............................      24,768,700      23,280,453      27,287,707
Long-term debt..................................................     145,000,000     145,000,000     145,000,000
Chattel mortgages and capital lease obligations, net of current
  portion.......................................................       3,165,100       4,324,358       6,759,225
Due to affiliated companies.....................................       9,405,500       8,531,671       5,917,725
Due to partners.................................................      35,321,000      34,079,309      31,510,445
(Deficiency in) partners' capital:
     Limited partners...........................................     (11,187,105)     (2,996,497)      7,408,382
     General partners...........................................      (1,974,195)       (528,793)      1,307,361
                                                                   -------------    ------------    ------------
          Total (deficiency in) partners' capital...............     (13,161,300)     (3,525,290)      8,715,743
                                                                   -------------    ------------    ------------
          Total liabilities and (deficiency in) partners'
            capital.............................................   $ 204,499,000    $211,690,501    $225,190,845
                                                                   -------------    ------------    ------------
                                                                   -------------    ------------    ------------

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
         STATEMENTS OF OPERATIONS AND (DEFICIENCY IN) PARTNERS' CAPITAL

                                            SIX MONTHS ENDED
                                              SEPTEMBER 30,                     YEAR ENDED MARCH 31,
                                       ---------------------------    -----------------------------------------
                                           1996           1995           1996           1995           1994
                                       ------------    -----------    -----------    -----------    -----------
                                               (UNAUDITED)
Revenues:
     Rooms..........................   $ 15,622,447    $15,449,431    $38,817,160    $37,942,821    $16,873,156
     Food and beverage..............     12,291,270     13,255,954     26,188,693     27,298,340      9,420,792
     Casino.........................      2,324,912      2,430,342      6,179,133      6,054,569      2,487,552
     Rental and other income........      8,033,781      6,582,938     19,165,969     14,652,328      4,343,493
                                       ------------    -----------    -----------    -----------    -----------
                                         38,272,410     37,718,665     90,350,955     85,948,058     33,124,993
     Less casino promotional
       allowances...................       (471,005)      (308,960)    (1,136,499)    (1,205,380)      (151,923)
                                       ------------    -----------    -----------    -----------    -----------
Net revenues........................     37,801,405     37,409,705     89,214,456     84,742,678     32,973,070
Costs and expenses:
     Rooms..........................      5,617,137      6,074,162     12,853,157     14,755,239      5,686,692
     Food and beverage..............      8,412,428      8,653,520     17,638,186     20,797,173      8,186,633
     Casino.........................      1,801,762      1,705,410      3,686,904      3,923,817      2,065,525
     Selling, general and
       administrative...............      5,583,024      5,894,595     12,992,841     18,115,433      6,624,081
     Management and incentive
       management fees..............      1,948,657      1,874,880      5,394,675      3,703,819      1,425,347
     Property operation, maintenance
       and energy costs.............      6,915,675      6,556,952     12,396,063     14,408,347      5,452,018
     Depreciation and
       amortization.................      4,553,644      5,255,840     10,499,296     11,124,075      4,273,902
     Other expenses.................      4,347,915      4,247,096      9,201,228      9,722,662      4,118,222
                                       ------------    -----------    -----------    -----------    -----------
                                         39,180,242     40,262,455     84,662,350     96,550,565     37,832,420
                                       ------------    -----------    -----------    -----------    -----------
Income (loss) from operations.......     (1,378,836)    (2,852,750)     4,552,106    (11,807,887)    (4,859,350)
Interest income.....................         95,631        119,290        228,625        467,922        109,437
Interest expense....................      8,352,804      8,435,945     17,021,764     16,136,755      5,297,771
                                       ------------    -----------    -----------    -----------    -----------
Net loss............................     (9,636,010)   (11,169,405)   (12,241,033)   (27,476,720)   (10,047,684)
Partners' capital at beginning of
  period............................     (3,525,290)     8,715,743      8,715,743     36,191,325     46,189,386
Partners' capital contribution......        --             --             --               1,138         49,623
                                       ------------    -----------    -----------    -----------    -----------
(Deficiency in) partners' capital at
  end of period.....................   $(13,161,300)   $(2,453,662)   $(3,525,290)   $ 8,715,743    $36,191,325
                                       ------------    -----------    -----------    -----------    -----------
                                       ------------    -----------    -----------    -----------    -----------

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                            STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS ENDED
                                                                SEPTEMBER 30,                     YEAR ENDED MARCH 31,
                                                          --------------------------   ------------------------------------------
                                                             1996           1995           1996           1995           1994
                                                          -----------   ------------   ------------   ------------   ------------
                                                                 (UNAUDITED)
Operating activities
    Net loss............................................  $(9,636,010)  $(11,169,405)  $(12,241,033)  $(27,476,720)  $(10,047,684)
    Adjustments to reconcile net loss to net cash (used
      in) provided by operating activities:
         Depreciation and amortization..................    4,553,644      5,255,840     10,499,296     11,124,075      4,273,902
         Provision for losses on accounts receivable....       23,235        692,689        363,245      1,808,641        517,623
         Incentive management fees......................      605,750        550,551      2,224,381        679,259        263,363
         Deferred interest expense to partners and
           affiliates...................................    1,509,806      1,460,665      2,995,431      2,063,981        686,446
         Changes in operating assets and liabilities:
             Restricted cash and investments held by
               bank.....................................     (295,355)      (235,752)       503,353      2,549,446      1,600,000
             Trade accounts receivable..................    2,954,549      2,146,230      1,987,789      2,187,211    (12,167,393)
             Inventories................................       36,763        636,280        529,503         61,249     (2,113,215)
             Prepaid expenses and other current
               assets...................................     (497,294)        36,069         26,105        491,032     (1,463,042)
             Trade accounts payable and advance
               deposits.................................   (2,027,036)    (4,834,856)    (3,663,803)    (1,323,693)    12,226,578
             Accrued interest and other accrued
               liabilities..............................      620,949       (288,362)    (1,220,058)     1,156,483      6,246,846
             Affiliated companies, net..................      192,267        582,321        (97,985)     1,967,073      2,259,373
                                                          -----------   ------------   ------------   ------------   ------------
    Net cash (used in) provided by operating
      activities........................................   (1,958,732)    (5,167,730)     1,906,224     (4,711,963)     2,282,797
Investing activities
    Decrease in restricted cash and investments held for
      construction and interest payments................                                    --             --          82,280,346
    Purchases of property and equipment.................     (500,684)      (139,355)      (826,611)    (3,525,762)   (98,960,148)
    (Usage) purchases of operating equipment, net.......      (21,750)       287,488        (37,454)       523,641     (1,955,537)
    Advances to affiliate, net..........................           --        --             --             --          (1,815,631)
    Additions to deferred pre-opening expenses..........           --        --             --             --          (7,379,879)
                                                          -----------   ------------   ------------   ------------   ------------
    Net cash (used in) provided by investing
      activities........................................     (522,434)       148,133       (864,065)    (3,002,121)   (27,830,849)
Financing activities
    Additions to deferred debt issuance costs...........                                    --             --            (505,210)
    Proceeds from long-term debt........................                                    --             772,000     10,992,552
    Payments of principal on long-term debt.............   (1,159,258)    (1,075,925)    (2,198,146)    (1,976,625)      (704,240)
    Proceeds from notes payable to bank.................    3,500,041      5,875,000      7,684,685        --             --
    Payments on principal on notes payable to bank......      --             --          (6,549,685)      (200,000)     1,565,000
    Proceeds from partners' and affiliates loans, and
      capital contributions.............................      --             --             --           8,698,134     15,411,995
                                                          -----------   ------------   ------------   ------------   ------------
    Net cash provided by (used in) financing
      activities........................................    2,340,783      4,799,075     (1,063,146)     7,293,509     26,760,097
                                                          -----------   ------------   ------------   ------------   ------------
Net (decrease) increase in cash.........................     (140,383)      (220,522)       (20,987)      (420,575)     1,212,045
Cash at beginning of period.............................      856,983        877,970        877,970      1,298,545         86,500
                                                          -----------   ------------   ------------   ------------   ------------
Cash at the end of the period...........................  $   716,600   $    657,448   $    856,983   $    877,970   $  1,298,545
                                                          -----------   ------------   ------------   ------------   ------------
                                                          -----------   ------------   ------------   ------------   ------------
Supplemental disclosure of cash flow information:
    Interest paid, net of interest capitalized in
      1994..............................................                               $ 14,026,453   $ 14,314,600   $  3,545,742
                                                                                       ------------   ------------   ------------
                                                                                       ------------   ------------   ------------

                            See accompanying notes.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                         NOTES TO FINANCIAL STATEMENTS

1. INTERIM INFORMATION (UNAUDITED)

     The interim financial statements as of and for the six months ended September 30, 1996 and 1995 included herein are unaudited. Such information reflects all adjustments, consisting solely of normal recurring adjustments, which are in the opinion of management necessary for a fair presentation of the balance sheet as of September 30, 1996 and the results of operations and cash flows for the six months ended September 30, 1996 and 1995. Due to the seasonally of the business, the reported results are not necessarily indicative of those expected for the entire year. Certain information and disclosures normally included in annual financial statements in accordance with generally accepted accounting principles have been excluded or omitted in presentation of the interim financial statements.

2. ORGANIZATION AND PRINCIPAL ACCOUNTING POLICIES

ORGANIZATION

     El Conquistador Partnership L.P. (the 'Partnership'), is a limited partnership organized under the Laws of Delaware, pursuant to a Joint Venture Agreement dated January 12, 1990 (the 'Agreement'). The Partnership is 50% owned by WKA El Con Associates ('WKA El Con'), a partnership owned by several partners affiliated with Williams Hospitality Group Inc. ('Williams Hospitality'), and 50% by Kumagai Caribbean, Inc. ('Kumagai'), a wholly-owned subsidiary of Kumagai International USA, Inc. The partners ('Partners') are both General Partners and Limited Partners in the Partnership. The Partnership shall continue to exist until March 31, 2030, unless terminated earlier by mutual agreement of the General Partners. The Agreement provides that net profits or losses of the Partnership after deducting a preferred cumulative annual return of 8.5% on the Partners unrecovered capital accounts, as defined, will be allocated to the Partners on a 50-50 ratio subject to certain exceptions, as defined.

     In February, 1991 the Partnership acquired the El Conquistador Hotel property and other adjacent parcels of land in Las Croabas, Puerto Rico (the 'Resort'). The Resort experienced extensive renovation and was reopened as a luxury resort hotel and casino in October, 1993.

BASIS OF PRESENTATION

     The financial statements have been prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

     Inventories, which consist mainly of food, beverages and supplies, are valued at the lower of cost (first-in, first-out method) or market.

LAND, BUILDING AND EQUIPMENT

     Land, building and equipment are stated on the basis of cost. Building and equipment are depreciated by the straight-line method over their estimated useful lives.

DEFERRED DEBT ISSUANCE COSTS

     Debt issuance costs include legal and underwriting fees, other fees incurred in connection with the financing and other costs. These costs are being amortized on a straight-line basis over the terms of the debt.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

DEFERRED PRE-OPENING COSTS

     Pre-opening costs consist of amounts incurred in connection with the marketing, organization, planning and development of the Resort. Such costs include legal, engineering and marketing fees and other costs incurred prior to the commencement of operations of the Resort. The remaining costs are being amortized on a straight-line basis over a five year period extending through November 1998.

CASINO REVENUES

     Casino revenues are the net win from gaming activities, which is the difference between gaming wins and losses.

CASINO PROMOTIONAL ALLOWANCES

     Casino promotional allowances represent the retail value of complimentary food, beverage and hotel services furnished to patrons, commissions and transportation costs.

3. RESTRICTED CASH AND INVESTMENTS HELD BY BANK

     Pursuant to the terms of the bond agreement (see Note 9), the Partnership had cash and investments on deposit with the trustee for the following:

                                                                  MARCH 31,
                                                           ------------------------
                                                              1996          1995
                                                           ----------    ----------
Interest due May 1......................................   $1,584,000    $1,782,000
Interest due August 1...................................    1,295,355     1,600,708
                                                           ----------    ----------
                                                           $2,879,355    $3,382,708
                                                           ----------    ----------
                                                           ----------    ----------

4. TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable consisted of the following:

                                                                  MARCH 31,
                                                           ------------------------
                                                              1996          1995
                                                           ----------    ----------
Trade accounts receivable -- hotel......................   $5,259,478    $8,192,918
Less allowances for doubtful accounts...................      217,362       791,455
                                                           ----------    ----------
                                                            5,042,116     7,401,463
Trade accounts receivable -- casino.....................      345,171       355,187
Less allowance for doubtful accounts....................       84,403       102,732
                                                           ----------    ----------
                                                              260,768       252,455
                                                           ----------    ----------
Trade accounts receivable, net..........................   $5,302,884    $7,653,918
                                                           ----------    ----------
                                                           ----------    ----------

5. TRANSACTIONS WITH RELATED PARTIES

     The Partnership has an Operating and Management Agreement (the 'Management Agreement') with Williams Hospitality. The Management Agreement provides that Williams Hospitality will manage the Resort for a period of 20 years for a basic management fee of 3.5% of the Resort's gross revenues, as defined, and an incentive management fee of 10% of the Resorts' operating profit, as defined. Incentive management fees accrued each year are not payable until significant cash flows levels are achieved. In addition, the Partnership is required to pay certain administrative expenses incurred by Williams Hospitality in connection with management of the Resort.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     During fiscal years 1996, 1995 and 1994, basic management fees amounted to $3,170,000, $3,025,000 and $1,162,000, respectively. Incentive management fees amounted to approximately $2,224,000, $679,300 and $263,400 during fiscal years 1996, 1995 and 1994, respectively. In addition, Williams Hospitality charged the Partnership approximately $2,728,000, $3,536,000 and $1,377,000 in fiscal years 1996, 1995 and 1994, respectively, for services provided to the Resort.

     In addition, the Partnership was charged by Posadas de Puerto Rico Associates, Incorporated ('Posadas de Puerto Rico') and Posadas de San Juan Associates ('Posadas de San Juan'), hotel and casino operations affiliated through common ownership, approximately $437,000 and $116,000, respectively in fiscal year 1996, $687,000 and $179,000, respectively, in fiscal year 1995, and $445,000 and $318,000, respectively, in fiscal year 1994, for services provided to the Resort.

     As of March 31, 1996 each partner had advanced $8,365,685 to the Partnership under notes that are due for various periods up to ten years with interest at the Citibank, N.A. in New York base rate. Repayment of interest and principal is subordinated to other long-term debt. In addition, each partner had advanced to the Partnership $4,000,000 under a May 5, 1992 loan agreement. The loan agreement provides for the payment of interest at a variable rate, computed quarterly, equal to LIBOR plus 1.75%. Interest payments will be deferred during the first five years. The principal and deferred interest accrued at March 31, 1996 is payable in quarterly installments of $250,000 commencing in March 2000 and a final lump-sum payment in February 2002. The loan is collateralized by a subordinated pledge of the Partnership's assets.

     As of March 31, 1996 each partner had provided $3,800,000 to cover cash flow deficiency in the Partnership's operations as provided by the Agreement. The deficiency loans consisted of $3,800,000 in cash by Kumagai, and the conversion of amounts due from the Partnership to Williams Hospitality to loans for WKA El Con. The deficiency loans bear interest at 9.16%. Repayment of interest and principal is subordinated to other long-term debt.

     During fiscal year 1995 Las Casitas Development Company S.E., an affiliated company 50% owned by WKA El Con, paid $2,500,000 to the Partnership for land purchased in April, 1993.

     As of March 31, 1996, the outstanding balance of advances made in fiscal year 1994 by the Partnership to Williams Hospitality for the purchase of transportation equipment leased to the Partnership under a five year service agreement amounted to $1,123,400. Service agreement payments by the Partnership are equal to the $39,819 monthly amounts receivable under the advance. Repayment of the advances by Williams Hospitality are limited to amounts payable under the service agreement. This transportation equipment is pledged as collateral by Williams Hospitality to the Partnership's chattel mortgage notes.

     In addition, a subsidiary of Williams Hospitality financed other transportation equipment in fiscal year 1994 from an external borrowing of $441,000 repayable over 5 years. The Partnership chartered the transportation equipment under terms similar to the transaction described above. Monthly payments amount to $9,699.

     The chattel mortgage notes payable (see Note 8) are collateralized by a bank standby letter of credit of $3,423,000. The letter of credit is collateralized by certificates of deposit of the same amount issued by the bank in equal amounts to Williams Hospitality and Kumagai. The chattel mortgage notes, and capital leases are guaranteed by Williams Hospitality and Kumagai.

6. NOTES PAYABLE TO BANKS

     Notes payable to banks include a $4,000,000 revolving term credit facility entered into by the Partnership with a bank, which is payable on demand or at the expiration of the credit facility (July 31, 1996). Advances under the credit facility bear interest at .75% over the cost of 936 funds, if available, or LIBOR, or 1.5% over the bank's base rate. The credit facility is collateralized by accounts receivable,

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

and guaranteed by the Partners and the Government Development Bank for Puerto Rico ('GDB'). At March 31, 1996, the Partnership had outstanding borrowings of $2,500,000 under the credit facility.

     The other note payable outstanding consists of a short-term note of $273,359 due on demand to a bank.

7. DUE TO AFFILIATED COMPANIES AND PARTNERS

     Amounts due to affiliated companies consist of fees earned by Williams Hospitality, funds advanced to the Partnership and other payments made by Williams Hospitality, and for services rendered by Posadas de Puerto Rico and Posadas de San Juan. Amounts due to affiliated companies consisted of the following:

                                                                          MARCH 31,
                                                                  --------------------------
                                                                     1996           1995
                                                                  -----------    -----------
Current:
     Due to Williams Hospitality:
          Basic management fees................................   $   414,718    $   396,138
          Other................................................       195,523        447,226
          Due to Posadas de Puerto Rico........................        37,380        299,126
          Due to Posadas de San Juan...........................         5,275          5,520
                                                                  -----------    -----------
                                                                  $   652,896    $ 1,148,010
                                                                  -----------    -----------
                                                                  -----------    -----------
Non current:
     Affiliate:
          Due to Williams Hospitality:
               Incentive management fees.......................   $ 3,167,002    $   942,621
               Interest at 10% on incentive management fees....        89,350         36,953
               Advances........................................     3,800,000      3,800,000
               Interest on advances............................       503,368        129,199
               Other...........................................       375,528        375,528
                                                                  -----------    -----------
                                                                    7,935,248      5,284,301
          Due to KG Caribbean..................................       596,423        633,424
                                                                  -----------    -----------
                                                                  $ 8,531,671    $ 5,917,725
                                                                  -----------    -----------
                                                                  -----------    -----------
     Partners:
          Due to WKA El Con:
               Advances........................................   $12,365,685    $12,365,685
               Interest on advances............................     2,522,285      1,424,938
          Due to Kumagai:
               Advances........................................    16,165,685     16,165,685
               Interest on advances............................     3,025,654      1,554,137
                                                                  -----------    -----------
                                                                  $34,079,309    $31,510,445
                                                                  -----------    -----------
                                                                  -----------    -----------

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. CHATTEL MORTGAGES AND CAPITAL LEASE OBLIGATIONS

     Chattel mortgages and capital lease obligations on equipment consisted of the following:

                                                                            MARCH 31,
                                                                     ------------------------
                                                                        1996          1995
                                                                     ----------    ----------
Chattel mortgage notes payable bearing interest at 9%, payable in monthly installments of $215,784, including interest, through
  1998, collateralized with personal property.....................   $6,023,820    $7,980,491
Capital lease obligations bearing interest at 11.5%, payable in monthly installments of $28,335, including interest, through
  1998, collateralized with personal property, net of $121,571 in
  1996 and $223,683 in 1995 representing interest.................      745,531       987,006
                                                                     ----------    ----------
                                                                      6,769,351     8,967,497
Less current portion..............................................    2,444,993     2,208,272
                                                                     ----------    ----------
                                                                     $4,324,358    $6,759,225
                                                                     ----------    ----------
                                                                     ----------    ----------

     Maturities of chattel mortgages and capital lease obligations are as follows:

1997........................................................   $2,444,993
1998........................................................    2,679,819
1999........................................................    1,644,539
                                                               ----------
                                                               $6,769,351
                                                               ----------
                                                               ----------

     See Note 5 for additional collateral and guarantees.

     Assets  and   accumulated  depreciation   recorded  under   capital   lease
obligations are included in land, building and equipment as follows:

                                                                            MARCH 31,
                                                                     ------------------------
                                                                        1996          1995
                                                                     ----------    ----------
Equipment.........................................................   $1,288,373    $1,288,373
Less accumulated depreciation.....................................      622,717       365,041
                                                                     ----------    ----------
                                                                     $  665,656    $  923,332
                                                                     ----------    ----------
                                                                     ----------    ----------

9. LONG-TERM DEBT

     At March 31, 1996 and 1995, long-term debt consisted of the following:

Industrial Revenue Bonds Series A...................................   $ 90,000,000
Industrial Revenue Bonds Series B...................................     30,000,000
Government Development Bank for Puerto Rico.........................     25,000,000
                                                                       ------------
                                                                       $145,000,000
                                                                       ------------
                                                                       ------------

     On February 7, 1991 the Puerto Rico Industrial, Medical, Educational and Environmental Pollution Control Facilities Financing Authority (the 'Authority') sold industrial revenue bonds ('Bonds') in the principal amount of $120,000,000 and loaned the proceeds to the Partnership to be used for the payment of project costs pursuant to a Loan Agreement. The Loan Agreement provides that the Partnership will pay all interest and principal on the Bonds.

     The  Authority  issued  1991  Series   A,  Industrial  Revenue  Bonds   for
$90,000,000 and 1991 Series B, Industrial Revenue Bonds for $30,000,000.

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Commencing on May 1, 1996, the Bonds will be subject to redemption at the Partnership's option at par plus accrued interest, if any. The Bonds are due on November 1, 1999 and interest is payable quarterly. The 1991 Series A Bonds and the 1991 Series B Bonds bear interest at a variable rate, computed quarterly, equal to 86% and 94%, respectively, of a LIBOR rate minus 1/8th of 1%. On February 7, 1991 the Partnership entered into an Interest Swap Agreement that expires March 8, 1998 by which the Partnership agreed to a fixed rate of 7.55% on the outstanding principal of $120,000,000 in exchange for the counterparty's obligation to pay the variable interest rate described above.

     The Loan Agreement provides that the Partnership will deposit with the trustee all interest which will become due not later than the 124th day preceding the date of payment. The Bonds are collateralized by a letter of credit, that terminates on March 9, 1998, issued by the Mitsubishi Bank, Limited. Under the terms of the Loan Agreement, the debt is required to be repaid on February 1, 1998 in the event the Letter of Credit is not renewed or replaced prior to November 9, 1997.

     The Partnership pays an annual letter of credit fee of approximately 1.25% of the Bond principal except under certain circumstances the rate may be reduced to 1.2%. In addition, in connection with the letter of credit the Partnership pays an annual agents fee of approximately .25% of the Initial Stated Amount, as defined.

     Under the provisions of a term loan agreement with the Government Development Bank for Puerto Rico ('GDB'), the Partnership borrowed $25,000,000 for the payment of project costs which is due on February 7, 2006. The loan agreement provides for a variable interest rate equivalent to a LIBOR rate minus
 .5% plus an add-on margin as provided in the loan agreement. Interest is payable quarterly in arrears.

     Commencing on April 1, 1993, the Partnership is required to deposit annually with an escrow agent 50% of the Available Cash Flow, as defined in the Loan Agreement with GDB, up to a maximum of $1,666,700 plus any prior year requirement in arrears. Through March 31, 1996, there had been no amounts deposited in escrow under this provision.

     The Bonds and the term loan with GDB are collateralized by a first and second mortgage lien on the Resort, a chattel mortgage on personal property, and an assignment of various contracts and a management agreement with a related party. The collateral is subject to a subordination agreement in favor of the Mitsubishi Bank, Limited.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial Accounting Standards Board Statement No. 107 'Disclosures About Fair Value of Financial Instruments', requires the disclosure of the fair value of the Partnership's financial instruments at March 31, 1996 and 1995. The carrying amount of cash and investments, notes payable to bank, chattel mortgage notes and capitalized leases approximates fair value because of the short maturity of the instruments or recent issuance. The fair value of the Partnership's long-term debt has not been determined because similar terms and conditions may no longer be available.

11. INCOME TAXES

     The Partnership is not taxable for Puerto Rico income tax purposes pursuant to an election submitted to the Puerto Rico Treasury Department. Instead, each Partner reports their distributive share of the Partnership's profit and losses in their respective income tax returns and, therefore, no provision for income taxes has been made in the accompanying financial statements. Income or loss of the Partnership for Federal income tax purposes is reported by the partners.

     The Partnership has requested a tax exemption grant under the provisions of the Puerto Rico Tourism Incentives Act of 1993 (the 'Tourism Act'). The Tourism Act provides for a ten-year grant which may be extended for an additional ten-year term. Major benefits of this Act are: a 90% exemption from income taxes on hotel income, and municipal real and personal property taxes, and a

                        EL CONQUISTADOR PARTNERSHIP L.P.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

100% exemption from municipal license tax through the entire term of the grant. The Partnership's casino operations are not covered by the tax exemption grant and are fully taxable.

12. ADVERTISING COSTS

     The Partnership recognizes the cost of advertising as expense in the year in which they are incurred. Advertising costs amounted to approximately $847,000 and $2,107,000 for fiscal years 1996 and 1995, respectively.

13. COMMITMENTS

     The Partnership leases land under an operating lease agreement for thirty-one years with renewal options for two five year periods. Following are the minimum annual rental payments on the operating lease subsequent to March 31, 1996:

1997........................................................   $  180,000
1998........................................................      190,000
1999........................................................      210,000
2000........................................................      210,000
2001........................................................      210,000
Thereafter..................................................    6,050,000
                                                               ----------
                                                               $7,050,000
                                                               ----------
                                                               ----------

     Total rent expense for fiscal years 1996, 1995 and 1994 amounted to approximately $985,000, $1,169,000 and $430,000, respectively.

                 ANNEX I -- OPINION OF OPPENHEIMER & CO., INC.


                    [LETTERHEAD OF OPPENHEIMER & CO., INC.]



                                                                  March 20, 1997



Personal and Confidential



Board of Directors
WMS INDUSTRIES INC.
3401 North California Avenue
Chicago, Illinois 60618



Gentlemen:



     You have asked Oppenheimer & Co., Inc. ('Oppenheimer') to render a written opinion ('Fairness Opinion') to the Board of Directors as to the fairness from a financial point of view of WMS Industries Inc.'s ('WMS' or the 'Company') proposed tax free distribution (the 'Distribution') to the holders of WMS common stock, par value $0.50 per share ('WMS Common Stock'), of 100% of the outstanding shares of common stock, par value $0.01 per share ('Hotel Common Stock'), of WMS Hotel Corporation ('Hotel'), which upon completion of the merger of Williams Hotel Corporation with and into Hotel will be the beneficial owner of all of the WMS interests in the Condado Plaza Hotel & Casino (the 'Condado Plaza'), the El San Juan Hotel & Casino (the 'El San Juan'), the El Conquistador Resort & Country Club (the 'El Conquistador') and Williams Hospitality Group Inc. ('WHG'), as well as certain undeveloped land adjacent to the El Conquistador. The Distribution is described more fully in the Information Statement proposed to be sent to stockholders of WMS, a copy of which has been furnished to us.



     In arriving at our Fairness Opinion we:



          (i) reviewed WMS' audited consolidated financial statements for the fiscal years ended June 30, 1993, 1994, 1995 and 1996 and the unaudited financial statements for the six months ended December 31, 1995 and 1996;



          (ii) reviewed the audited consolidated financial statements of Williams Hotel Corporation for the fiscal years ended June 30, 1994, 1995 and 1996 and the unaudited consolidated financial statements of Williams Hotel Corporation for the six months ended December 31, 1995 and 1996;



          (iii) reviewed Condado Plaza's, El San Juan's, El Conquistador's and WHG's audited financial statements for the fiscal years ended 1994, 1995 and 1996, the unaudited financial statements for the six months ended December 31, 1995 and 1996 for Condado Plaza, El San Juan and WHG, and the unaudited financial statements for the six months ended September 30, 1995 and 1996 for El Conquistador;



          (iv) held discussions with senior management of WMS and Hotel with respect to the businesses and prospects of Hotel and WMS;



          (v) reviewed financial projections of WMS prepared by WMS' management;



          (vi) reviewed financial projections of Hotel prepared by Hotel's management;



          (vii) reviewed financial projections of Condado Plaza, El San Juan, El Conquistador and WHG prepared by the management of each respective entity;



          (viii) reviewed current and historical market prices and trading data of WMS Common Stock;



          (ix) reviewed financial and market data for certain public companies we deemed comparable to WMS and Hotel;



          (x) reviewed and analyzed recent mergers and acquisitions of companies we deemed comparable to Hotel;

          (xi) reviewed and analyzed recent spin-off transactions we deemed comparable to the Distribution;



          (xii) reviewed the Information Statement in connection with the Distribution, in the form contained in Hotel's registration statement on Form 10, as filed with the Securities and Exchange Commission on February 28, 1997 (the 'Information Statement');



          (xiii) reviewed Houlihan, Lokey, Howard & Zukin, Inc.'s solvency opinion, dated March 20, 1997;



          (xiv) reviewed public information concerning WMS and Hotel; and



          (xv) performed such other analyses and reviewed such other information as we deemed appropriate.



     In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by the Company, Hotel, Condado Plaza, El San Juan, El Conquistador or WHG, and their respective employees, representatives and affiliates. With respect to forecasts regarding the future financial condition and operating results of WMS, Hotel, Condado Plaza, El San Juan, El Conquistador and WHG provided to us, we assumed, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgement of such entities' respective managements. We have neither made nor obtained any independent evaluation or appraisals of the assets or liabilities of WMS, Hotel, or such other entities, including the undeveloped land adjacent the El Conquistador. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of WMS or Hotel, as independent public companies following the Distribution, or the prices at which the Hotel Common Stock or WMS Common Stock will trade subsequent to the Distribution. We were not requested or authorized to solicit, and did not solicit, any proposals from any third parties for the acquisition of Hotel or any of the assets or businesses of Hotel nor have we made any determination as to whether any such proposals could be obtained if solicited.



     In connection with our Fairness Opinion, we have assumed, without independent verification or investigation that the Distribution will be consummated  on  the  terms  and  subject to  the  conditions  described  in the
Information Statement, including, without limitation, that prior to the effective date of the Distribution, the Preliminary Transactions (as defined in the Information Statement) will be effected as described in the Information Statement. In addition, we have assumed, without independent verification, the accuracy of, and relied on, the advice and the conclusions of WMS' legal counsel and accountants with respect to tax and accounting matters as provided to Oppenheimer by WMS' management, including, without limitation, that the Distribution will be tax free to WMS and the holders of WMS Common Stock. Further, we have also assumed that all necessary governmental and regulatory approvals and consents of third parties will be obtained on terms and conditions that will not have a material adverse effect on WMS or Hotel.



     Our Fairness Opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as of the date hereof that can be evaluated by us as of such date.



     Oppenheimer has performed investment banking and other services for WMS in the past and has been compensated for such services and an officer of Oppenheimer serves on the Board of Directors of Midway Games Inc., a subsidiary of WMS. Oppenheimer will also receive a fee upon the delivery of this Fairness Opinion.



     Based upon and subject to the foregoing, it is our opinion that, as of March 20, 1997 the Distribution is fair, from a financial point of view, to the stockholders of WMS.



                                          Very truly yours,


                                          OPPENHEIMER & CO., INC.

          ANNEX II -- OPINION OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


             [LETTERHEAD OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.]



                                                                  March 20, 1997



To The Board of Directors
WMS INDUSTRIES INC.



Dear Directors:



     We understand that the Board of Directors of WMS Industries Inc. (the 'WMS') is contemplating entering into a plan of reorganization and distribution agreement (the 'Distribution Agreement') to effectuate a corporate restructuring that would involve a pro-rata tax-free dividend of all the shares of common stock, $.01 par value per share, of WMS' wholly-owned subsidiary WMS Hotel Corporation (the 'Company') to the holders of WMS common stock. The Distribution Agreement provides for, among other things, (i) the Restructuring (as defined in the Distribution Agreement); (ii) the Distribution (as defined in the Distribution Agreement); (iii) cross-indemnification between the Company and WMS with respect to the respective businesses of the Company and WMS; and (iv) certain other arrangements for the furnishing of certain financial, legal and corporate secretary functions by WMS to the Company for a transitional period following the Distribution. The Distribution of the shares and related transactions are referred to collectively herein as the 'Transaction.' It is our understanding that following the Distribution the Company will be a separate public company which will own and operate what was formerly WMS' hotel and casino businesses.



     You have requested our written opinion (the 'Opinion') as to the matters set forth below. This Opinion values the Company as a going-concern (including goodwill), on a pro forma basis, immedi-ately after and giving effect to the Transaction. For purposes of this Opinion, 'fair value' shall be defined as the amount at which the Company would change hands between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both; and 'present fair saleable value' shall be defined as the amount that may be realized if the Company's aggregate assets (including goodwill) are sold as an entirety with reasonable promptness in an arm's length transaction under present conditions for the sale of comparable business enterprises, as such conditions can be reasonably evaluated by Houlihan Lokey. We have used the same valuation methodologies in determining fair value and present fair saleable value for purposes of rendering this Opinion. The term 'identified contingent liabilities' shall mean the stated amount of contingent liabilities identified to us and valued by responsible officers of the Company, upon whom we have relied upon without independent verification; no other contingent liabilities will be considered. Being 'able to pay or refinance its debts as they become absolute and mature' shall mean that, assuming the Transaction has been consummated as proposed, the Company's financial forecasts for the period 1997 to 2001 indicate positive cash flow for such period. It is Houlihan Lokey's understanding, upon which it is relying, that WMS' Board of Directors and any other recipient of the Opinion will consult with and rely solely upon their own legal counsel with respect to said definitions. No representation is made herein, or directly or indirectly by the Opinion, as to any legal matter or as to the sufficiency of said definitions for any purpose other than setting forth the scope of Houlihan Lokey's Opinion hereunder.



     Notwithstanding the use of the defined terms 'fair value' and 'present fair saleable value,' we have not been engaged to identify prospective purchasers or to ascertain the actual prices at which and terms on which the Company can currently be sold, and we know of no such efforts by others. Because the sale of any business enterprise involves numerous assumptions and uncertainties, not all of which can be quantified or ascertained prior to engaging in an actual selling effort, we express no opinion as to whether the Company would actually be sold for the amount we believe to be its fair value and present fair saleable value.



     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1.     (i)     reviewed Williams Hotel Corporation's audited consolidated financial statements for the  fiscal years  ended June 30, 1995 and 1996 and unaudited financial statements for the six months ended
                    December 31,  1996  which  management has  stated  is  the most  recent  financial  information available;
            (ii)    reviewed  audited  financial  statements  for  WKA  El  Con  Associates,  Posadas  de  San Juan
                    Associates, Posadas de  Puerto Rico  Associates, Incorporated, and  Williams Hospitality  Group
                    Inc. for the fiscal years ended June 30, 1994 through June 30, 1996;
            (iii)   reviewed  unaudited financial  statements for WKA  El Con  Associates, and Posadas  de San Juan
                    Associates, for the six months ended December 31, 1996; and
            (iv)    reviewed audited financial statements for El Conquistador Partnership L.P. for the fiscal years ended March 31,  1994 through March  31, 1996 and  unaudited financial statements  for the  six months ended September 30, 1996;
     2.     reviewed copies of the following agreements:
            (i)     Draft Plan of Reorganization and Distribution Agreement; and
            (ii)    Draft Tax Sharing Agreement;
     3.     reviewed the WMS Hotel Corporation Form 10, dated February 28, 1997;
     4.     met  with certain members of the senior management  of the Company to discuss the operations, financial condition, future prospects  and projected  operations and  performance of  the Company,  and met  with representatives of the Company's counsel to discuss certain matters;
     5.     visited certain facilities and business offices of the Company;
     6.     reviewed  consolidated forecasts and projections  prepared by the Company's  management with respect to the Company for the years ending June 30, 1997 through 2001;
     7.     reviewed forecasts and  projections prepared by  the Company's management  with respect to  WKA El  Con
            Associates,  Posadas de San Juan Associates, Posadas  de Puerto Rico Associates, Incorporated, Williams
            Hospitality Group Inc. and El  Conquistador Partnership L.P. for the  fiscal years ending 1997  through
            2002;
     8.     reviewed the historical market prices and trading volume for WMS' publicly traded securities;
     9.     reviewed  other publicly available  financial data for the  Company and certain  companies that we deem comparable to the Company;
     10.    conducted such other studies, analyses and investigations as we have deemed appropriate.



     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material adverse change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.



     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made an independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.



     Based upon the foregoing, and in reliance thereon, it is our opinion as of the date of this letter that, assuming the Transaction had been consummated as proposed, immediately after and giving effect to the Transaction:



          (a) on a pro forma basis, the fair value and present fair saleable value of the Company's assets would exceed the Company's stated liabilities and identified contingent liabilities;

          (b) the Company should be able to pay or refinance its debts as they become absolute and mature; and



          (c) the capital remaining in the Company after the Transaction would not be unreasonably small for the business in which the Company is engaged, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Transaction.



     This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter dated October 31, 1996, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.



                                          HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                 ANNEX III -- AMENDED AND RESTATED CERTIFICATE
                        OF INCORPORATION OF THE COMPANY





                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WHG RESORTS & CASINOS INC.



     WHG Resorts & Casinos Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:



          1. The name of the corporation is WHG Resorts & Casinos Inc. and the name under which the corporation was originally organized was Williams Hotel Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 13, 1983.



          2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation, as amended, of the corporation by amending and restating in its entirety such Certificate of Incorporation, as amended.



          3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation and by the sole stockholder of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.



          4. The Certificate of Incorporation, as amended, of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:



             FIRST:   The  name  of  the  corporation  (hereinafter  called  the
        'Corporation') is: WHG Resorts & Casinos Inc.



             SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is:
        1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is: The Corporation Trust Company.



             THIRD: The nature of the business or purposes to be conducted or promoted is:



                To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



             FOURTH: The Corporation is to have perpetual existence.



             FIFTH: 5.1. The aggregate number of shares that the Corporation shall have authority to issue is 17,000,000 shares, of which (a) 12,000,000 shares shall be voting common stock, par value $.01 per share (the 'Voting Common Stock'); 3,000,000 shares shall be Class A non-voting common stock, par value $.01 per share (the 'Non-Voting Common Stock'); and (c) 2,000,000 shares shall be preferred stock, par value $.01 per share (the 'Preferred Stock').



     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class of stock of the Corporation shall be the same in all respects, as though shares of one class, except as follows:



          5.2. Issuance



          5.2.1 Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Non-Voting Common Stock in one or more series and in connection therewith to fix by resolution or resolutions providing for the issue of such series of the number of shares to be included in such series and the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:



             5.2.1.1 The number of shares of such series (which may subsequently
        be  increased,  except  as  otherwise   provided  by  a  resolution   or
        resolutions of the Board of Directors providing for


                                     III-1
        the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;



             5.2.1.2 The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable; and



             5.2.1.3 Whether shares of such series shall be convertible into or exchangeable for shares of Voting Common Stock or other securities and the terms and conditions, if any, applicable to such right.



          5.2.2 Except as otherwise provided in this Section 5.2 or as otherwise required by applicable law, the holders of shares of Non-Voting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of shares of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in each case in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities that are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the shares of Voting Common Stock so long as
     (A) such non-voting securities are convertible into such voting securities on the same terms as shares of Non-Voting Common Stock may be convertible into shares of Voting Common Stock and (B) all other consideration is equal on a per share basis. In no event shall holders of shares of Non-Voting Common Stock be required to receive voting securities pursuant to any such merger, consolidation, recapitalization or reorganization. Rather, appropriate provision shall be made so that holders of shares of Non-Voting Common Stock have the right to receive non-voting securities that are otherwise identical to any voting securities offered in such merger, consolidation, recapitalization or reorganization and that are convertible into such voting securities on the same basis as shares of Non-Voting Common Stock may be convertible into shares of Voting Common Stock.



          5.2.3 As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of shares of Voting Common Stock and shares of Non-Voting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared that are payable in shares of Voting Common Stock or shares of Non-Voting Common Stock then dividends shall be declared that are payable at the same rate on both classes of stock and the dividends payable in shares of Voting Common Stock (or rights to subscribe for or purchase the same) shall be payable to holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock (or rights to subscribe for or purchase the same) shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of shares of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation that are otherwise identical to the voting securities and that are convertible into or exchangeable for such voting securities on the same terms as shares of Non-Voting Common Stock may be convertible into shares of Voting Common Stock.



          5.3. Issuance



          5.3.1 Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Preferred Stock in one or more series and in connection therewith to fix by resolution or resolutions providing for the issue of such series of the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, operational or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock which are not fixed by this Amended and Restated Certificate of Incorporation, to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding


                                     III-2
     sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:



             5.3.1.1 The number of shares of such series (which may subsequently be increased, except as otherwise provided by a resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;



             5.3.1.2 The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;



             5.3.1.3 The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;



             5.3.1.4 The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;



             5.3.1.5 The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;



             5.3.1.6 Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and



             5.3.1.7 The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.



          5.3.2 Except as otherwise provided by law, the Board of Directors shall have full authority to issue, at any time and from time to time, shares of the Corporation's Voting Common Stock in any manner and amount and for such consideration as it, in its absolute discretion, shall determine.



     5.4. Voting Rights



     Except as otherwise expressly required by law, in all matters as to which the vote of stockholders of the Corporation shall be required to be taken, the holders of the shares of the Voting Common Stock shall be entitled to one vote for each share of such stock held by them. Except as otherwise expressly required by law, in all matters as to which the vote of stockholders of the Corporation shall be required to be taken, the holders of the Preferred Stock shall have such voting rights as may be determined from time to time by the Board of Directors, by resolution or resolutions providing for the issuance of such Preferred Stock or any series thereof. Except as otherwise expressly required by law, the holders of Non-Voting Common Stock shall not have voting rights.



     5.5. Conversion



     5.5.1 The Board of Directors of the Corporation, by the resolution adopted for the purpose of establishing any series of Preferred Stock, may fix and determine the ratios and the terms and conditions under which such series of Preferred Stock may or shall be converted into shares of another series of Preferred Stock or shares of any other class of stock of the Corporation.



     5.5.2 The Board of Directors of the Corporation, by the resolution adopted for the purpose of establishing any series of Non-Voting Common Stock, may fix and determine the terms and conditions under which such series of Non-Voting Common Stock may or shall be converted into shares of another series of Non-Voting Common Stock or Voting Common Stock.



     5.5.3 No fractional shares shall be issued upon any conversion pursuant to this Section 5.5. In lieu thereof, the Corporation shall (1) pay to the holders otherwise entitled to fractional shares cash, equal to the market value thereof as at the date of conversion, such market value to be determined in good


                                     III-3
faith by the Board of Directors of the Corporation; or (2) issue and deliver to them scrip or warrants which shall entitle the holder thereof to receive a certificate for a full share upon surrender of such scrip or warrants aggregating a full share, such scrip or warrants to be in such form and to contain such provisions as shall be determined by the Board of Directors of the Corporation. Upon conversion, no allowance or adjustment shall be made with respect to shares of Non-Voting Common Stock or Preferred Stock for cash dividends declared but unpaid on such stock.



     5.6. Dividends



     5.6.1 The holders of the Preferred Stock shall be entitled to fixed dividends when and as declared and at the rates determined by the resolution or resolutions of the Board of Directors which establishe(s) the series to which the rates shall apply. Said resolution or resolutions may determine whether the said dividends shall be cumulative, the time fixed for payment thereof, whether the said dividends shall be set aside or paid before, on a par with, or only after, the dividends shall be set aside or paid on the Voting Common Stock and Non-Voting Common Stock.



     5.6.2 The holders of Voting Common Stock and Non-Voting Common Stock shall be entitled to receive, as and when declared and made payable by the Board of Directors, and after all dividends, current and accrued, shall have been paid or declared and set apart for payment upon the Preferred Stock, to the extent the Board of Directors shall have directed the dividends on Preferred Stock to be paid, or declared and set apart for payment before the payment or setting apart of dividends on the Voting Common Stock and Non-Voting Common Stock, such dividends as may be declared by the Board of Directors from time to time. Except as otherwise provided in Section 5.2.3 hereof, each share of Voting Common Stock and Non-Voting Common Stock shall in all ways be treated equally in respect of dividends.



     5.7. Liquidation or Dissolution



     5.7.1 The Board of Directors, by the resolution or resolutions which establishe(s) a series of Preferred Stock, shall determine a fixed liquidation amount applicable to said series. Said resolution or resolutions may determine
(1) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before the payment, in full or in part, of the fixed liquidation amounts payable with respect to the Voting Common Stock and Non-Voting Common Stock; (2) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, ratably with the Voting Common Stock and Non-Voting Common Stock (or any other series of Preferred Stock having liquidation rights on a par with the Voting Common Stock and Non-Voting Common Stock) in proportion to amounts equal to the fixed liquidation amounts of the shares as participating plus dividends thereon which have been declared and are unpaid; or (3) that said shares shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation only after the payment, in full or in part, of the fixed liquidation amounts plus dividends thereon which have been declared and are unpaid on the Voting Common Stock and Non-Voting Common Stock (and any series of Preferred Stock having liquidation rights on a par with the Voting Common Stock and Non-Voting Common Stock). Said shares shall have liquidation preferences and rights as determined in said resolution or resolutions.



     5.7.2 In the event of liquidation or dissolution the holders of the Voting Common Stock and Non-Voting Common Stock shall be entitled to receive out of the assets of the Corporation, after payment of debts and liabilities, a pro rata distribution in proportion to the respective number of shares of Voting Common Stock and Non-Voting Common Stock held by each of them; provided, however, (1) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to a distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before any such distribution shall be made with respect to the Voting Common Stock and Non-Voting Common Stock; such liquidation preference in favor of Preferred Stock shall be paid before the liquidation amount payable to the holders of Voting Common Stock and Non-Voting Common Stock pursuant to this subparagraph 5.7.2 shall be paid; and
(2) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to participate ratably with holders of shares of the Voting Common Stock in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of the Voting Common Stock and Non-Voting


                                     III-4

Common Stock shall participate ratably with each said series of Preferred Stock so entitled as set forth in subparagraph 5.7.1(2) above.



     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, the powers of the Corporation and its directors and stockholders, it is provided:



          The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation comprised as follows:



             6.1. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) but in no event shall the total number be less than five (5) nor more than fifteen (15).



             6.2. Effective as of the effective date of this Amended and Restated Certificate of Incorporation, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meetings of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in this subsection 6.2 of this Article SIXTH.



             6.3. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.



             6.4. Subject to the rights of holders of any class or series of Preferred Stock,



             6.4.1 nominations for the election of directors, and



             6.4.2 business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the


                                     III-5

Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:



                6.4.2.1 the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;



                6.4.2.2 a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;



                6.4.2.3 if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;



                6.4.2.4 such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Voting Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Voting Common Stock beneficially owned by such stockholder; and



                6.4.2.5 if applicable, the consent of each nominee to serve as director of the Corporation if so elected.



     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.



     SEVENTH: In accordance with Section 141 of the General Corporation Law of the State of Delaware any or all of the directors of the Corporation may be removed from office at any time, but only for cause. A director may be removed only by the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes of this Article SEVENTH as one class. Cause is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.



     EIGHTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition, the By-


                                     III-6
laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.



     NINTH: Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders. Subject to the rights of holders of any class or series of Non-Voting Common Stock or Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the Board for adoption. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.



     TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.



     ELEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.



     TWELFTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including but not limited to,
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section (including attorneys' fees), and (ii) advance expenses to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers,


                                     III-7
employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.



     THIRTEENTH: Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation or the By-laws of this Corporation to the contrary (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the By-laws of this Corporation or any Non-Voting Common Stock or Preferred Stock Designation), Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH hereby shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article THIRTEENTH.



     FOURTEENTH: The invalidity or unenforceability of this Amended and Restated Certificate of Incorporation or any portion hereof, or of any action taken pursuant to this Amended and Restated Certificate of Incorporation shall not affect the validity or enforceability of any other provision of this Amended and Restated Certificate of Incorporation or any other portion hereof, or any other action taken pursuant hereto.



     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman of the Board and Chief
Executive Officer, this   day of April, 1997.



                                              WHG RESORTS & CASINOS INC.



                                          By:
                                             ...................................
                                            Name: Louis J. Nicastro
                                            Title: Chairman of the Board and
                                            Chief Executive Officer


                                     III-8

                                                                        ANNEX IV



                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                           WHG RESORTS & CASINOS INC.
                (Formed under the laws of the State of Delaware)



                            ------------------------

                                   ARTICLE I
                                  STOCKHOLDERS



     SECTION 1. Annual Meeting. A meeting of the stockholders shall be held annually for the election of directors, if necessary, and/or the transaction of other business on such date in each year as may be determined by the Board of Directors.



     SECTION 2. Special Meetings. Special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolutions are presented to the Board for adoption). Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.



     SECTION 3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of Delaware.



     SECTION 4. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting.



     If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.



     A copy of the notice of each meeting shall be given, personally or by first class mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders. In the event of a change of address, the stockholder shall file with the Secretary of the Corporation a written request that his address be changed in the records of the Corporation, in which event notices to him shall be directed to him at such other address.



     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, or if the adjourned meeting is more than 30 days after the adjournment, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4 of this Article I.



     SECTION 5. Nominations of Directors and Stockholder Proposals. Nominations for the election of directors and business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:



          (1) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;



          (2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;



          (3) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;



          (4) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of voting common stock, par value $.01 per share (the 'Voting Common Stock'), beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Voting Common Stock beneficially owned by such stockholder; and



          (5) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.



     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.



     SECTION 6. Waiver of Notice. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.



     SECTION 7. Inspectors of Election. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.



     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.



     SECTION 8. List of Stockholders at Meetings. A list of stockholders as of the record date, certified by the Secretary or Assistant Secretary or by a transfer agent, shall be prepared at least 10 days prior to each meeting. Such list shall be open to the examination of any stockholder for purposes germane to the meeting and may be inspected by any stockholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.



     SECTION 9. Qualification of Voters. Unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation as the same may be hereafter amended (the 'Certificate of Incorporation') or any resolution or resolutions, which may be adopted by the Board of Directors from time to time, governing the issuance of preferred stock or any series thereof or non-voting common stock or any series thereof, every stockholder of record of Voting Common Stock shall be entitled at every meeting of stockholders of Voting Common Stock to one vote for every share standing in his name on the record of stockholders.



     Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.



     Shares   held  by   an  administrator,   executor,  guardian,  conservator,
committee, trustee or other fiduciary, may be voted by him, either in person or by proxy, without transfer of such shares into his name.



     Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.



     A stockholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.



     SECTION 10. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business except as may otherwise be provided in the Certificate of Incorporation.



     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.



     The stockholders who are present, in person or by proxy, and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.



     SECTION 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy.



     Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.



     Except as otherwise required by applicable law, the authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

     SECTION 12. Vote of Stockholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.



     Whenever any corporate action, other than the election of directors or except as otherwise required by law or the Certificate of Incorporation, is to be taken by vote of stockholders, it shall, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.



     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.



     SECTION 13. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.



     When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.



                                   ARTICLE II
                               BOARD OF DIRECTORS



     SECTION 1. Power of Board and Qualification of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Each director shall be at least eighteen (18) years of age.



     SECTION 2. Number of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) but in no event shall the total number be less than five nor more than 15. Until otherwise fixed by the directors, the number of directors shall be five, divided into three classes as described in Section 3 of this Article II.



     SECTION 3. Election and Term of Directors. Effective as of the adoption of these By-law by the Corporation and the filing of the Certificate of
Incorporation with the Secretary of State of the State of Delaware, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors of that class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director

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elected  to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in this Section 3 of this Article II.



     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation, these By-laws or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 3 of this Article II unless expressly provided by such terms.



     SECTION 4. Quorum of Directors and Action by the Board. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, except that when a Board of one director is authorized, then one director shall constitute a quorum, and, except where otherwise provided by these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.



     Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.



     SECTION 5. Meetings of the Board. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of stockholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President or any two directors.



     Meetings of the Board of Directors shall be held at such places as may fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation.



     No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Eastern time, on the third day prior to the meeting or by telegram, written message or orally to the director not later than noon, Eastern time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram at the time of filing; and by messenger and orally at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.



     Notice of a meeting of the Board of Directors need not to be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.



     A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.



     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.



     SECTION 6. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.



     SECTION 7. Removal of Directors. In accordance with Section 141 of the General Corporation Law of the State of Delaware any or all of the directors of the Corporation may be removed from office at

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any  time, but only for cause. A director may be removed only by the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes of this Section 7 of this Article II as one class. Cause is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.



     SECTION 8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in Section 3 of this
Article II.



     SECTION 9. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of one or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:



          (1) Approving or adopting, or recommending to the stockholders of the Corporation, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval; or



          (2) Adopting, amending or repealing these By-laws.



pursuant to Section 253 of the General Corporation Law of the State of Delaware.



     The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.



     Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.



     In the absence or disqualification of a member of any committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.



     Each such committee shall serve at the pleasure of the Board of Directors.



     SECTION 10. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.



                                  ARTICLE III
                                    OFFICERS



     SECTION 1. Officers. The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a Chairman of the Board, one or more Vice Chairman, a President, a Secretary and a Treasurer, and from time to time may elect or appoint one or more Vice Presidents or such other officers as it may determine. Any two or more offices may be held by the same person.



     SECTION 2. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.



     SECTION 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

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     SECTION  4. Term of Office and Removal.  Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.



     SECTION 5. Power and Duties.



     (a) Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, of the stockholders and shall have such powers and duties as the Board of Directors assigns to him.



     (b) Vice Chairman: The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and, in the absence of the Chairman of the Board and the Chief Executive Officer, of the stockholders and shall have such powers and duties as the Board of Directors and the Chairman of the Board assign to him.



     (c) Chief Executive Officer: The Chief Executive Officer of the Corporation shall be responsible for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also preside at all meetings of the stockholders.



     He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall counsel freely with the President and shall exercise such other powers, shall perform such other duties and have such other responsibilities as may be given from time to time by the Board of Directors or the By-laws of the Corporation.



     (d) President: The President shall have responsibility for general operation of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors or Chief Executive Officer are carried into effect. In the absence of the Chairman of the Board or a Vice-Chairman or in the event of their inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board. The President shall perform such other duties and have such other responsibilities as from time to time may be determined by the Board of Directors.



     (e) Chief Operating Officer: The Chief Operating Officer shall have responsibility for overseeing the day to day operations of the Corporation and such other responsibilities as the Chief Executive Officer or the President may from time to time prescribe.



     (f) Chief Financial Officer: The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.



     He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as the Chief Financial Officer and of the financial condition of the Corporation.



     If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.



     (g) Vice Presidents: The Vice Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or


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

refusal to act by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.



     (h) Treasurer and Assistant Treasurer: The Treasurer shall have such responsibilities as the Chief Financial Officer may from time to time prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or of there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Financial Officer may from time to time prescribe.



     (i) Secretary and Assistant Secretary: The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.



     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



     SECTION 6. Books to be Kept. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and any committees of directors and (c) a current list of the directors and officers and their residence addresses; and the Corporation shall also keep at its office or at the office of its transfer agent or registrar, if any, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.



     The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Certificate of Incorporation, these By-laws or a resolution or resolutions.



     SECTION 7. Checks, Notes, etc. All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.



                                   ARTICLE IV
             FORMS OF CERTIFICATES AND LOSS AND TRANSFER OF SHARES



     SECTION 1. Forms of Share Certificates. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any


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

officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.



     Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.



     Each certificate representing shares shall state upon the face thereof:



          (1) That the Corporation is formed under the laws of the State of Delaware;



          (2) The name of the person or persons to whom issued; and



          (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.



     SECTION 2. Transfers of Shares. Shares of the Corporation shall be transferable on the record of stockholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.



     SECTION 3. Lost, Stolen or Destroyed Share Certificates. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:



          (1) Production of evidence of loss, destruction or wrongful taking;



          (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;



          (3) Payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and



          (4) Compliance with such other reasonable requirements as may be imposed.



                                   ARTICLE V
                                 OTHER MATTERS



     SECTION 1. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.



     SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the 12 months ending June 30 or such other period as may be fixed by the Board of Directors.



     SECTION 3. Amendments. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote thereon, provided that such By-laws are not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation, and such By-laws relate to the business of the Corporation, the conduct of its affairs, and


                                      IV-9


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

its rights or powers, or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.



     If any By-law regulating an impending election of directors is made, altered, amended, changed, added or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so made, altered, amended, changed or repealed, together with a concise statement of the changes made.



     SECTION 4. Indemnification. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.



     The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including but not limited to, Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section (including attorneys' fees), and (ii) advance expenses to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.


                                     IV-10


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                                                    ANNEX V -- STOCK OPTION PLAN



                           WHG RESORTS & CASINOS INC.
                             1997 STOCK OPTION PLAN

                                   ARTICLE I
                              PURPOSE OF THE PLAN



     The 1997 Stock Option Plan (the 'Plan') is intended to provide a method whereby 'Employees,' 'Directors' and 'Consultants and Advisers' of WHG Resorts & Casinos Inc. (the 'Company') and its 'Subsidiaries' (as such quoted terms are hereinafter defined) may be encouraged to acquire a proprietary interest in the Company and whereby such individuals may realize benefits from an increase in the value of the shares of Voting Common Stock, $0.01 par value per share (the 'Common Stock'), of the Company; to encourage and provide such Employees, Directors and Consultants and Advisers with greater incentive and to encourage their continued provision of services to the Company; and, generally, to promote the interests of the Company and all of its stockholders. Under the Plan, from time to time on or before March 19, 2007, options to purchase shares of Common Stock and related Stock Appreciation Rights may be granted to such persons as may be selected in the manner hereinafter provided on the terms and subject to the conditions hereinafter set forth. Capitalized terms are defined in Article XV hereof.


                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

     SECTION 1. Subject to the authority as described herein of the Board of Directors (the 'Board') of the Company, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the 'Committee') which is composed of at least two members of the Board who are Non-Employee Directors. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members but any determination reduced to writing and signed by a majority of its members shall be fully enforceable and effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Plan, all determinations by the Committee or by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all Persons, including the Company and its stockholders, employees, directors and optionees.

     SECTION 2. All authority delegated to the Committee pursuant to the Plan, may also be exercised by the Board except with respect to matters which under Rule 16b-3 and Section 16 of the 1934 Act or Section 162(m) of the Code are required to be determined in the absolute discretion of the Committee. Subject to the foregoing, in the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board, the actions of the Board shall control.

     SECTION 3. With respect to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                                  ARTICLE III
                           STOCK SUBJECT TO THE PLAN

     SECTION 1. The shares to be issued or delivered upon exercise of options or rights granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market or otherwise obtained.

     SECTION 2. Subject to the provisions of Article X, the aggregate number of shares of Common Stock which may be purchased pursuant to options granted at any time under the Plan shall not exceed

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900,000.  Such number shall be reduced by the aggregate number of shares covered by options in respect of which Stock Appreciation Rights are exercised. The maximum number of shares with respect to which options may be granted in any calendar year to any one employee shall be 500,000 as such number may be adjusted by the Committee in accordance with Article X hereof. The Committee shall calculate such limit in a manner consistent with Section 162(m) of the Code. Shares subject to any options which are canceled, lapse or are otherwise terminated shall be immediately available for reissuance under the Plan.

                                   ARTICLE IV
                       PURCHASE PRICE OF OPTIONED SHARES

     Unless the Committee shall fix a greater or lesser purchase price, the purchase price per share of Common Stock under each option granted to Employees, Directors, Consultants and Advisers shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Common Stock at the time such option is granted, but in no case shall such price be less than the par value of the Common Stock or 85% of the Fair Market Value of the Common Stock as of the time of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a 'Ten Percent Stockholder'), such purchase price per share shall be at least one hundred and ten percent (110%) of the Fair Market Value.

                                   ARTICLE V
                           ELIGIBILITY OF RECIPIENTS

     Options will be granted only to Persons who are Employees, Directors, Consultants or Advisers of the Company or a Subsidiary.

                                   ARTICLE VI
                              DURATION OF THE PLAN


     Unless previously terminated by the Committee or the Board, the Plan will terminate on March 19, 2007. Such termination will not terminate any option or Stock Appreciation Right then outstanding.


                                  ARTICLE VII
                         GRANT OF OPTIONS TO EMPLOYEES,
                      DIRECTORS, CONSULTANTS AND ADVISERS

     SECTION 1. Each option granted under the Plan to Employees shall constitute either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in each case by the Committee and each option granted under the Plan to Directors, Consultants and Advisers shall constitute a Non-Qualified Stock Option. With respect to Incentive Stock Options granted to Employees, to the extent that the aggregate Fair Market Value (determined at the time an option is granted) of Common Stock of the Company with respect to which such Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent of such excess. The foregoing rule shall be applied by taking Incentive Stock Options into account in the order in which they were granted. In the event outstanding Incentive Stock Options become immediately exercisable under the terms hereof, such Incentive Stock Options will, to the extent the aggregate Fair Market Value thereof exceeds $100,000, be treated as Non-Qualified Stock Options.

     SECTION 2. The Committee shall from time to time determine the Employees, Directors, Consultants and Advisers to be granted options, it being understood that options may be granted at different times to the same person, provided, however, that no one person may receive an option or options under the Plan covering more than fifty percent (50%) of the total number of shares subject to the Plan. In addition, the Committee shall determine subject to the terms of the Plan (a) the number of

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shares subject to each option,  (b) the time or times  when the options will  be
granted,   (c)  whether   such  options   shall  be   Incentive  Stock  Options,
Non-Qualified Stock Options or both, (d) whether Stock Appreciation Rights will be granted in connection with the grant of options, (e) the purchase price of the shares subject to each option, which price shall be not less than that specified in Article IV, (f) the time or times when each option and any related Stock Appreciation Rights may be exercised and (g) any other matters which the Committee shall deem appropriate.

     SECTION 3. All instruments evidencing options granted to Employees, Directors, Consultants and Advisers under the Plan shall be in such form, which shall be consistent with the Plan and any applicable determinations, orders, resolutions or other actions of the Committee or the Board.

     SECTION 4. The Committee, in its sole discretion, on the granting of an option to an Employee, Director, Consultant or Adviser under the Plan may also grant Stock Appreciation Rights relating to any number of shares but, except as hereinafter provided, not more than fifty percent (50%) of the number of shares covered by such option shall include Stock Appreciation Rights. Such options shall be subject to such terms and conditions, not inconsistent with the Plan, that the Committee shall impose, including the following:

          (i) Stock Appreciation Rights may be granted only in writing and only attached to an underlying option at the time of the grant of the option;

          (ii) Stock Appreciation Rights may be exercised only at the time when the option to which it is attached is exercisable;

          (iii) Stock Appreciation Rights shall entitle the optionee (or any person entitled to act under the provisions of the Plan) to surrender unexercised all or part of the then exercisable portion of the option to which the Stock Appreciation Rights are attached to the Company and to receive from the Company in exchange therefor a payment in cash equal to the excess, if any, of the then value of one share covered by such portion over the option price per share specified in such option, multiplied by the number of shares covered by the portion of the option so surrendered (which excess is herein called the 'Appreciated Value'). For purposes of computation of the Appreciated Value, the value of one share shall be deemed to be the average Fair Market Value of such share during the four-week period immediately preceding the date of notice of exercise of the Stock Appreciation Rights;

          (iv) if Stock Appreciation Rights attached to an option are exercised, such option shall be deemed to have been canceled to the extent of the number of shares surrendered on exercise of the Stock Appreciation Rights and no further options may be granted covering such shares; and

          (v) if an option to which Stock Appreciation Rights are attached is exercised, such Stock Appreciation Rights shall be canceled to the extent necessary to cause the number of shares to which such Stock Appreciation Rights relate not to exceed the number of remaining shares subject to such option.

                                  ARTICLE VIII
                         NON-TRANSFERABILITY OF OPTIONS

     No Incentive Stock Option or any related Stock Appreciation Rights granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and any such Incentive Stock Option or any related Stock Appreciation Rights shall be exercised during the lifetime of the optionee solely by him or her. Any Non-Qualified Stock Option granted under the Plan may be transferable by the optionee to the extent specifically permitted by the Committee as specified in the instrument evidencing the option as the same may be amended from time to time. Except to the extent permitted by such instrument, no Non-Qualified Stock Option shall be transferable except by will or by the laws of descent and distribution.

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
                                   ARTICLE IX
                              EXERCISE OF OPTIONS

     SECTION 1. Each option (and any related Stock Appreciation Rights) granted under the Plan shall terminate on the date specified by the Committee which date shall be not later than the expiration of ten years from the date on which it was granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant is a Ten Percent Stockholder, such period shall not exceed five (5) years from the date of grant.

     SECTION 2. Except to the extent otherwise provided in any instruments evidencing an option and, if so specified in such instrument, in the cases provided for in Article XII hereof, each option (and any related Stock Appreciation Rights) granted under the Plan may be exercised only while the optionee is an Employee or Director of the Company.

     SECTION 3. A person electing to exercise an option or Stock Appreciation Rights then exercisable shall give written notice to the Company of such election and, if electing to exercise an option, of the number of shares of Common Stock such person has elected to purchase. A person exercising an option shall at the time of purchase tender the full purchase price of such shares, which tender, except as provided in Section 4 of this Article IX, shall be made in cash or cash equivalent (which may be such person's personal check) or, to the extent permitted by applicable law, in shares of Common Stock already owned by such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof. In the event of payment in shares of Common Stock already owned, such shares shall be appropriately endorsed for transfer to the Company. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until such payment in full of the purchase price therefor is received by the Company. No optionee, or legal representative, legatee, distributee or transferee of such optionee, shall be or be deemed to be a holder of any shares of Common Stock subject to such option or entitled to any rights of a stockholder of the Company in respect of any shares of Common Stock covered by such option until such shares have been paid for in full and issued or delivered by the Company.

     SECTION 4. In order to assist an optionee in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter (a) the extension of a loan to the optionee by the Company, (b) the payment by the optionee of the purchase price of the Common Stock in installments, (c) the guarantee by the Company of a loan obtained by the optionee from a third party or (d) make such other reasonable arrangements to facilitate the exercise of options in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of (i) the 'prime rate' as from time to time in effect at a commercial bank of recognized standing, and (ii) the rate of interest from time to time imputed under Section 483 of the Code and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

     SECTION 5. Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. Unless at the time of exercise of an option and the issuance of Common Stock so purchased, there shall be in effect as to such Common Stock a registration statement under the Act, the holder of such option shall deliver a certification (a) acknowledging that such shares of Common Stock may be 'restricted securities' as defined in Rule 144 promulgated under the Act; and (b) containing such optionee's agreement that such Common Stock may not be sold or otherwise disposed of except in

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
compliance with applicable provisions of the Act. In the event that the Common Stock is then listed on a national securities exchange, the Company shall use its best efforts to cause the listing of the shares of Common Stock subject to options upon such exchange.

     SECTION  6. All payments made by the  Company pursuant to Section 4 of this
Article IX shall be subject to withholding in respect of such income or other taxes as may be required by law to be paid or withheld. The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of options under the Plan, and to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

                                   ARTICLE X
                                  ADJUSTMENTS

     SECTION 1. New option rights may be substituted for the options granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction in which the Company is involved. Notwithstanding the foregoing or the provisions of this Article X, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the options granted hereunder, or assume the options granted hereunder, the options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; provided, however, that each optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or other similar corporate transaction, to exercise any unexpired option granted hereunder whether or not then exercisable.

     SECTION 2. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted and any limitations set forth in the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (iii) the grant or exercise or target price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option including, if necessary, the termination of such an option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of an optionee's rights if such optionee receives in any such adjustment rights which are substantially similar (after taking into account the fact that the optionee has not paid the applicable exercise price) to the rights the optionee would have received had he exercised his outstanding options and become a stockholder of the Company immediately prior to the event giving rise to such adjustment.

     SECTION 3. Adjustments and elections under this Article X shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding

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
and conclusive. Adjustments required under this Article X shall also be deemed to increase by a like number the aggregate number of shares authorized for purchase pursuant to options granted under the Plan as set forth in Section 2 of
Article III hereof.

                                   ARTICLE XI
                         PRIVILEGES OF STOCK OWNERSHIP

     No optionee shall be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued and delivered to him or her.

                                  ARTICLE XII
                      TERMINATION OF SERVICE OR EMPLOYMENT

     SECTION 1. In the event that an optionee shall cease his or her relationship with the Company or a Subsidiary by voluntarily terminating such relationship without the written consent of the Company or a Subsidiary, or if the Company or a Subsidiary shall terminate for cause such relationship, unless otherwise provided in the instrument evidencing such option, the option and any associated Stock Appreciation Rights held by such optionee shall terminate forthwith.

     SECTION 2. If the holder of an option shall voluntarily terminate his or her relationship with the Company or a Subsidiary with the written consent of the Company, which written consent expressly sets forth a statement to the effect that options which are exercisable on the date of such termination shall remain exercisable, or if the optionee's relationship with the Company or a Subsidiary shall have terminated by the Company or a Subsidiary for reasons other than cause, unless otherwise provided in the instrument evidencing such option, such optionee may exercise his or her option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination or the date of expiration of the option as fixed at the time of grant, whichever shall first occur. Options granted under the Plan to Employees shall not be affected by any change in the position of employment so long as the holder thereof continues to be an Employee or a Director.

     SECTION 3. Should an optionee die during the existence of his or her relationship with the Company, unless otherwise provided in the instrument evidencing such option, all of the optionee's options shall be terminated except that any option (and any related Stock Appreciation Rights) to the extent exercisable by the optionee at the time of such death, may be exercised within one year after the date of such death but not later than the expiration date of the option solely in accordance with all of the terms and conditions of the Plan by the optionee's personal representatives or by the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

     SECTION 4. Should an optionee die after cessation of the optionee's relationship with the Company or a Subsidiary, unless otherwise provided in the instrument evidencing such option, all of the optionee's options shall be terminated except that any option (and any related Stock Appreciation Rights) to the extent exercisable by the optionee at the time of such death may be exercised within one year after the date of such death but not later than the expiration of the option solely in accordance with all of the terms and conditions of the Plan by the optionee's personal representatives or by the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                                  ARTICLE XIII
                               AMENDMENTS TO PLAN

     The Board may at any time terminate or from time to time amend, modify or suspend the Plan; provided, however, that no such amendment or modification without the approval of the stockholders of the Company shall:

          (i) materially increase the benefits accruing to participants under the Plan;

          (ii) materially increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be purchased pursuant to options granted under the Plan; or

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
          (iii) materially modify the requirements as to eligibility for participation in the Plan.

The amendment or termination of the Plan shall not, without the written consent of an optionee, adversely affect any rights or obligations under any option theretofore granted to such optionee under the Plan.

                                  ARTICLE XIV
                             EFFECTIVE DATE OF PLAN


     The Plan shall be effective on March 20, 1997.


                                   ARTICLE XV
                                  DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated:

     Act: Shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Code: Shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

     Committee: Such term is defined in Article II, Section 1.

     Common Stock: Such term is defined in Article I.

     Consultants and Advisers: Such term shall include any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

     Director: Such term shall include any director of the Company.

     Employee: Such term shall include (i) any officer as well as any full-time salaried key executive, managerial, professional, administrative, or key employee of the Company or a Subsidiary. Such term shall also include an employee on approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or by a policy of the Company or a Subsidiary and any consultant, independent contractor, professional advisor or other person who is paid by the Company or a Subsidiary for rendering services or furnishing materials or goods to the Company or a Subsidiary.

     Fair Market Value: The fair market value as of any date shall be determined by the Committee or Board after giving consideration to the price of the Common Stock in the public market and shall be determined otherwise in a manner consistent with the provisions of the Code.

     Incentive Stock Option: Such term means an option intended to qualify under
Section 422 of the Code.

     1934 Act: Shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

     Non-Employee Director: Such term shall mean any director of the Company who is a Non-Employee Director as that term is defined in Rule 16b-3 promulgated under the 1934 Act.

     Non-Qualified Stock Option: Such term means an option which does not qualify under Section 422 of the Code.

     Person: Such term shall have the meaning ascribed to it under the 1934 Act.

     Plan: Such term is defined in Article I and shall include all amendments thereof.

     Stock Appreciation Rights: Means the rights granted by the Committee pursuant to Section 4 of Article VI hereof.

     Subsidiary: Means and includes a 'Subsidiary Corporation' of the Company as defined in Section 424 of the Code.

     Ten Percent Stockholder: Such term is defined in Article IV.

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